SUBJECT TO COMPLETION, DATED JUNE 21, 2024

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated June 21, 2024)

COMPANHIA DE SANEAMENTO BÁSICO DO ESTADO DE SÃO PAULO-SABESP

Up to 220,470,000 Common Shares, including Common Shares represented by American Depositary Shares

The State of São Paulo (the “Selling Shareholder”) is offering up to 220,470,000 common shares (our “common shares”) in a global offering that consists of an international offering outside Brazil (the “International Offering”) and a concurrent public offering in Brazil (the “Brazilian Offering” and together with the International Offering, the “Global Offering”). The International Offering includes a public offering in the United States, which will be offered pursuant to this prospectus supplement and the accompanying prospectus. The offered common shares may be represented by American Depositary Shares (collectively, the “ADSs”), each of which represents one common share. The Brazilian Offering will be offered pursuant to the Contrato de Coordenação, Garantia Firme de Liquidação e Distribuição de Ações Ordinárias de Emissão da Companhia de Saneamento Básico do Estado de São Paulo – SABESP (the “Brazilian Underwriting Agreement”).

The Selling Shareholder has initiated a process to select a reference investor, who will purchase common shares from the Selling Shareholder. 53.5% of the common shares initially offered in the Global Offering (not considering the overallotment option) will be primarily allocated to the final selected reference investor through a structured procedure, contingent on a minimum price condition and involving pre-determined stages to select the final reference investor. See “Summary of the Offering — Reference Investor.”

The international underwriters named in this prospectus supplement are underwriting the sale of ADSs, each of which represents one common share. The Brazilian underwriters are placing common shares, including common shares sold in the international offering, to investors outside Brazil. BTG US Capital, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., UBS Securities LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Safra Securities LLC, Santander US Capital Markets LLC and XP Investments US, LLC are collectively acting as international placement agents on behalf of the Brazilian underwriters with respect to the offering of common shares (not including common shares represented by ADSs) sold outside Brazil. The offering of the ADSs is being underwritten by the international underwriters named in this prospectus supplement. ADSs sold in the International Offering will be paid for in U.S. dollars. The common shares purchased by investors outside Brazil will be settled in Brazil and paid for in reais. The closings of the international and Brazilian offerings are conditioned upon each other.

The Selling Shareholder has the right to sell solely for the purpose of covering over-allotments (greenshoe), if any, pursuant to the Brazilian Underwriting Agreement, in the Brazilian offering, subject to the agreement of Bank of America Merrill Lynch Banco Múltiplo S.A. upon notice to the other Brazilian underwriters, up to an additional 15.0% of our common shares at any time for a period of 30 days from the date of the announcement of the initiation of the public offering (anúncio de início da oferta pública) at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15.0% of the common shares initially offered in the Brazilian offering, which may be equivalent to up to 15.0% of the common shares offered in the Global Offering, depending on the allocation between the Brazilian Offering and the International Offering, determined during the bookbuilding process, representing up to 28,756,956 common shares. There is no overallotment option in connection with the offering of ADSs.

Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. — Brasil, Bolsa, Balcão) (“B3”) under the ticker symbol “SBSP3”. ADSs representing our common shares are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “SBS.” On June 20, 2024, the last reported sale price of our common shares on B3 was R$72.06 per common share, equivalent to U.S.$13.27 per common share, assuming an exchange rate as of June 20, 2024 which is R$5.4302 to U.S.$1.00. As each ADS represents one common share, the closing price of the ADSs on the NYSE on June 20, 2024 was U.S.$13.27 per ADS.

Our current employees will have the priority right to purchase common shares offered, limited to 36.0% of the total number of common shares in the Global Offering, excluding the over-allotment. Furthermore, our current retirees will have the priority right to purchase common shares offered, limited to 2.0% of the total number of common shares in the Global Offering, excluding the over-allotment. The price per common share under the priority offering will be the same as the price per common share under this offering, as indicated below. See “Summary of the Offering — Priority Offering.”

You should carefully read this prospectus supplement and the accompanying prospectus, together with any documents we incorporate by reference herein and therein, before you invest in our common shares or the ADSs. See “Risk Factors” beginning on page 21 and “Risk Factors” in our 2023 Form 20-F, supplemented by Interim Financials Form 6-K, as defined herein, to read about factors you should consider before investing in the securities offered in this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission (“SEC”), nor the Brazilian Securities Commission (“Comissão de Valores Mobiliários” or “CVM”), nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of our common shares in the Brazilian offering.

	Per ADS	Per Common Share(4)	Total(1)
Public offering price(2)	U.S.$	R$	U.S.$
Underwriting discounts, fees and commissions paid by the Selling Shareholder(3)	—	R$	U.S.$
Proceeds, before expenses, to the Selling Shareholder(3)	—	R$	U.S.$

(1) For purposes of calculating, total amounts in reais have been translated into U.S. dollars at the selling rate reported by the Brazilian Central Bank (Banco Central do Brasil) (“Central Bank”) as of , 2024, which was R$ to U.S.$1.00.

(2) The public offering price per ADS includes an ADS issuance fee of U.S.$0.05 per ADS that will be paid by investors to The Bank of New York Mellon, as ADS Depositary.

(3) The proceeds to the Selling Shareholder exclude the ADS issuance fee of U.S.$0.05 per ADS that will be paid by investors to the ADS Depositary. See “Underwriting” beginning on page 42 of this prospectus supplement for additional information regarding underwriting compensation.

(4) Our shares are classified as “green shares”. See “Green Shares” beginning on page 10 of this prospectus supplement for additional information on this matter.

Delivery of the ADSs will be made through the facilities of The Depository Trust Company against payment in New York, New York on or about , 2024. Delivery of our common shares, including common shares offered in the international offering, will be made in Brazil through the book-entry facilities of the B3 Central Depository (Central Depositária da B3) on or about , 2024.

Global Coordinators
BTG Pactual	BofA Securities	Citigroup	UBS Investment Bank	Itaú BBA

Joint Bookrunners
Bradesco BBI			Goldman Sachs & Co LLC
J.P. Morgan Securities LLC	Morgan Stanley & Co. LLC	SAFRA	Santander	XP Investimentos

The date of this prospectus supplement is , 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS SUPPLEMENT	1
FORWARD-LOOKING STATEMENTS	3
SUMMARY	7
SUMMARY OF THE OFFERING	14
EXPECTED TIMETABLE FOR THE GLOBAL OFFERING	20
RISK FACTORS	21
INDUSTRY	26
CAPITALIZATION	33
DESCRIPTION OF COMMON SHARES AND AMERICAN DEPOSITARY SHARES	34
STOCK TRADING MARKETS	35
THE GLOBAL OFFERING	36
SELLING SHAREHOLDER	41
UNDERWRITING	42
TAXATION	57
WHERE YOU CAN FIND MORE INFORMATION	64
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	65

PROSPECTUS

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	2
SABESP	6
USE OF PROCEEDS	8
DESCRIPTION OF SHARE CAPITAL	9
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	17
SELLING SHAREHOLDERS	26
PLAN OF DISTRIBUTION	27
EXPERTS	29
VALIDITY OF SECURITIES	30
SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS IN BRAZIL	31
WHERE YOU CAN FIND MORE INFORMATION	34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	35
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	36

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the offering by the Selling Shareholder, as well as certain other matters relating to us and our business, financial condition and results of operation. The second part, the accompanying prospectus, gives more general information about the common shares and ADSs that the Selling Shareholder is offering. Generally, references to the prospectus mean this prospectus supplement and the accompanying prospectus combined. If the information in this prospectus supplement differs from the information in the accompanying prospectus, the information in this prospectus supplement supersedes the information in the accompanying prospectus.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. Neither we nor the Selling Shareholder nor the international underwriters are making an offer to sell our common shares or the ADSs in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the relevant document. See “Incorporation of Certain Documents by Reference” herein for the documents we are incorporating by reference into this prospectus supplement.

The Selling Shareholder is using this prospectus supplement to offer our common shares, including common shares represented by ADSs, outside Brazil. The Selling Shareholder is also offering our common shares in Brazil by means of a Brazilian prospectus and accompanying reference form (formulário de referência), amongst other documents, in Portuguese. The Portuguese language prospectus, which will be registered before the CVM, is in a format different from that of this prospectus supplement, and contains information not generally included in documents such as this prospectus supplement and in the accompanying prospectus. You should not rely on the Brazilian offering documents in making an investment decision in relation to our common shares and the ADSs offered hereby. This offering of common shares, including common shares represented by ADSs, is made in the United States and elsewhere outside Brazil solely on the basis of the information contained in this prospectus supplement and in the accompanying prospectus.

Any investors outside Brazil purchasing common shares directly (and not ADSs) must be authorized to invest in Brazilian securities under the requirements established by Brazilian law, including and especially those established by the Brazilian National Monetary Council (Conselho Monetário Nacional or “CMN”), the CVM and the Central Bank, and the requirements set forth in Resolution No. 13, dated November 18, 2020, of the CVM, as amended, and Resolution No. 4,373, dated September 29, 2014, as amended, of the Central Bank and Law No. 4,131 of September 3, 1962, as amended. No offer or sale of common shares, including common shares in the form of ADSs, may be made to the public in Brazil except in circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations. Any offer or sale of common shares, including common shares in the form of ADSs, in Brazil to non-Brazilian residents may be made only under circumstances that do not constitute a public offer or distribution under Brazilian laws and regulations.

For investors outside the United States: None of the Selling Shareholder, the international underwriters, the international placement agents or the Brazilian underwriters, have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common shares including the common shares in the form of ADSs and the distribution of this prospectus supplement outside the United States and in their jurisdiction.

In this prospectus supplement, unless the context otherwise requires, references to “SABESP” mean Companhia de Saneamento Básico do Estado de São Paulo – SABESP. Terms such as “we,” “us” and “our” generally refer to Companhia de Saneamento Básico do Estado de São Paulo – SABESP, and its consolidated subsidiaries, joint operations and structured entities taken as a whole, unless the context requires otherwise.

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The term “Selling Shareholder” refers to The State of São Paulo.

The term “international underwriters” refers to Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Citigroup Global Markets Inc., UBS Securities LLC, Itau BBA USA Securities, Inc., Banco Bradesco BBI S.A., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Santander US Capital Markets LLC and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., who will collectively act as underwriters with respect to the offering of the ADSs. Please see “Underwriting” for more information.

The term “Brazilian underwriters” refers to BTG Pactual Investment Banking Ltda., Bank of America Merrill Lynch Banco Múltiplo S.A., Citigroup Global Markets Brasil CCTVM S.A., UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Itaú BBA Assessoria Financeira S.A., Banco Bradesco BBI S.A., Goldman Sachs do Brasil Banco Múltiplo S.A., Banco J.P. Morgan S.A., Banco Morgan Stanley S.A., Banco Safra S.A., Banco Santander (Brasil) S.A. and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., who will act collectively as Brazilian underwriters with respect to the sale of shares in the public offering in Brazil.

The term “international placement agents” refers, collectively, to BTG Pactual US Capital, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., UBS Securities LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Safra Securities LLC, Santander US Capital Markets LLC and XP Investments US, LLC, whose participation in the offering will be strictly limited to their role as a placement agents outside of Brazil, on behalf of the Brazilian underwriters of common shares, not including the common shares in the form of ADSs, and will not underwrite, offer or sell any ADSs.

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC as a “well-known seasoned issuer” (WKSI) as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (“Securities Act”), utilizing a “shelf” registration process.

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FORWARD-LOOKING STATEMENTS

Some of the information contained or incorporated by reference in this prospectus supplement are forward-looking statements that are not based on historical facts and are not assurances of future results. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. The forward-looking statements contained in this prospectus supplement, which address our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions.

Statements regarding the declaration or payment of dividends, the implementation of principal operating and financing strategies and capital expenditure plans, the direction of future operations and the factors or trends affecting financial condition, liquidity or results of operations are examples of forward-looking statements. Such statements reflect the current views of management and are subject to a number of risks and uncertainties. There is no guarantee that the expected events, trends or results will actually occur. The statements are based on many assumptions and factors and are made in light of information currently available to us, including general economic and market conditions, industry conditions, and operating factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.

We have made forward-looking statements that address, among other things:

•	general economic, political, demographical, health and other conditions in Brazil and in other countries, including military conflict between Russia and Ukraine, as well as the conflict between Israel and Hamas, the imposition of sanctions and trade embargos and its impacts on the global economy;

•	fluctuations in inflation, interest rates and exchange rates in Brazil;

•	the outcome of our proposed privatization, authorized by the State Law No. 17,853/2023 (“Proposed Privatization”), as proposed by the Selling Shareholder, our controlling shareholder and any related legislative, regulatory or political developments;

•	any judicial or other challenges to our Proposed Privatization;

•	the potential impacts of the new tariff structure to be implemented, its uncertainties, as well as unpredictability about the revenues we expect to earn with the new structure;

•	the interests of our controlling shareholder;

•	any increase in delinquencies by our customers;

•	the regulations issued by the Public Services Regulatory Agency of the State of São Paulo (Agência Reguladora de Serviços Públicos do Estado de São Paulo – “ARSESP”) regarding several aspects of our business, including resetting and adjusting our tariffs;

•	changes in applicable laws and regulations, as well as the enactment of new laws and regulations, including those relating to environmental, tax and employment matters in Brazil;

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•	existing and future governmental regulation for sanitation services, competition in our concession area, and other matters;

•	risks relating to our material properties, including difficulties in obtaining or renewing existing licenses, authorizations, approvals and permits to build, expand and/or operate our business facilities and challenges to our ownership and possession of our material properties;

•	the impacts on our business of probable increases in the frequency of extreme weather conditions, including droughts and intensive rain and other climatic events, such as the Rio Grande do Sul floods in March 2024;

•	our ability to continue to use certain reservoirs under current terms and conditions;

•	availability of our water supply, springs and storage systems;

•	the impact on our business of lower water consumption practices adopted by our customers during the water crisis which resulted in water savings and have not returned to their prior standards despite us maintaining a continuous supply of water to the São Paulo metropolitan region;

•	the size and growth of our customer base and its consumption habits;

•	any measures that we may be required to take to ensure the provision of water to our customers;

•	the potential impacts on our business caused by the enactment of Law No. 14,026/2020 (“New Legal Framework for Basic Sanitation”), which introduced several changes that directly affect our operations, including the requirement to participate in new public bids in case the entity is not part of the administration of the government authority responsible for the services, and the prohibition on entering into program contracts, agreements, partnership agreements and other unstable instruments for the provision of public sanitation services;

•	the potential impact of the enactment of national reference standards that should be taken into account by subnational sanitation regulatory agencies (municipal, intermunicipal, district and state) in their regulatory performance, since the New Legal Framework for Basic Sanitation determined that the National Water and Sanitation Agency (Agência Nacional de Águas e Saneamento Básico – ANA) is the regulatory authority of the sanitation sector at national level;

•	our ability to comply with the requirements regarding water and sewage service levels included in our agreements with municipalities, especially as a result of the changes brought by the New Legal Framework for Basic Sanitation, which established that the goal of providing drinking water to 99% of the population and sewage collection and treatment to 90% of the population must be met by 2033, which was brought forward to 2029 for us pursuant to the State Law No. 17,853/2023;

•	the municipalities’ ability to terminate our existing concession agreements prior to their expiration date and our ability to renew such agreements;

•	our ability to collect amounts owed to us by our controlling shareholder, states, the federal government and municipalities;

•	our capital expenditure program and other liquidity and capital resources requirements;

•	the effects of the program contract for provision of water and sewage services in the city of São Paulo, which stipulates an obligation to allocate 7.5% of our revenue from the city of São Paulo to the Municipal Fund for Environmental Sanitation and Infrastructure (Fundo Municipal de Saneamento Ambiental e Infraestrutura), as ARSESP has limited the pass-through of the amount of the tariff transferred to municipal infrastructure funds to 4.0%;

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•	our management’s expectations and estimates relating to our future financial performance;

•	our level of debt and limitations on our ability to incur additional debt;

•	our ability to access financing with favorable terms in the future;

•	the costs we incur in complying with environmental laws and any penalties for failure to comply with these laws;

•	the outcome of our pending or future legal proceedings, including those related to potential violations of anticorruption laws;

•	the impact of widespread health developments, such as COVID-19, and their effects on our operating revenues and financial condition;

•	the delay or postponement in investment in our sewage system;

•	the possibility to be subject to other regulatory agencies other than ARSESP;

•	power shortages, rationing of energy supply or significant changes in energy tariffs; and

•	other risk factors as set forth herein and under 2023 20-F Form, supplemented by Interim Financials Form 6-K.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the parties’ businesses, including those described in this prospectus supplement, and information contained in this prospectus supplement.

Nothing in this prospectus supplement is intended, or is to be construed, as a profit projection or to be interpreted to mean that earnings per share for the current or any future financial years will necessarily match or exceed our historical published earnings per common share.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” in this prospectus supplement and in documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus supplement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

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PRESENTATION OF FINANCIAL AND OTHER INFORMATION

References herein to “reais” or “R$” are to the lawful currency of Brazil. References herein to “U.S. dollars” or “U.S.$” are to the lawful currency of the United States.

Financial Statements

The financial information presented in this prospectus supplement has been derived from the following:

•	unaudited condensed consolidated interim financial statements as of March 31, 2024 for the three-month period ended March 31, 2024 and 2023, and the related notes thereto (the “Unaudited Interim Consolidated Financial Statements”), included in the Interim Financials Form 6-K (as defined below) incorporated by reference in this prospectus supplement; and

•	our audited consolidated financial statements as of December 31, 2023 and 2022 and for the years ended December 31, 2023, 2022 and 2021, and the related notes thereto, included in the 2023 Form 20-F incorporated by reference in this prospectus supplement.

All financial information for the three-month period ended March 31, 2024 and the year ended December 31, 2023 was prepared on a consolidated basis, while all financial information for the three-month period ended March 31, 2023 and the years ended December 2022 and 2021, was prepared on an individual basis because we had no subsidiaries to consolidate.

Our audited consolidated financial statements were prepared in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, and are presented in reais. Our Unaudited Interim Consolidated Financial Statements were prepared in accordance with IAS 34 — Interim Financial Reporting as issued by the IASB and are presented in reais.

With respect to the Unaudited Interim Consolidated Financial Statements, BDO RCS Auditores Independentes S.S. Ltda., reported that they have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board, United States (PCAOB) for a review of such information.

Translation of Reais into U.S. Dollars

We have translated certain amounts included in this prospectus supplement from reais into U.S. dollars. The exchange rate used to translate such amounts was R$5.4302 to US$1.00, which was the commercial selling rate at closing for the purchase of U.S. dollars on June 20, 2024, as reported by the Central Bank of Brazil. The U.S. dollar equivalent information included in this prospectus supplement is provided solely for convenience of investors and should not be construed as representation that the real amounts represent, or have been or could be converted into, U.S. dollars at such rates or at any other rate.

Rounding

Certain figures in this document have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

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SUMMARY

This summary highlights key information described in greater detail elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information you should consider before investing in our common shares and our ADSs. You should read carefully the entire prospectus supplement, the accompanying prospectus, including “Risk Factors” and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

We provide water and sewage services in the state of São Paulo, including in the city of São Paulo, Brazil’s largest city. Out of the 645 municipalities of the state of São Paulo, our operations extended to a total of 376 municipalities, including the city of São Paulo, as of March 31, 2024. As a result, we position ourselves as the largest sanitation company in Brazil and one of the largest in the world, responsible for approximately 30% of all investments made by sanitation companies in Brazil.

As of March 31, 2024, we provided water services through 8.1 million water connections to approximately 28.1 million people, representing approximately 68.0% of the urban population of the state of São Paulo, according to the latest census conducted by the Brazilian Institute of Geography and Statistics – IBGE[1]. To serve this population, we have a network of 92.3 thousand kilometres of water pipelines and 63.6 thousand kilometres of sewage pipeline. We have a water coverage ratio of 98.0% with respect to all regions. We also provide sewage services through 9.4 million sewage connections to approximately 24.9 million people, achieving an effective sewage coverage ratio of 93.0% as of March 31, 2024.

We operate in the state of São Paulo, which has the highest per capita income in Brazil[2]. Accordingly, we reduce operational risks by predominantly operating in municipalities with lower probabilities of default.

The chart below reflects our top ten concessions representing 63.8% of our gross revenue as of March 31, 2024. The city of São Paulo, the most populous city in the state of São Paulo, with the largest number of water and sewage services, represented 43.5% of our total revenue for the three-month period ended March 31, 2024.

[1] Source: https://cidades.ibge.gov.br/brasil/sp/panorama.

[2] Source: https://agenciadenoticias.ibge.gov.br/agencia-sala-de-imprensa/2013-agencia-de-noticias/releases/39262-ibge-divulga-rendimento-domiciliar-per-capita-2023-para-brasil-e-unidades-da-federacao.

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Municipality – Contract	% of our Revenues
São Paulo	43.5%
Guarulhos	4.4%
São Bernardo do Campo	2.8%
Santo André	2.6%
Osasco	2.2%
Santos	2.1%
São José dos Campos	2.0%
Barueri	1.5%
Praia Grande	1.4%
Diadema	1.3%

Source: Sabesp

In addition to providing services to the main cities of the state of São Paulo, we also operate in several other municipalities in the state of São Paulo and we seek to expand our geographic footprint. In December 2023, we began operating water and sewage services in the Estância Turística of Olímpia, as a result of the bidding process for a 30 year concession that we won in May 2023. Competing with eight other companies, it was the first time that a mixed capital company won a sanitation bidding process in Brazil. In December 2023, we assumed responsibility for investments and billing for water supply and sewage treatment services in Olímpia.

In addition to providing these services directly to consumers, we also operate in this segment through jointly controlled companies, Águas de Castilho S.A., Águas de Andradina S.A. (water and sewage), and Sesamm – Sanitation Services of Mogi Mirim S.A. (sewage).

Main Operational Indicators

	Units	2013	2023	CACR2013-2023
Served population (water)	millions	24.6	28.1	1.3%
Served population (sewage)	millions	21.5	24.9	1.5%
Volume of water	millions of cubic meters	2,134.4	2,236.2	0.5%
Volume of sewage	millions of cubic meters	1,593.8	1,967.6	2.1%
Water connections	millions	7.9	10.3	2.7%
Sewage connections	millions	6.3	8.8	3.3%

The chart below sets out our main operational indicators for the periods and dates indicated below:

Over the past 10 years, we have experienced growth in water and sewage connections, increasing the population served with water supply and sewage collection from 24.6 million to 28.1 million and from 21.5 million to 24.9 million, respectively.

Additionally, during 2023, we adopted several efficiency measures that are already showing signs of improvement in our financial margins. Examples of these measures are (i) the incentivized dismissal program: we implemented in June 2023, aiming to reduce the workforce in a reconciliatory manner; and (ii) our organizational restructuring: where we reorganized our board of executive officers so that decision-making considers a unified and strategic corporate vision.

Detailed Overview of our Adjacent Business Segments

In addition to sanitation services, in accordance with our bylaws, we incorporated two special purpose companies, in which we participate as a minority shareholder, namely:

•	Aquapolo Ambiental S.A., which commenced operations in the second half of 2012 and, according to the Government of the state of São Paulo, operates the largest water recycling facility in the southern hemisphere[3], with a capacity to supply up to 1,000 liters per second to the industries in the Capuava petrochemical cluster of the metropolitan region of São Paulo (“MRSP”)[4]; and

[3] Source: https://www.saopaulo.sp.gov.br/spnoticias/ultimas-noticias/governo-desenvolve-maior-projeto-de-agua-de-reuso-do-hemisferio-sul-1/

[4] Source: https://www.aquapolo.com.br/quem-somos/.

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•	Attend Ambiental S.A., which commenced operations in the second half of 2014 and operates a pretreatment plant for non-domestic effluent and sludge conditioning in the MRSP.

Additionally, our corporate purpose includes planning, operating and maintaining systems for the production, storage, conservation and sale of energy for us or for third parties, as well as selling services, products and rights that directly or indirectly arise from our assets, business and activities.

In 2015, we incorporated Paulista Geradora de Energia S.A., to operate in the energy generation segment, through the implementation of two hydroelectric power plants the Vertedouro Cascata plant and the Guaraú Water Treatment Plant (“Guaraú”), in the Cantareira System, with a total capacity of 7 MW. On March 20, 2023, the Guaraú plant began operations, with a capacity of 4.2 MW. The Vertedouro Cascata plant, which has a capacity of 2.9 MW, started operations in April 2024.

Also in the energy segment, in October 2022, in partnership with Pacto SP Energia I Ltda., we incorporated Cantareira SP Energia S.A. to develop, produce, and commercialize photovoltaic energy through the implementation of floating photovoltaic panels, which will be placed on the surface of floating structures in our reservoirs.

In December 2022, we incorporated SPE Infranext Pavement Solutions S/A to produce and commercialize cold asphalt, a material widely used in sanitation services.

Additionally, in the urban solid waste (“USW”) sector, in December 2022, we acquired 20% of Barueri Energia Renovável S.A., for the construction of a power generation plant from USW, arising from the concession contract signed with the municipality of Barueri. This partnership produces clean and renewable energy through the thermal treatment of USW from the municipality of Barueri, in line with our commitment to sustainability and quality of life, reducing the use of landfills and promoting circular economy to mitigate some impacts of USW on climate change.

Finally, in April 2022, we publicly searched for a strategic partner for studying, developing and implementing solutions to recover sludge generated in some of our wastewater treatment plants (WWTPs) in MRSP (Barueri, Suzano, São Miguel and ABC), Lavapés, Pararanguaba, Taubaté-Tremembé and Campos do Jordão (located in Vale do Paraíba), grouped into four lots. Among the solutions presented are the production of fertilizer from compost, the production of biotechnological fertilizer and the production of biogas, which depend on the characteristics and particularities of the treatment (flow rate and biological treatment method) and location (available land, logistical access etc.). Thus, the final destination of the sludge will not be landfill. Instead, it will be used to generate energy from a renewable source or to fix carbon and recycling nutrients in the soil through their application as fertilizers, which could generate new business for us in the future.

Regulation

Basic sanitation services in Brazil are subject to extensive legislation and regulation at the federal, state, and municipal levels, including rules applicable to setting our tariffs. See our 2023 Form 20-F for further information, which is incorporated by reference in this prospectus supplement.

ESG Strategy

Since 1990, we have been developing key projects and successfully implementing contingency plans in adverse weather conditions. The timeline below highlights several of our initiatives over time:

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On June 7, 2024, B3 granted us the B3 Green Shares (B3 Ações Verdes – BAV) classification. In compliance with Circular Letter No. 002/2024-VPE, dated May 7, 2024, issued by B3, S&P Global Ratings Shades of Green (“Specialized Consultant”) certified that we met the criteria established by B3 and we derive: (i) more than 50.0% of our annual gross revenue from activities contributing to the green economy; (ii) more than 50.0% of our annual investments and operational expenses allocated to activities contributing to the green economy; and (iii) less than 5.0% of our annual gross revenue derived from fossil fuel activities, as reported by the Specialized Consultant.

Currently, we are engaged in various initiatives related to environmental, social, and governance causes that go beyond the United Nations (“UN”) Sustainable Development Goal (“SDGs”) 6, which, according to the UN includes: by 2030, improving water quality, reducing pollution, eliminating discharge, and minimizing the release of hazardous chemicals and materials, halving the proportion of untreated wastewater, and substantially increasing recycling and safe reuse globally.

The chart below shows some of our initiatives and how they address multiple UN SDGs:

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       In addition to our environmental and social initiatives, we implemented several governance initiatives that reinforce our ESG commitment, including:

•	ESG Governance Structure: ESG area reports directly to the CEO. We also set up a Sustainability Committee created to advise the Board of Directors.

•	Women on the Board of Directors: Out of our eleven board members, three are women, including the chairperson.

•	Sustainability Seal for Effluent Treatment Plants: WTTPs Sustainable Program, a program that aims to apply technologies and practices to transform by-products generated at the stations, such as sludge, biogas, and effluent, into sustainable resources for beneficial use, considering the efficient utilization of their energy potential. The program introduces its own certification system and establishes levels of sustainability based on the adoption of best practices and sustainability interventions implemented at each station, which will also become part of the 3S Program.

•	Water Reuse: This program mitigates the risk of pressure on water available for urban use by reusing treated water to supply industries in the Capuava Petrochemical cluster, in the ABC region of São Paulo, and three other large industries in the region.

•	Water Legal Program: Regularization of water connections in socially vulnerable communities. In 2023, the program positively impacted more than 120,000 people.

•	Forest Restoration Program: Planting 25.0% more seedlings to comply with environmental licensing, as reported by our 2022 sustainability report.

•	Corporate Water Loss Reduction Program: Initiated in 2004, this program provided a 30.0% reduction in total losses until 2023. Actions include: (i) renewal of networks and mains; (ii) implementation of pressure control valves; and (iii) network sweeping using technology to prevent leaks and water theft (commercial losses). In 2024, we expect to invest approximately R$1.1 billion in this program.

We have also been adopting efficient circular economy initiatives through technologies that enable the recovery of water resources and renewable energies.

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Mitigation of Our Climate Risks

The main climate risk we are exposed to is drought. However, this risk has been mitigated through investments to increase the water transfer between the production system sources. These investments have resulted in a much more balanced use of water sources, mitigating supply issues in the MRSP. In the last ten years, we have increased our maximum storage capacity from 1,816hm3 to 1,945hm3 and transfers between springs has also increased from 10.2m3/s to 26.8m3/s.

Expansion Opportunities and Efficiency Gains

Brazil requires R$900.0 billion for the universalization of access to water and sewage, making it one of the countries in the world with the greatest gap in basic sanitation and, as a result, creating numerous opportunities for us.

In addition, we believe to that we are well positioned to efficiently implement the necessary capital expenditure program (“CAPEX”) due to the experience of our team and the use of new technologies:

Given the characteristics of our services, we expect the contracted CAPEX to have reduced minimum demand risk and while yielding returns.

Optimization Initiatives

In parallel with investment initiatives to achieve the universal sanitation coverage, we have introduced initiatives focused to improve our operational efficiency. One of the optimization areas on which we have been particularly focused is the optimization of our energy sources. Our initiatives include:

•	Energy Generation: by 2025, we expect 4.5% of our energy consumption to be supplied by our solar plants;

•	Self-production: by 2027, we expect approximately 62.0% of our energy consumption to be supplied by self-production projects; and

•	Biogas Consumption: biogas currently generated in the municipality of Franca supplies part of our vehicles fleet;

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•	Distribution Generation: we focused on distribution generation and, as a result, six photovoltaic units were delivered in 2024, totaling 22 in operation, generating monthly savings of over R$1.7 million in energy expenses; and

•	Energy Contracts: progress in migrating to energy contracts on the free market resulting in savings of R$47.3 million between October 2023 and May 2024.

In addition to long-term initiatives, since 2023 we focused on implementing transformational measures intended to optimize our organizational structure and reduce costs. Among the measures already implemented, we highlight our corporate reorganization, improvements in customer management through data intelligence, reduction in the workforce through the voluntary dismissal program (“VDP”), and, further measures implemented for the intelligent use of energy.

To make our corporate structure more efficient, we simplified it by merging two operational units, optimizing the leadership structure through the implementation of a shared services center, and integrating new processes to reduce costs. Following the completion of the reorganization, we now have 18 operational units in 2023 (compared to 22 units in 2018) with a new corporate culture oriented towards results, meritocracy, and alignment of employees’ interests with our long-term objectives.

Within the organizational reorganization plan, we included a VDP as mentioned above, resulting, along with operational simplification, in a reduction of approximately 13.0% of the workforce as of March 31, 2024. In the VDP, more than 90.0% of our employees’ chose to participate in the voluntary retirement program. In addition, since 2021, the reorganization has already reduced personnel expenses as a percentage of net revenue by 2.7 percentage points.

In addition to organizational simplification, we identified other opportunities for value generation through process optimization and new revenue streams leveraging sustainable environmental practices, such as modernization of waste water treatment plants (as successfully carried out in the unit of the municipality of Lins) and offering higher-margin services. Improvements in customer management, for example, have already reached more than 230.0 thousand customers through the credit recovery campaigns we launched in 2023.

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SUMMARY OF THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus supplement. This summary is not complete and does not contain all the information you should consider before investing in our common shares and ADSs. You should carefully read this entire prospectus supplement before investing in our common shares and ADSs including “Risk Factors” and the consolidated financial statements included elsewhere in this prospectus supplement.

Issuer	Companhia de Saneamento Básico do Estado de São Paulo-SABESP.

The Selling Shareholder	The State of São Paulo.

Securities Offered by the Selling Shareholder	Up to 220,470,000 common shares, which may be represented by ADSs.

Global Offering

The Global Offering consists of the International Offering and the concurrent Brazilian offering. The number of common shares offered in the International Offering and the Brazilian offering may be subject to reallocations between the offerings. The closings of the International Offering and the Brazilian offering are conditioned upon each other.

International Offering

The International Offering is being conducted outside Brazil and includes an offering in the United States registered with the SEC.

Up to common shares, including common shares represented by ADSs, are being offered through the international underwriters in the United States and other countries outside Brazil. In the case of common shares placed outside of Brazil not represented by ADSs, the international placement agents are acting as placement agents on behalf of the Brazilian underwriters, in each case named elsewhere in this prospectus supplement.

Brazilian Offering

The Brazilian underwriters are placing up to common shares, including common shares placed in the International Offering through the international placement agents, to investors within and outside of Brazil, as the case may be. The Brazilian offering will be made by means of a separate Portuguese language prospectus that has been filed with the CVM and that has the same date as this prospectus supplement. The offering to investors in Brazil is exempt from registration with the SEC under Regulation S of the Securities Act.

Reference Investor

As part of the priority offering, the Selling Shareholder will offer common shares to a reference investor (the “Reference Investor”) through a competitive process consisting of the submission of pricing and volume proposals. The two proposals with the best terms will be announced prior to the pricing date. Each proposal will be part of a book building process that will determine the winning Reference Investor. The Reference Investor will enter into a certain investment agreement on the pricing date and pursuant to which, in accordance with the official minutes of the Official Journal on June 3, 2024 (ata de 3 de junho de 2024 do Diário Oficial), it will be subject to a lock-up until December 31, 2029 (during the sanitation cycle) and other covenants (“Investment Agreement”). Additionally, the Reference Investor will benefit from certain corporate governance rights to be agreed upon, including an agreement to vote consistently with the Selling Shareholder on certain matters, including changes to our bylaws, decisions involving our Social Security Foundation (Fundação Sabesp de Seguridade Social or “SABESPREV”) and changes to our dividend policy. For further information, see “Underwriting.”

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American Depositary Shares

Each ADS represents one common share. ADSs may be evidenced by American Depositary Receipts, or ADRs. The ADSs will be issued under that certain Amended and Restated Deposit Agreement to be dated as of the date of the closing of the Global Offering among us, The Bank New York Mellon, as depositary, and the holders from time to time of the ADSs representing our common. For more information, see “Description of American Depositary Shares” included in our registration statement on Form F-3 filed with the SEC on June 21, 2024. The form of deposit agreement is included as an exhibit to a post-effective amendment to a registration statement on Form F-6 filed with the SEC on June 21, 2024 (the “ADS Registration Statement”).

Conditions Precedent	Our obligation to consummate the Global Offering is conditioned upon the Minimum Price Condition being met at the end of the bookbuilding process.

Offering Price

The public offering price for the International Offering for the ADSs is set forth on the cover page of this prospectus supplement. The offering price for the ADSs is the approximate U.S. dollar equivalent of the real offering price per common share in the Brazilian offering, based upon the selling rate reported by the Brazilian Central Bank of R$ to U.S.$1.00 on , 2024. The Global Offering price per ADS includes the ADS issuance fee of U.S.$0.05 per ADS that will be paid to the ADS Depositary.

Overallotment Option

The Selling Shareholder has the right to sell in the Brazilian offering, solely for the purpose of covering over-allotments, if any, in a joint decision with Bank of America Merrill Lynch Banco Múltiplo S.A. upon notice to the other Brazilian underwriters up to an additional 28,756,956 of our common shares, at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15.0% common shares initially offered in the Brazilian offering, which may be equivalent to up to 15.0% of the common shares offered in the Global Offering, depending on the allocation between the Brazilian Offering and the International Offering, as defined in the bookbuilding process, representing up to 28,756,956 common shares. There is no overallotment option in connection with the offering of ADSs.

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Use of Proceeds and Dilution

All of the securities offered as part of the Global Offering will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds from these sales and, accordingly, the offering will not have any dilutive effect to our existing shareholders.

Dividends

Consistent with Law No. 6,404/1976, as amended (“Brazilian Corporations Law”), our bylaws provide that an amount equal to 25% of our adjusted net profits (as such term is defined under Brazilian Corporations Law) must be allocated for dividend distributions or payment of interest on shareholders’ equity in a particular fiscal year, unless our board of directors advises our shareholders at our shareholders’ meeting that payment of the mandatory dividend for the preceding year is inadvisable in light of our financial condition and our shareholders approve that recommendation. For more information, see “Item 8.A. Financial Information — Consolidated Financial Statements and Other Information — Policy on Dividend Distribution” in our 2023 Form 20-F.

Holders of the ADSs will be entitled to receive dividends and any interest on shareholders’ equity to the same extent as the owners of our common shares, as applicable, subject to the deduction of charges and fees, including fees of the ADS Depositary and any applicable withholding taxes and the costs of foreign exchange conversion. See “Description of Share Capital and Description of American Depositary Shares” included in our registration statement on Form F-3ASR filed with the SEC on June 21, 2024.

Voting Rights

Holders of our common shares are entitled to one vote per share at meetings of our shareholders.

Holders of the ADSs do not have direct voting rights, but may instruct the ADS depositary how to vote the common shares underlying their ADSs under the circumstances described in the deposit agreement pursuant to which the ADSs were issued.

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Settlement

Common shares represented by ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page of this prospectus supplement through the facilities of The Depository Trust Company. The Selling Shareholder expects the common shares represented by ADSs to be delivered and settled through the facilities of The Depository Trust Company on or about , 2024.

Payment for our common shares (other than common shares represented by ADSs) must be made in reais through the facilities of the B3 Central Depositary. The Selling Shareholder expects the common shares to be delivered through the facilities of the Central Depositary of the B3 on or about , 2024.

Common shares purchased by any investor outside Brazil will be settled in Brazil and paid for in reais and the offering of these common shares is being made by the Brazilian underwriters named elsewhere in this prospectus supplement. Any investor outside Brazil purchasing common shares must be authorized to invest in Brazilian securities under the requirements established by Brazilian law, especially by the CMN, the CVM and the Brazilian Central Bank, complying with the requirements set forth in Resolution No. 13, dated November 18, 2020, of the CVM, as amended, and CMN Resolution No. 4,373, dated September 29, 2014, and Law No. 4,131 of September 3, 1962, as amended.

Golden Share

If our proposed privatization is consummated, the Brazilian Government will hold a special class of preferred share (golden share), which will give it veto power over proposed changes to: (i) our name and headquarters; (ii) our corporate purpose of providing water and sewage services; and (iii) any provision in our bylaws regarding limits on the exercise of voting rights attributed to shareholders or groups of shareholders. For more information on voting rights see our bylaws and “Recent Developments—Proposed Privatization” of our Form 6-K.

Listings

Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. — Brasil, Bolsa, Balcão) (“B3”) under the ticker symbol “SBSP3”. ADSs representing our common shares are listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “SBS.”

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Lock-up Agreements

We and the Selling Shareholder have agreed with the global coordinators, subject to certain exceptions, not to (i) offer, sell, contract to sell, pledge, grant any option to Purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement relating to, any of our common shares, preferred shares or ADSs or any other similar securities or securities convertible into or exchangeable or exercisable for any ADSs, common shares, preferred shares or such other similar securities, including, but not limited to, any options or warrants to purchase such securities, or the locked-up securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of locked-up securities.

Further, the Reference Investor will be subject to a lock-up until December 31, 2029 (during the sanitation cycle), in accordance with the Investment Agreement. For further information, see “Underwriting.”

ADS Depositary	The Bank New York Mellon.

Risk Factors

See “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement for a discussion of factors you should consider before deciding to invest in our common shares or the ADSs.

Global Coordinators	Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Citigroup Global Markets Inc., UBS Securities LLC and Itau BBA USA Securities, Inc. (together, the “Global Coordinators”).

International Underwriters

Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Citigroup Global Markets Inc., UBS Securities LLC, Itau BBA USA Securities, Inc., Banco Bradesco BBI S.A., Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Santander US Capital Markets LLC and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.

Brazilian Underwriters

BTG Pactual Investment Banking Ltda., Bank of America Merrill Lynch Banco Múltiplo S.A., Citigroup Global Markets Brasil CCTVM S.A., UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A., Itaú BBA Assessoria Financeira S.A., Banco Bradesco BBI S.A., Goldman Sachs do Brasil Banco Múltiplo S.A., Banco J.P. Morgan S.A., Banco Morgan Stanley S.A., Banco Safra S.A., Banco Santander (Brasil) S.A. and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.

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International Placement Agents

BTG Pactual US Capital, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., UBS Securities LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Safra Securities LLC, Santander US Capital Markets LLC and XP Investments US, LLC.

For more information on voting rights see our bylaws and “Item 10. Additional Information — Bylaws — Description of our Capital Stock” of our 2023 Form 20-F.

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EXPECTED TIMETABLE FOR THE GLOBAL OFFERING

Selection of the final Reference Investor	July 15, 2024

Bookbuilding process completion date	July 18, 2024

Announcement of offer price	July 18, 2024
Allocation of common shares and ADSs	July 19, 2024
Settlement and delivery of common shares and ADSs	July 22, 2024

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RISK FACTORS

Any investment in our common shares or the ADSs involves a high degree of risk. Before you decide to purchase our common shares or the ADSs described in this prospectus supplement and the accompanying prospectus, you should carefully consider all risk factors described below and under our 2023 Form 20-F, which is incorporated by reference herein, any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future, and all of the other information included or incorporated by reference in this prospectus supplement or the accompanying prospectus before making an investment decision. See “Incorporation of Certain Documents by Reference.”

Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. The market price of our common shares or the ADSs could decline due to any of these risks or other factors, and you may lose all or part of your investment. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business, financial condition and results of operations. If any of these risks occur, our business, financial condition, results of operations or prospects could be materially affected.

Risks relating to the Global Offering

The Global Offering will be canceled if the Minimum Price Condition is not met by the end of the bookbuilding process.

As permitted by Article 58 of CVM Resolution No. 160, the Global Offering will be canceled if the price per share of the Global Offering does not correspond to an amount equal to or greater than the minimum price recommended by the Conselho Diretor do Programa Estadual de Desestatização (“CDPED”), together with the Conselho Gestor de Programa de Parcerias Público-Privadas (“CGPPP” and “Minimum Price Condition”, respectively) at the end of the bookbuilding process.

Unfavorable decisions related to judicial, administrative or arbitration proceedings, as well as inspections and audits by control bodies, including precautionary measures, may alter the terms, interrupt, suspend, restrict or even prevent our Proposed Privatization, including the consummation of the Global Offering.

Any unfavorable decision resulting from ongoing or future judicial, administrative or arbitration proceedings, even if preliminary, may interrupt, suspend, restrict or prevent the consummation of the Global Offering. Moreover, depending on when an unfavorable decision is issued, it may impact other events related to the Global Offering or even subsequent to its consummation, such as the impossibility of financial settlement of the shares of the Global Offering, even after the price per share has been set, the suspension or impossibility of trading the shares of the Global Offering, as well as the price stabilization activities of the shares of the Global Offering, including the additional shares, as applicable, which may adversely affect us, the market value of the shares, and may even result in financial losses for potential investors in the Global Offering and our other shareholders. Similarly, inspections and audits by control bodies and respective precautionary measures or other decisions may interrupt, suspend, restrict or prevent our Proposed Privatization and the Global Offering.

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The current structure of the professional offering, including the Reference Investor(s) selection process with priority allocation, may adversely affect the pricing of the Global Offering and the trading price of our shares and ADSs in the secondary market.

We cannot predict market behavior during the bookbuilding process of the Global Offering and during the Reference Investor(s) selection process, nor whether there will be significant fluctuations in our share price in the secondary market during and after the Global Offering. For instance, in connection with the priority offering of the Reference Investor, the investment request from the selected Reference Investors will be publicly disclosed when the potential reference investors are selected. In this scenario, and to the extent that the bookbuilding process will be begin only after such announcement, the obligation of the final Reference Investor to pay for the respective price bid in case the price per share is fixed up to the limit of the respective investment per share of the priority allocation to the selected Reference Investor, may encourage other professional investors to place orders at prices significantly below or limited to the respective investment per share of the priority allocation to the selected Reference Investor, including with a larger discount to the trading price of our shares and ADSs, which may adversely affect the pricing and the trading price our shares and ADSs, as well as adversely affect our current shareholders and ADR holders.

If a Reference Investor is selected, it may be a competitor of ours and will have priority in the allocation of shares within the scope of the Global Offering in relation to other investors up to the amount of its investment request, which may have an adverse effect on the liquidity of the shares issued by us.

The Global Offering may be carried out with the priority allocation to the selected Reference Investor or without any priority allocation to the selected Reference Investor. If a selected Reference Investor is defined, it will have secured priority in the allocation of shares of the Global Offering, taking into consideration the amounts provided in the investment request submitted by it. As a result, the liquidity of our common shares may be reduced, due to a relevant percentage of the offering shares will be held solely by the selected Reference Investor, as well as pursuant to the Investment Agreement, the selected Reference Investor will agree to lock-up the shares it acquires in the Global Offering until December 31, 2029.

In addition, the Reference Investor may be a competitor of ours within the sanitation sector in Brazil, and may gain valuable insights into our business as a shareholder and through their participation on our Board of Directors. This confidential information about us could help them compete against us in the future. While the Reference Investor will agree to certain conditions in the Investment Agreement to limit their ability to compete against us, including granting a right of first refusal to the Selling Shareholder with respect to certain potential investment opportunities within the state of São Paulo, those protections would not apply to opportunities in other parts of Brazil, and may not be sufficient to fully protect us from additional competition within the state of São Paulo.

The participation of professional investors (other than the final Reference Investors) who are related persons in the bookbuilding process, may adversely impact the formation of the price per share, and investment in the shares by professional investors who are related persons may lead to a reduction in the liquidity of our ordinary shares or the ADSs in the secondary market.

Participation in the bookbuilding process may be accepted up to the limit of 20.0% of the shares initially offered in the Global Offering (excluding shares from the supplementary lot), by professional investors (other than the final Reference Investors, as applicable) who are related persons. If excess demand is observed to be greater than one-third of the number of shares initially offered in the Global Offering (excluding the supplementary lot), the placement of shares from the Global Offering with such professional investors (other than the final Reference Investors, as applicable) who are related persons will be prohibited, and the investment intentions made by such professional investors who are related persons will be automatically canceled, except pursuant to the terms of article 56, paragraph 1, III, of CVM Resolution 160.

The participation of professional investors (other than the final Reference Investors, as applicable) who are related persons in the bookbuilding process may adversely impact the formation of the price per share, and investment in the shares by professional investors who are related persons may lead to a reduction in the liquidity of our ordinary shares, including in the form of ADS, in the secondary market.

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Certain Global Coordinators and/or companies that are part of their economic group may be subject to conflicts of interest with respect to financing potential Reference Investors for the acquisition of part of our common shares and as part of other potential financing activities related to investments in our common shares.

Various potential and actual conflicts of interest may arise as a result of services and investment banking products, financings, financial advisory services, structured transactions, derivatives, granting of guarantees or other financial products provided by certain Global Coordinators and/or companies that are part of their economic group to potential Reference Investors for the acquisition of part or all of our common shares as a result of the priority allocation for the Reference Investor. For instance, certain Global Coordinators and companies that are part of their economic group may structure, advise, grant or provide financing, guarantees, be counterparty to potential Reference Investors and/or act as intermediary financial institution(s) in the issuance of securities for public or private distribution in order to obtain funds by such potential Reference Investors to finance the acquisition of part or all of our common shares as a result of the priority allocation of the Reference Investor.

As a result and in the event such instance occurs, conflict of interest may arise and certain Global Coordinators and/or companies that are part of their economic group may have additional incentives linked to the consummation of the Global Offering and/or interests divergent from those of the Selling Shareholder, potentially impacting the conduct of activities related to the distribution and placement efforts of our common shares and ADSs of the Global Offering.

The selected Reference Investor may experience losses on its investment in the shares due to restrictions during the lock-up period. These restrictions prevent them from offering, selling, leasing (lending), contracting for sale, pledging, or disposing of the shares acquired through the priority allocation to the selected Reference Investor.

During the lock-up period, the selected Reference Investor can offer, sell, lease (lend), contract for sale, pledge, or dispose of its shares for any reason whatsoever. Consequently, if the market price of the common shares declines and liquidity is needed for any reason during this lock-up period, the inability to transact with these shares may lead to financial losses.

The issuance, sale, or perception of a significant issuance and/or sale of ordinary shares issued by us, including in the form of ADS, after the completion of the Global Offering, including the period after the expiration of the lock-up period of the Brazilian Underwriting Agreement and the International Underwriting Agreement, may adversely affect the market price of our ordinary shares, including due to the potential impact on the investors’ perception of us.

After the expiration of the trading restriction periods for our ordinary shares, the issuance of new ordinary shares or the sale of ordinary shares issued by us, including common shares represented by ADS, by individuals subject to such restrictions, will be permitted.

The issuance, sale, or perception of a significant issuance and/or sale of ordinary shares issued by us, including common shares represented by ADS, after the conclusion of the Global Offering, may adversely affect the market price of our ordinary shares, including due to potential impact on ‘investors’ perception of us.

Any media reports containing inaccurate or imprecise information about us, the Selling Shareholder, and the Global Offering and/or any speculation about potential Reference Investors, may lead to inquiries from the CVM, B3, and potential investors of the Global Offering, which could negatively impact the Global Offering.

The Global Offering and its conditions, including this prospectus supplement, became public knowledge after the registration request for the Global Offering was submitted to the CVM. From this moment until the disclosure of the closing announcement, media reports containing inaccurate or imprecise information about the Global Offering us, and the Selling Shareholder and/or speculation about potential Reference Investors may be disseminated, or they may contain certain data not included in this Prospectus Supplement or the documents incorporated herein by reference.

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We, the Selling Shareholder, or the Global Coordinators of the Global Offering are prohibited from commenting on any of the media reports.

Therefore, if there are inaccurate or imprecise information about the Global Offering disseminated in the media, or if news containing data not included in this prospectus supplement or any of the offering documents, including the Brazilian Offering, the CVM, B3, or potential investors may question the content of such media reports, which could negatively affect the investment decision-making process of potential investors and, at the sole discretion of the CVM, result in the suspension of the Global Offering, with consequent changes to its schedule, or its cancellation.

Immediately after completion of the Global Offering, certain of our shareholders may trade our common shares in the secondary market and, as a result, investors in our common shares (including our common shares represented by ADSs) could experience a decrease the trading price of our common shares and the ADSs.

Purchasers of our common shares in the Global Offering, our current and retired employees and Brazilian individuals who exchanged interests in the Brazilian social security system for our common shares may be short-term investors that could decide to trade our common shares in the secondary market. For a description of the offering, see “The Global Offering.” The sale of a substantial number of common shares by such persons or parties, or the belief that such sales may occur, could decrease the secondary market trading price of our common shares and the ADSs.

Total return swap and hedge transactions may influence the demand and price of our common shares and the ADSs.

The Brazilian underwriters, the international placement agents and their affiliates may carry out hedging transactions (including total return swaps) with third parties, as permitted by article 54, paragraph 2 of CVM Resolution No. 160, and such transactions will not be considered investments made by related persons (pessoas vinculadas) for the purposes of article 56 of CVM Resolution No. 160, provided that such third parties are not related persons (pessoas vinculadas). Such transactions may constitute a significant portion of the offering and may influence demand and, consequently, the price of our common shares and of the ADSs.

Our new bylaws may discourage or prevent transactions that you may favor as well as adversely affect holders of our common shares or the ADSs.

If our proposed privatization is consummated, our bylaws will contain provisions that have the effect of avoiding the concentration of our common shares (including common shares represented by ADSs) in the hands of a single or group of investors so as to promote the dispersed ownership of such shares. Our shareholders, including non-Brazilian shareholders, will not be allowed to exercise voting rights in respect of more than 30% of the outstanding voting shares. Also, our bylaws will include limitations preventing our takeover and limiting the ability of a sole or a certain group of shareholders to effect control over us. Furthermore, our bylaws will contain a provision that creates a special class preferred share, sometimes referred to as a golden share, which will be held exclusively by the Brazilian government, and which will grant veto power in corporate resolutions that seek to modify our bylaws to change the 30% limit on the exercise of voting rights and the execution of shareholders’ agreements.

Accordingly, our new bylaws may discourage or prevent transactions that you may favor as well as adversely affect holders of our common shares or ADSs.

Holders of our common shares and holders of represented by ADSs, may face difficulties in serving process on or enforcing judgments against us and other persons, and may also face difficulties in protecting their interests because we are subject to different corporate rules and regulations as those applicable to companies incorporated in the United States or elsewhere outside of Brazil.

We are organized under and are subject to the laws of Brazil and all our directors and executive officers and our independent registered public accounting firm reside or are based in Brazil. Substantially all of our assets and those of these other persons are located in Brazil. Moreover, our corporate affairs are governed by our bylaws and Brazilian corporate law, which differ from the legal principles that would apply if we were incorporated in a jurisdiction in the United States or elsewhere outside Brazil. In addition, the rights of an ADS holder, which are derivative of the rights of holders of our common shares, to protect their interests are different under Brazilian corporate law from those under the laws of other jurisdictions. Rules against insider trading and self-dealing and the preservation of shareholder interests may also be different in Brazil from those in the United States. Furthermore, the structure of a class action in Brazil is different from that in the United States, and under Brazilian law, shareholders in Brazilian companies do not have standing to bring a class action, and under our bylaws must, generally with respect to disputes concerning rules regarding the operation of the capital markets, arbitrate any such disputes.

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As a result, it may not be possible for holders of our common shares and holders of ADSs, to effect service of process upon us or these other persons within the United States or other jurisdictions outside Brazil or to enforce against us or these other persons judgments obtained in the United States or other jurisdictions outside Brazil. Because judgments of U.S. courts for civil liabilities based upon the U.S. federal securities laws may only be enforced in Brazil if certain conditions are met, holders of our common shares and holders of ADSs, may face greater difficulties in protecting their interests due to actions by us, our directors or executive officers than would shareholders of a U.S. corporation.

Holders of ADSs may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable results to the plaintiff(s) in any such action.

The deposit agreement provides that holders of ADSs, including purchasers in secondary transactions and holders of ADSs that withdraw their common shares, waive the right to a jury trial of any claim they may have against us or the ADS Depositary arising out of or relating to our common shares, the ADSs or the deposit agreement, including any claim under U.S. federal securities laws. If we or the ADS Depositary oppose a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which govern the deposit agreement, by a federal or state court in the City of New York, which has non-exclusive jurisdiction over matters arising under the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the deposit agreement and the ADSs. It is advisable that you consult legal counsel regarding the jury waiver provision before entering into the deposit agreement.

If you or any other holders or beneficial owners of ADSs bring a claim against us or the ADS Depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us or the ADS Depositary. As a result of the jury waiver provision, it may also be more costly for you to bring a claim against us or the ADS Depositary, including a claim for a breach of the U.S. federal securities laws. Moreover, if a lawsuit is brought against us or the ADS Depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action.

Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by us or the ADS Depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

An International Offering investor may incorrectly review offering documents if they are presented exclusively for the Brazilian Offering.

International investors may face challenges in comprehensively reviewing the offering documents if those documents are tailored specifically to the Brazilian Offering. This could lead to misunderstandings or misinterpretations of critical information, potentially affecting their investment decisions. If offering documents are not clearly distinguished and properly adapted for the respective target audiences to ensure accurate understanding and compliance with applicable regulations, investors in this offering may be misled with respect to the Global Offering.

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INDUSTRY

The basic sanitation sector in Brazil includes public services, operational facilities, and infrastructure for supplying drinking water, collecting and treating sewage, urban cleaning, solid waste management, drainage, and stormwater management. According to data from the National Sanitation Information System in 2022, the provision of these services aims to serve 5,570 municipalities in Brazil, with a total population of 203.1 million people.

As of March 31, 2024, we provided water and sewage services directly to a large number of residential, commercial, industrial, and public consumers in 376 out of the 645 municipalities of the state of São Paulo, including the city of São Paulo, through concession contracts, programs, or service provision, totaling approximately 28.1 million people served, which represents approximately 68.0% of the total urban population of the state of São Paulo. On June 3, 2024 our services with respect to the Igarapava municipality were interrupted and we were substituted by another concessionaire.

Municipalities in the State of São Paulo Served by Us

Source: Sabesp (2023)

Our geographical presence is one of our main competitive advantages, as the state of São Paulo accounted for approximately 30% of Brazil’s Gross Domestic Product (“GDP”), according to IBGE[5], and is considered the largest economic and industrial center in the Southern Hemisphere. Furthermore, the state of São Paulo has a per capita GDP of R$58.3 thousand (compared with the national average of R$42.2 thousand), in addition to having the second highest human development index (“HDI” - a measure to assess a nation’s progress in terms of human development) in Brazil of 0.806 (compared with the national average of 0.740), according to United Nations Development Programme, further highlighting the advantage of providing essential services in an area with significant socioeconomic indicators.

[5] Source: https://www.ibge.gov.br/explica/pib.php

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Additionally, as of March 31, 2024, we hold a privileged position when compared to eight of the major global sanitation companies in terms of net revenue, population served, and market value, as shown in the following table, highlighting our position in the sector globally.

Coverage of Treated Water

The water sector in Brazil plays a crucial role in the national infrastructure and is fundamental for the country’s economic and social development. With an extensive network of water resources, Brazil has one of the largest available freshwater reserves in the world, accounting for approximately 12.0% of all freshwater reserves worldwide as of White House Public Services Regulatory Agency.

The water segment encompasses activities related to the collection, treatment, distribution, and management of water resources, supplying both urban and rural areas. In the urban context, basic sanitation companies play an essential role in ensuring access to drinking water for the population, contributing to the improvement of quality of life and public health.

Brazil’s water needs have undergone multiple transformations throughout its history, driven by population growth, urbanization, industrial development, and changes in lifestyles. Domestic demand has been increasing over the years, focusing on supplying cities, manufacturing industries, and irrigated agriculture, accounting for approximately 83.0% of the total water distributed.

In 2022, according to the Brazilian System for Water and Sanitation (SNIS), the total water supply system in Brazil provided services through 808,200 km of network extension and 64.4 million water connections to approximately 171.0 million people, with an average water coverage index of 84.9% in the country, above the world average of 73.0%, according to 2022 data from the World Health Organization and the UNICEF Joint Monitoring Programme for Water Supply, Sanitation, and Hygiene.

However, regional disparity is still significant in the country, with the Southern region having the highest coverage index (91.6%), followed by the Southeast (90.9%), Midwest (89.8%), Northeast (76.9%), and North (64.2%) – while at the state level, the Federal District (99.0%), Paraná (96.1%), and São Paulo (95.2%) have the highest coverage ratios.

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Total Water Network Coverage Index

(% by State)

Source: SNIS – Thematic Diagnosis – Water and Sewage Services (2022)

In recent decades, the issue of water losses has gained prominence, primarily due to the increasing frequency of water scarcity events and the higher risk of contamination of treated water resulting from the decrease in pressure in the distribution network caused by losses. Additionally, issues related to the costs of electricity used in production and distribution of treated water, as well as the waste of natural and operational resources, have also been addressed. In Brazil, in 2022, the water distribution loss index was 37.8%, with a reduction of 2.5 percentage points compared to 2021. However, Brazil still has loss rates above the average for developing countries (35.0%) and developed countries (15.0%), based on World Bank estimates in 2022. Brazil’s loss rates result in significant financial impacts for both service providers and customers.

Sewage Coverage

Sanitary sewage is one of the greatest challenges for improving the living conditions and health of Brazilians by combating waterborne diseases. The quality and coverage of the sewage system are also major factors in environmental protection, reducing the discharge of waste into streams and rivers.

The sanitary sewage system comprises the collection, transportation, treatment, and final disposal of sewage, including industrial effluents, from household connections to its final release into the environment. The final disposal of sludge from sewage treatment plants and the reuse of water after treatment are also part of the sewage service.

The sewage treatment process involves the removal of pollutants, and the method used depends on physical, chemical, and biological characteristics. The purpose of this process is to reduce the impact of pollution caused by sewage discharge and essentially consists of physical separation processes and natural biological processes aimed at decomposing organic matter and reducing the content of harmful organisms and chemicals in the environment. Thus, these residues are directed to Sewage Treatment Plants (“ETEs”), units responsible for effectively adjusting the conditions of effluents collected to the conditions established by legislation for their proper disposal into the environment.

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The sanitary sewage collection and treatment system consist of the following stages: collection, treatment, and final discharge.

•	Sewage collection: The collection of domestic sewage through a sanitary sewage network installed for ‘users’ disposal.

•	Sewage treatment: The activity of purification and treatment of the liquid and solid parts of sanitary sewage, in conditions to be returned to the environment.

•	Final discharge: The last phase of the sewage treatment process when the treated water, called effluent, leaves the sewage treatment plant and is returned to nature for dilution in rivers or used, for example, in industrial plants, agricultural irrigation, landscaping, grass and garden irrigation, and street cleaning. The remaining solid part (sewage sludge), after proper treatment, can be used as a source of organic fertilizer.

In 2022, according to SNIS, the total sewage treatment and collection system in Brazil provided services through 379.3 thousand km of network extension and 37.5 million sewage connections to approximately 112.8 million people, with an average sewage coverage index of 56.0% in the country, in line with the world average of 57.0%, according to 2022 data from WHO and JMP.

Regional inequality in coverage is still present in Brazil, with the Southeast being the region with the highest coverage index (80.9%), followed by the Midwest (62.3%), South (49.7%), Northeast (31.4%), and North (14.7%) – while at the state level, the Federal District (92.3%), São Paulo (90.5%), and Paraná (76.3%) have the highest coverage ratios.

Total Sewage Network Coverage Index

(IN046 - % per state)

Source: SNIS – Thematic Diagnosis – Water and Sewage Services (2022).

Note: Index IN046 indicates volumes treated in relation to the total sewage produced.

Untreated sewage is one of the main sources of water pollution in Brazil and compromises environmental balance, threatens the lives of aquatic organisms, and, primarily, makes quality public water supply unfeasible. Regarding the sewage treatment ratio, regional disparities persist, with the Southeast continuing to be the region with the best indicators (64.6%), followed by the Midwest (59.3%), South (48.0%), Northeast (34.3%), and North (19.8%). When comparing the average sewage treatment ratio in Brazil, at 52.2%, with the world, we see that the country is still below the world average of 59.0% as of 2022, according to WHO and JMP – which reinforces that the demand for this service is still very high in Brazil.

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Treatment of Sewage Generated by States

(% per state)

Source: SNIS – Thematic Diagnosis – Water and Sewage Services (2022)

Competition

Our main competitors include other service providers for concessions in areas where the municipality wishes to delegate the provision of sanitation services through a bidding process, or when the municipality decides to provide services directly to the population.

Once the bidder is awarded the concession and signs the concession agreement with the municipality, such concessionaire will be the sole provider of sanitation services in that municipality. However, even with the monopoly of services in the area of operation, we face competition in the market when consumers from specific segments choose alternative water sources.

Market Competition

In the regions where we operate, we face competition from private companies providing water and sewage service providers. In recent years, we have also experienced an increasing level of competition in the market for the supply of water, including to residential condominiums and non-residential customers who collect their own water from underground wells or use water trucks. Several large industrial customers located in municipalities we serve also use their own wells to meet their water needs. One of the reasons for the competition in respect of alternative sources of water is generally the need for water with fewer technical specifications than the water made available to the public.

This trend has increased in recent years, particularly since the 2014-2015 water crisis, when non-residential and residential condominiums sought independent water supply solutions and disposal of non-residential, commercial and industrial sludge in the MRSP. Private companies began offering customized water treatment solutions within customers facilities.

In addition, competition in non-residential sewage treatment (especially in commercial and industrial segments) in MRSP has increased in recent years as private companies began offering customized solutions within customers facilities. Comparatively, we charge lower tariffs for commercial and industrial customers to help maintain such customers through firm demand contracts.

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To meet the increase in market competitiveness, we believe we have achieved additional value creation from efficiencies that the management has been implementing since 2023, as part of the Proposed Privatization accomplishments. Among the various improvement initiatives implemented, the following stand out: (i) reorganization of the corporate structure to reduce costs, including the consolidation from 22 to 18 operational units and the establishment of a Shared Service Center (SSC); (ii) enhanced client management, resulting in a reduction in the delinquency rate, through client data analysis, improvements in billing processes, and extensive credit recovery campaigns; (iii) voluntary resignation program, and (iv) efficient energy management initiatives, including a new long-term power purchase agreement at the lowest price in our history.

Moreover, our investments in networks have successfully reduced losses, improved volume measurement, and increased billed volume. We also believe we are well-positioned to meet the universalization targets established by the New Legal Framework for Sanitation for 2033 and advanced by São Paulo state government to 2029. Our new investment schedule for the entire concession period totals approximately R$200.0 billion until 2060, of which around R$70.0 billion is designated for achieving universal sanitation by 2029 in the state of São Paulo.

Competition for New Municipalities and New Businesses

As described in our bylaws, we may operate through subsidiaries in any part of Brazil or abroad to provide sanitation services. We believe this makes us a potential competitor for other state sanitation companies and private and municipal water and sewage service providers, both Brazilian and foreign.

By prohibiting the renewal of a program contract, the New Legal Framework for Basic Sanitation imposes mandatory bidding processes for municipalities to hire companies providing basic sanitation services. This created a new business environment in which state-owned and private companies can compete. Participating in a bidding process is now the only method of maintaining and/or expanding our market share, whether in the state of São Paulo or in other states.

Furthermore, we believe we deliver solid, highly technical results with efficiency above the industry average when compared to other private companies. From 2020 until the end of the first quarter of 2024, in aggregate, we invested R$15.4 billion in the sanitation sector, approximately twice more than the second competitor in the same period, in accordance with publicly available reports filed by each of the companies cited below.

An investment of R$900.0 billion is required to achieve the universalization of water and sewage services in Brazil. This substantial investment presents numerous opportunities for us, and we believe that we positioned ourselves as a key player in the sanitation sector. Over the next three years, biddings outside the state of São Paulo will require investments of R$83.6 billion to serve a population of 28.1 million people. Additionally, in the state of São Paulo, there is a project in the bidding stage in Pirangi and two projects currently undergoing a public consultation, Guará and Cunha. These projects in the state of São Paulo represent a total investment of R$108.1 million and will serve a population of 51.6 million.

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We believe that given our proven efficiency in management and our strong balance sheet capabilities to implement the upcoming capex plan, we can become a leading consolidator in forthcoming bidding processes. We believe that these significant inorganic growth opportunities will enhance our presence and influence within the Brazilian sanitation sector.

(1)      Considers only projects with auctions expected post 2024;

(2)      Considers only projects in Bidding and Public Consultation phase;

(3)      Deadline for contributions closed in April 2024;

(4)      Projects in ongoing modeling phase with expected auction date yet to be defined.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2024. This table should be read in conjunction with the section “Presentation of Financial and Other Information,” and our Unaudited Interim Consolidated Financial Statements, incorporated by reference herein.

Actual
(R$ million)
Short-Term Debt
Loans, financings and debentures
Total short-term debt	2,716.4
Long-Term Debt
Loans, financings and debentures
Total Long-Term Debt	19,307.9
Total Shareholders Equity	30,680.7
Total Capitalization(1)	52,705.0

(1) Corresponds to the sum of the total of long-term loans, financing and debentures and the total shareholders equity on March 31, 2024. The definition provided herein may vary from used by other companies.

There has been no material change to our capitalization since March 31, 2024. In light of the fact that we will not receive any consideration from the Global Offering, the Global Offering will not affect our total capitalization as of March 31, 2024.

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DESCRIPTION OF COMMON SHARES AND AMERICAN DEPOSITARY SHARES

Common Shares

For a description of our common shares offered in this Global Offering, see “Description of Share Capital and Description of American Depositary Shares” included in the accompanying prospectus.

American Depositary Shares

For a description of the ADSs, see “Description of Share Capital and Description of American Depositary Shares” included the accompanying prospectus.

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STOCK TRADING MARKETS

Our common shares and the ADSs are listed or quoted on the following markets:

São Paulo Stock Exchange (B3)	Common Shares (SBSP3)
New York Stock Exchange (NYSE)	ADSs (SBS)

Our common shares have been traded on the B3 since 1997. The ADSs, each of which represents one of our common shares, have been traded on the New York Stock Exchange since 2002. The Bank New York Mellon serves as depositary with respect to the ADSs (the “ADS Depositary”).

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THE GLOBAL OFFERING

In December 2023, our Proposed Privatization was approved through State Law No. 17,853/2023. The state of São Paulo established the guidelines for our Proposed Privatization. Subsequently, the state of São Paulo determined that our Proposed Privatization should be conducted through a secondary public offering of our common shares within and outside of Brazil with the intent to dilute the direct and indirect interest of the Brazilian government in our voting capital.

As a result, the Selling Shareholder is offering up to 220,470,000 of our common shares in a Global Offering that consists of an international public offering in the United States, and a public offering within Brazil. The International Offering and the Brazilian Offering are being conducted concurrently, and the closing of each is conditioned upon the closing of the other.

In the International Offering, the Selling Shareholder is offering our common shares, including common shares represented by ADSs, each of which represents one of our common shares. The ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page of this prospectus supplement.

Our common shares sold in the international offering will be delivered in Brazil and paid for in reais at the real offering price per common share set forth on the cover page of this prospectus supplement. Any investor outside Brazil purchasing our common shares must be authorized to invest in Brazilian securities pursuant to the applicable rules and regulations of CMN, the CVM, and the Central Bank.

The international underwriters named in this prospectus supplement are underwriting the sale of ADSs as described in more detail under “Underwriting.” The international placement agents are also acting as placement agents on behalf of the Brazilian underwriters for sales of our common shares to investors outside Brazil.

The Brazilian underwriters are placing common shares, including common shares sold in the international offering, to investors within and outside of Brazil. The offering to investors in Brazil is exempt from registration with the SEC under Regulation S, and is being made using a prospectus in Portuguese language registered with the CVM through the automatic registration procedure. The offering price in the Brazilian offering was the real offering price per common share set forth on the cover page of this prospectus supplement.

The public offering prices in the Global Offering are set forth on the cover page of this prospectus supplement, in U.S. dollars per ADS, and reais per common share. The public offering price per ADS includes an ADS issuance fee of U.S.$0.05 per ADS that will be paid by investors to the ADS Depositary.

Condition Precedent

Our obligation to consummate the Global Offering is conditioned upon the Minimum Price Condition being met at the end of the bookbuilding process.

Distribution Plan – Priority Offering

Our current employees will have the priority right to purchase common shares offered, limited to 36.0% of the total number of common shares in the Global Offering, excluding the over-allotment. Furthermore, our current retirees will have the priority right to purchase common shares offered, limited to 2.0% of the total number of common shares in the Global Offering, excluding the over-allotment.

Reference Investor

As part of our Proposed Privatization, the Selling Shareholder will offer common shares to a Reference Investor through a public competitive process consisting of the submission of pricing and volume proposals (the “Bidding Process”).

In accordance with the rules governing our Proposed Privatization and the Bidding Process, a priority offering in Brazil will allocate certain of our shares to a Reference Investor. This Bidding Process follows a structured procedure to ensure compliance with relevant regulations and transparency. Potential investors must thoroughly review relevant documents, particularly those detailing risk factors, as well as our 2023 Form 20-F.

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The process for defining the Reference Investor will involve multiple stages in Brazil:

•	Investors interested in participating in the Bidding Process submit their proposals to B3.

•	B3 will evaluate the proposals based on pricing and volume and determine the final Reference Investor or investors, if any.

•	Based on the proposals submitted under the Bidding Process, the Selling Shareholder will analyze if, in accordance with the bidding proposals, the price per share is equal to or higher than the Minimum Price Condition.

•	The priority allocation of our shares to the selected Reference Investor depends on whether there are one or two final Reference Investors. If there are two final Reference Investors, the priority offering will follow a specific procedure which may result in priority allocation. If only one final Reference Investor is identified, a different procedure will be followed, and if no final Reference Investor is identified, there will be no priority allocation, and the offering will proceed accordingly.

•	If the price per share meets the Minimum Price Condition, the Selling Shareholder will proceed with the priority offering.

•	The two proposals with the best terms will be publicly announced. Each proposal will be part of a bookbuilding process that will determine the winning Reference Investor. The Reference Investor will enter into the Investment Agreement with the Selling Shareholder, which will govern its corporate governance rights.

The consummation of our Proposed Privatization is conditioned upon the verification of the Minimum Price Condition. If the Minimum Price Condition is not verified by the completion date of the bookbuilding process, our Proposed Privatization will be canceled. For additional information, see “Risk Factors”.

Investment Agreement

On June 3, 2024, the CDPED, together with CGPPP, approved the final structure of our Proposed Privatization through a partial sale of shares held directly and indirectly by the Selling Shareholder, by means of a public offering.

The structure provides that the Global Offering will comprise the selection of a professional investor to act as the Reference Investor after the Proposed Privatization. There will be the priority allocation of common shares representing 15.0% of our share capital to the selected Reference Investor.

Accordingly, on June 12, 2024, the Selling Shareholder began selection process for the Reference Investor by publishing the “Manual for Participation in the Prior Stage of the Reference Investor Selection Process” and the Investment Agreement to be entered until the share pricing date (“Price per Share”), the effectiveness is conditioned on the settlement of the Global Offering, and such agreement will be effective until January 1, 2035.

The Investment Agreement provides specific rights and obligations for the state of São Paulo and the Reference Investor (together, the “Shareholders”), among which the following stand out:

•	Investment Commitment: The selected Reference Investor will undertake, directly, irrevocably and irreversibly, to acquire and liquidate shares corresponding to 15.0% of our voting and total share capital. In the event of a positive difference between the investment per share of the priority allocation offered by the Reference Investor and the Price per Share (“Shortfall Amount”), the Selling Shareholder will have the right to require, after the closing of the Global Offering, the payment by the Reference Investor of the Shortfall Amount multiplied by the number of shares acquired by the Reference Investor within the Global Offering. The payment of the Shortfall Amount is guaranteed by a letter of guarantee (carta fiança) to be presented by the Reference Investor in favor of the Selling Shareholder, valid until the settlement date.

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•	Biding Vote: The Shareholders and their directors who are not independent directors (“Binding Directors”) will exercise their voting rights in a binding manner at our General Shareholders’ Meeting and at any meeting of our Board of Directors related to the election of directors and “Matters Subject to Consensus”, mainly: (i) amendments to our bylaws, involving changes to our corporate purpose, term of duration, changes to the authorized capital, composition, powers and roles of the management bodies, rules related to the public offering due to reaching relevant ownership, and/or limitation of voting rights; (ii) vote on any waiver of the obligation to hold a public offering due to reaching relevant ownership; (iii) transformation, liquidation, dissolution, bankruptcy, judicial or extrajudicial reorganization involving us; (iv) our delisting from the Novo Mercado or cancellation of our registration as a publicly-held company; (v) changes in our related parties policy; (vi) changes in our policy profit allocation and distribution of dividends policy; and (vii) changes in our employees’ pension plan.

•	Board of Directors: The Shareholders will elect the nine members of the Board of Directors, for a unified term of two years, from a slate composed of (i) three members appointed by the Reference Investor; (ii) three independent directors appointed jointly by the shareholders, pursuant to B3 Novo Mercado regulations; and (iii) three members appointed by the Selling Shareholder. The Reference Investor will have the right to appoint the chairman of the Board of Directors. As for the executive board, the Selling Shareholder undertakes to not appoint and to ensure that its Binding Directors do not appoint any member for the Chief Executive Officer role.

•	Commitment to Call a General Shareholders’ Meeting: The Shareholders undertake, as soon as possible after the Global Offering and, if applicable, after the Brazilian antitrust approval, to have the Board of Directors call a General Shareholders’ Meeting to substitute and to elect new members of our Board of Directors. Our Shareholders will present their nominations for the slate voting and binding voting in relation to the shares held by the Shareholders after the settlement of the Global Offering at the General Shareholders’ Meeting.

•	Non-compete: From January 1, 2025, any potential new opportunities involving public utility services for water supply and sewage services in Brazil (but outside the state of São Paulo), in any municipality or group of municipalities that have a combined population of over 50,000 inhabitants, according to the most recent IBGE data, shall be carried out or developed exclusively through us.

•	Lock-up: The Shareholders may not transfer, for any reason, in whole or in part, or encumber any shares or rights conferred on the shares or securities convertible into shares until December 31, 2029 (lock-up period). After the end of the lock-up period, the Selling Shareholder is still restricted on transferring any shares to any entity that operates in the same business as us.

Further information on the terms and conditions of the Investment Agreement can be obtained from the full copy available at the following link: https://www.parceriaseminvestimentos.sp.gov.br/projetoqualificado/sabesp/ (on this website, click on “Public Offering”), which is not incorporated by reference herein.

Poison Pill

If our Proposed Privatization is consummated, our bylaws will be amended to include a golden share, which will grant the Selling Shareholder veto power over proposed changes, among other matters, to any provisions in our bylaws regarding limits on the exercise of voting rights attributed to shareholders or groups of shareholders. On May 27, 2024, we held an extraordinary shareholders’ meeting which approved changes to our bylaws conditional upon the consummation of our Proposed Privatization. The proposed changes to our bylaws include, inter alia, an increase in our authorized capital, the inclusion of the golden share and a provision that will have the effect of avoiding the concentration of more than 30.0% of our common voting shares in the hands of one or a small group of shareholders and poison pill provisions.

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The poison pill provisions requires any shareholder or group of shareholders who becomes holder of shares corresponding to more than 30.0% of our total and voting share capital to make a public offering for the acquisition of all of our issued shares at a price per share that cannot be lower than the higher of (i) 200.0% of the issuance price of shares in our most recent capital increase carried out through a public offering within the 36 months preceding the date on which the public offering becomes mandatory, and (ii) 200.0% of the weighted average unit price of the our issued shares on the stock exchange where the largest volume of our shares is traded during the 90 trading days preceding the date of acquisition or the event that triggered the obligation to carry out the public offering.

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USE OF PROCEEDS

All of the securities offered as part of the global offering will be sold by the Selling Shareholder for its own account. We will not receive any of the proceeds in this Global Offering.

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SELLING SHAREHOLDER

This prospectus supplement also relates to the offer and sale by the Selling Shareholder of our common shares, which may be represented by ADSs. When we refer to the “Selling Shareholder” in this prospectus supplement, we mean the entity listed in the table below.

The following table sets forth, as of the date of this prospectus supplement, the name of the Selling Shareholder and the aggregate amount of our common shares that the Selling Shareholder is offering in the Global Offering assuming the maximum amount of securities are sold in the Global Offering. The percentage of our common shares owned by the Selling Shareholder prior to the Global Offering is based on 340,001,899 common shares outstanding as of the date hereof.

	Before the Global Offering			After the Global Offering
	No. of Common Shares	% of Outstanding Common Shares	No. of Common Shares Being Offered	No. of Common Shares	% of Outstanding Common Shares
State of São Paulo	343,506,664	50.26%	220,470,000	123,036,664	18.0%

The State of São Paulo, is a Brazilian state, which principal executive office is located at Av. Iaiá, 126, São Paulo, Brazil, CEP 04542-906.

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UNDERWRITING

This Global Offering consists of an International Offering of our common shares, including common shares represented by ADSs, in the United States and elsewhere outside of Brazil, and the Brazilian Offering.

As part of the Brazilian offering, the Selling Shareholder will offer common shares to the Reference Investor through a competitive process consisting of the submission of pricing and volume proposals. The two proposals with the best terms will be announced prior to the pricing date. Each proposal will be part of a book building process that will determine the winning Reference Investor. The Reference Investor will enter into a certain Investment Agreement.

The Reference Investor will benefit from certain corporate governance rights to be agreed upon, including an agreement to vote consistently with the Selling Shareholder on certain matters, including changes to our bylaws, decisions involving our SABESPREV and changes to our dividend policy.

Offering of ADSs

Under the terms and subject to the conditions contained in an international underwriting and placement facilitation agreement dated , 2024 (“International Underwriting Agreement”), the Selling Shareholder is offering common shares, including common shares represented by ADSs, described in this prospectus supplement through the international underwriters named below in the United States and other countries outside Brazil. The offering of the ADSs is being underwritten severally and not jointly by the international underwriters named below. Common shares represented by ADSs will be paid for in U.S. dollars at the U.S. dollar public offering price per ADS set forth on the cover page of this prospectus supplement.

In the case of the common shares, the international placement agents and their respective affiliates are acting as placement agents on behalf of the Brazilian underwriters. Common shares sold in the Brazilian offering placed outside Brazil, in accordance with the International Underwriting Agreement and the Brazilian Underwriting Agreement, will be delivered in Brazil and paid for in reais, and the offering of these common shares is being underwritten by the Brazilian underwriters, pursuant to the Brazilian Underwriting Agreement.

The International Underwriting Agreement provides that the obligation of the international underwriters to purchase the ADSs is subject to, among other conditions: (i) the truth and accuracy of representations and warranties and other statements by us and the Selling Shareholder as of the pricing date and the settlement date of the Global Offering; (ii) the delivery of certain legal opinions by our and their legal counsel in Brazil and in the United States; (iii) the absence of a material adverse change to our business; and (iv) certain procedures performed by our independent auditors.

The International Underwriting Agreement provides that we and the Selling Shareholder will indemnify the international underwriters and the international placement agents (as defined below), each of their respective affiliates, directors, officers, employees, and each person (if any) who controls such international underwriter against any losses, claims, damages or liabilities (including without limitation, taxes, legal fees and other expenses, including expenses caused by exchange rate variations, incurred by any international underwriter or international placement agent in connection with investigating or defending any suit, action or proceeding), joint or several, to which such international underwriter or international placement agent may become subject, under the Securities Act of 1933, as amended (the “Act”) or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an omission or alleged omission to state in the disclosure documents prepared by us a material fact required to be stated contained in the disclosure documents prepared by us or necessary to make the statements such documents not misleading, except for certain information provided by the international underwriters, as described in the International Underwriting Agreement.

The International Underwriting Agreement also provides that if any international underwriter or international placement agent defaults in its obligation to purchase our common shares or the ADSs, any other international underwriter or international placement agent may arrange for itself, or another party or other parties to purchase the securities under the terms of the International Underwriting Agreement. If within 36 hours after such default by an international underwriter or international placement agent, the non-defaulting international underwriter or non-defaulting international placement agent does not arrange for the purchase of such securities, then the Selling Shareholder is entitled to an additional period of 36 hours to procure another party or other parties to purchase such securities under the terms of the International Underwriting Agreement, provided that such party or parties are satisfactory to the non-defaulting international underwriter or the non-defaulting international placement agent. If after such arrangements for the purchase of the securities the aggregate number of such securities that remains unpurchased does not exceed one eleventh of the aggregate number of all the securities, then the Selling Shareholder has the right to require each non-defaulting international underwriter or non-defaulting international placement agent to purchase its pro-rata share of the securities the defaulting international underwriter or defaulting international placement agents agreed to purchase, in addition to the securities the respective non-defaulting international underwriters or no-defaulting international placement agents agreed to purchase under the International Underwriting Agreement.

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Subject to the terms and conditions of the International Underwriting Agreement, each of the international underwriters has severally agreed to purchase from the Selling Shareholder the number of the ADSs listed next to its name in the following table:

International Underwriters	No. of ADSs
Banco BTG Pactual S.A. – Cayman Branch
BofA Securities, Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
Itau BBA USA Securities, Inc.
Banco Bradesco BBI S.A.
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Santander US Capital Markets LLC
XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
Total

Banco BTG Pactual S.A. — Cayman Branch, BofA Securities, Inc., Citigroup Global Markets Inc., UBS Securities LLC and Itau BBA USA Securities, Inc. are acting as global coordinators for the international offering. Banco Bradesco BBI S.A., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Santander US Capital Markets LLC and XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. are acting as joint bookrunners for the international offering. The offering of the ADSs and common shares by the international underwriters and international placement agents is subject to receipt and acceptance and subject to the international underwriters’ or international placement agents’ right to reject any order in whole or in part.

Bradesco Securities, Inc. or one or more U.S. registered broker-dealers will act as agent of Banco Bradesco BBI S.A. for sales of the ADSs in the United States. Banco Bradesco BBI S.A. is not a broker-dealer registered with the SEC, and therefore may not make sales of any common shares or ADSs in the United States to U.S. persons.

BTG Pactual US Capital, LLC or one or more U.S. registered broker-dealers will act as agent of Banco BTG Pactual S.A. – Cayman Branch for sales of the ADSs in the United States. Banco BTG Pactual S.A. – Cayman Branch is not a broker-dealer registered with the SEC, and therefore may not make sales of any common shares or ADSs in the United States to U.S. persons.

XP Investments US, LLC or one or more U.S. registered broker-dealers is acting as agent of XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. for sales of the ADSs in the United States. XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. is not a broker-dealer registered with the SEC, and therefore may not make sales of any common shares or ADSs in the United States to U.S. persons.

Bradesco Securities, Inc., BTG Pactual US Capital, LLC, XP Investments US, LLC and Safra Securities LLC will act solely as international placement agents for the placement of common shares, not in the form of ADSs, outside of Brazil. None of Bradesco Securities, Inc. (except as an agent of Banco Bradesco BBI S.A., as described above), BTG Pactual US Capital, LLC (except as an agent of Banco BTG Pactual S.A. – Cayman Branch, as described above), XP Investments US, LLC (except as an agent of XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A., as described above) or Safra Securities LLC will be underwriting, offering or selling any ADSs.

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Brazilian Offering and Placement of Common Shares

The Selling Shareholder is concurrently entering into an agreement with a syndicate of Brazilian underwriters providing for the concurrent offering in Brazil of our common shares set forth in the table below. The International Offering and the Brazilian Offering are being conducted concurrently and conditioned on the closing of each other.

In addition, BTG Pactual US Capital, LLC, BofA Securities, Inc., Citigroup Global Markets Inc., UBS Securities LLC, Itau BBA USA Securities, Inc., Bradesco Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Safra Securities LLC, Santander US Capital Markets LLC, and XP Investments US, LLC, or the international placement agents, are acting as international placement agents for the Brazilian underwriters and are facilitating the placement of our common shares to investors located outside Brazil that are authorized to invest in Brazilian securities under the requirements established by the CMN and the CVM. None of the Brazilian underwriters is registered as a broker-dealer under the Exchange Act and will not engage in any offers, sales or placement of securities within the United States or to U.S. persons. Our common shares purchased by investors outside Brazil will be delivered in Brazil and paid for in reais, and the offering of such common shares is being underwritten by the Brazilian underwriters.

The number of our common shares, including common shares in the form of ADSs, as the case may be, actually allocated to each offering may differ from the total amounts that are shown in the tables above and below due to reallocation between the international and Brazilian offerings.

The Brazilian underwriting agreement provides that, if any of the placed common shares are not settled by their relevant investors, except for the common shares subject to the over-allotment option (greenshoe option), the Brazilian underwriters are obligated to settle them on a firm commitment basis on the settlement date, subject to certain conditions and exceptions as described in the Brazilian underwriting agreement.

Subject to the terms and conditions of the Brazilian underwriting agreement, each of the Brazilian underwriters has severally agreed to place the number of common shares listed next to its name in the following table:

Brazilian Underwriters	No. of Common Shares
BTG Pactual Investment Banking Ltda.
Bank of America Merrill Lynch Banco Múltiplo S.A.
Citigroup Global Markets Brasil, Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
UBS Brasil Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
Itaú BBA Assessoria Financeira S.A.
Banco Bradesco BBI S.A.
Goldman Sachs do Brasil Banco Múltiplo S.A.
Banco J.P. Morgan S.A.
Banco Morgan Stanley S.A.
Banco Safra S.A.
Banco Santander (Brasil) S.A.
XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
Total

The international underwriters, international placement agents and Brazilian underwriters and/or their affiliates may enter into derivative transactions with clients, at their request, in connection with our common shares including in the form of ADSs. The international and Brazilian underwriters and/or their affiliates may also purchase some of our common shares to hedge their risk exposure in connection with such transactions. These transactions may have an effect on demand, price or other terms of the offering.

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Overallotment Option

The Selling Shareholder has the right to sell in the Brazilian offering, in a joint decision with Bank of America Merrill Lynch Banco Múltiplo S.A., up to an additional of our common shares at the offering price referenced on the cover page of this prospectus supplement, in aggregate representing up to 15.0% of the common shares initially offered in the Brazilian offering, which may be equivalent to up to 15.0% of the common shares offered in the Global Offering, depending on the allocation between the Brazilian Offering and the International Offering, as defined in the bookbuilding process, representing up to common shares. This option may be exercised only to cover any over-allotment of common shares in the Brazilian offering. There is no overallotment option in connection with the offering of ADSs.

Discounts, Fees, Commissions and Expenses

The international underwriters, international placement agents and Brazilian underwriters propose to offer the ADSs and the common shares, as the case may be, directly to the public at the offering price set forth on the cover page of this prospectus supplement. After the public offering, the offering price and other selling terms may be changed.

The underwriting fee in connection with the offering of ADSs in connection with the International Offering is equal to the public offering price per ADS less the amount paid by the international underwriters to the Selling Shareholder. The underwriting fee is U.S.$ per ADS. The following table shows the price per ADS and total underwriting discounts and commissions to be paid to the international underwriters in the International Offering by the Selling Shareholder. There is no overallotment option in connection with the offering of ADSs.

Per ADS
Public offering price	U.S.$
Underwriting discounts, fees and commissions paid by the Selling Shareholder	U.S.$
Proceeds to the Selling Shareholder, before expenses	U.S.$

The underwriting fee in connection with the offering of common shares in connection with the Global Offering is equal to the public offering price per common share less the amount paid by the Brazilian underwriters to the Selling Shareholder. The underwriting fee is R$ per common share. The following table shows the per common share and total underwriting discounts and commissions to be paid to the Brazilian underwriters (in the Brazilian offering and with respect to the placement of the common shares in the international offering), assuming both no exercise and full exercise of the Brazilian underwriters’ option to purchase additional common shares.

Per Common Share
	No Exercise	Full Exercise
Public offering price
Underwriting discounts, fees and commissions paid by the Selling Shareholder
Proceeds to the Selling Shareholder, before expenses

The Selling Shareholder agreed to pay for certain expenses incurred in connection with the Global Offering (excluding (i)(a) underwriting discounts, fees and commissions; and (b) expenses incurred by the underwriters for accounting, tax or legal services; and (ii)(a) all expenses in connection with the qualification and registration of the Selling Shareholder’s securities for offering and sale, in proportion with the number of securities offered by the Selling Shareholder in the international offering; (b) all fees and expenses in connection with listing the ADSs on the NYSE, in proportion with the number of securities offered by the Selling Shareholder in the international offering; (c) all fees and expenses in connection with listing of the shares in B3 and Brazilian Association of Financial and Capital Market Institutions - ANBIMA fees, in proportion with the number of securities offered by the Selling Shareholder in the Brazilian offering) including the expenses summarized in the following table:

Amount(1)
Fees	(U.S.$)
SEC registration fee
Listing fees
Brazilian offering fee
Printing and engraving fees
Legal fees and expenses
Accountant fees and expenses
Miscellaneous expenses
Total

(1) All amounts in the above table, except for the SEC registration fee are estimated and accordingly are subject to change.

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Fees payable to the ADS Depositary for the issuance of ADSs will be borne by investors that purchase ADSs in the international offering. For purposes of the international offering, the fee payable to the ADS Depositary is U.S.$0.05 per ADS.

No Sale of Similar Securities

Company Lock-up Agreement pursuant to the International Underwriting Agreement

We have agreed that for 180 days after the date of this prospectus supplement, we will not, without first obtaining the written consent of Banco BTG Pactual S.A. – Cayman Branch (acting as representatives for the international underwriters and international placement agents):

•	offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to, any of our common shares, preferred shares or ADSs or any other similar securities or securities convertible into or exchangeable or exercisable for any ADSs, common shares, preferred shares or such other similar securities, including, but not limited to, any options or warrants to purchase such securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described above is to be settled by delivery of other securities, in cash or otherwise, whether any such transaction described above is to be settled by delivery of other securities, in cash or otherwise, provided that the foregoing restrictions do not apply to:

•	pursuant the sale of the common shares (including the form of ADSs) in the Global Offering; or

•	transfers of common shares in connection with any market maker activities, as provided in a market maker agreement (Contrato de Prestação de Serviços de Formador de Mercado).

Selling Shareholder and Reference Investor Lock-up Agreement pursuant to the International Underwriting Agreement

The Selling Shareholder has agreed that for 180 days after the date of this prospectus supplement, it will not, without first obtaining the written consent of Banco BTG Pactual S.A. – Cayman Branch (acting as representative for the international underwriters and international placement agents):

•	offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the SEC a registration statement under the Securities Act relating to, any of our common shares, preferred shares or ADSs or any other similar securities or securities convertible into or exchangeable or exercisable for any ADSs, common shares, preferred shares or such other similar securities, including, but not limited to, any options or warrants to purchase such securities or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or

•	enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described above is to be settled by delivery of other securities, in cash or otherwise,

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whether any such transaction described above is to be settled by delivery of other securities, in cash or otherwise, provided that the foregoing restrictions do not apply to:

•	pursuant the sale of the common shares (including the form of ADSs) in the Global Offering; or

•	to any of its subsidiaries or affiliates, provided that prior to any such transfer, the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement; or

•	by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to any such transfer the recipient thereof agrees in writing to be bound by the terms of the lock-up agreement.

Banco BTG Pactual S.A. – Cayman Branch has no current intent or arrangement to release any of the securities subject to the lock-up restrictions prior to the expiration of the 180-day lock-up (in the case of the Selling Shareholder and the Company pursuant to the International Underwriting Agreement). There are no contractually specified conditions for the waiver of lock-up restrictions, and any waiver is at the discretion of Banco BTG Pactual S.A. – Cayman Branch (acting as representative for the international underwriters and international placement agents).

Selling Shareholder and Reference Investor Lock-up pursuant to the Investment Agreement

The Reference Investor has agreed that until December 31, 2029, it will be subject to lock-up pursuant to the Investment Agreement.

In accordance with the Investment Agreement, the Reference Investor and the Selling Shareholder may not transfer, for any reason, in whole or in part, or encumber any shares or rights conferred on the shares or securities convertible into shares until December 31, 2029 (lock-up period). After the end of the lock-up period, the Selling Shareholder will still be restricted on transferring any shares to any entity that operates in the same business as us.

Selling Restrictions

Other than our registration with the CVM in Brazil of the Brazilian offering, our registration of the public offering of our common shares with the CVM in Brazil and our registration with the SEC in the United States of the global offering, no action has been or will be taken in any country or jurisdiction by us, the Selling Shareholder, the international underwriters, or Brazilian underwriters that would permit a public offering of our common shares or the ADSs, or possession or distribution of any offering material in relation thereto, in any country or jurisdiction where action for that purpose is required. Accordingly, our common shares and the ADSs may not be offered or sold, directly or indirectly, and neither this prospectus supplement nor any other offering material or advertisements in connection with our common shares or the ADSs may be distributed, published, in or from any country or jurisdiction, except in compliance with any applicable rules and regulations of any such country or jurisdiction. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to purchase in any jurisdiction where such offer or solicitation would be unlawful. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of our common shares and the ADSs, the distribution of this prospectus supplement and resale of our common shares and the ADSs.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no common shares and the ADSs will be offered pursuant to the Global Offering to the public in that Relevant State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with Regulation (EU) No. 2017/1129 (the “Prospectus Regulation”), except that offers of common shares (including common shares represented by ADSs) may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

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(i)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the Global Coordinator for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of our common shares and the ADSs that are the subject of this offering shall require the Selling Shareholder or any international underwriter or international placement agent to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

The Netherlands

Our common shares and the ADSs may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the offering may be distributed in or from the Netherlands, other than to individuals or legal entities in The Netherlands other than to qualified investors as defined in The Netherlands Financial Supervision Act (Wet op het financieel toezicht).

Norway

The offer of our common shares and the ADSs and the related materials do not constitute a prospectus under Norwegian law and have not been filed with or approved by the Norwegian Financial Supervisory Authority, the Oslo Stock Exchange or the Norwegian Registry of Business Enterprises, as the offer of our common shares and the ADSs and the related materials have not been prepared in the context of a public offering of securities in Norway within the meaning of the Norwegian Securities Trading Act or any Regulations issued pursuant thereto. The offer of our common shares and the ADSs will only be directed to qualified investors as defined in the Norwegian Securities Regulation section 7-1 or in accordance with other relevant exceptions from the prospectus requirements. Accordingly, the offer of our common shares and the ADSs and the related materials may not be made available to the public in Norway nor may the offer of our common shares and the ADSs otherwise be marketed and offered to the public in Norway.

Spain

Neither our common shares nor the ADSs nor this prospectus supplement have been approved or registered with the Spanish National Securities Exchange Commission (Comision Nacional del Mercado de Valores). Accordingly, neither our common shares nor the ADSs may be publicly offered, sold or delivered, nor any public offer in respect of our common shares and the ADSs made, nor may any prospectus or any other offering or publicity material relating to our common shares and the ADSs be distributed in Spain by the international underwriters, international placement agents or any person acting on their behalf, except in compliance with Spanish laws and regulations.

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Sweden

This document has not been prepared in accordance with the prospectus requirements provided for in the Swedish Financial Instruments Trading Act (Sw. lagen (1991:980) om handel med finansiella instrument) (the “Trading Act”). Neither the Swedish Financial Supervisory Authority nor any other Swedish public body has examined, approved or registered this document. Accordingly, this prospectus supplement may not be made available, nor may our common shares or the ADSs be marketed and offered for sale in Sweden, except in circumstances that will not result in a requirement to prepare a prospectus pursuant to the provisions of the Trading Act.

Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority, or the “FINMA,” as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (CISA) and accordingly the common shares (including common shares represented by ADSs) being offered pursuant to this prospectus have not and will not be approved, and may not be licensable, with FINMA. Therefore, the common shares (including common shares represented by ADSs) have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the common shares (including common shares represented by ADSs) offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The common shares (including common shares represented by ADSs) may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended, or the “CISO,” such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus supplement and any other materials relating to the common shares (including common shares represented by ADSs) are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and will in particular not be copied or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the common shares (including common shares represented by ADSs) on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

Neither this prospectus supplement nor any other offering or marketing material relating to this offering, or us, the common shares (including common shares represented by ADSs) have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares (including common shares represented by ADSs) will not be supervised by, the Swiss Financial Market Supervisory Authority, or FINMA, and the offer of common shares (including common shares represented by ADSs) has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common shares (including common shares represented by ADSs).

Canada

Our common shares and the ADSs may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common share and the ADSs must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

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Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the international underwriters and the international placement agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Australia

This document does not constitute a prospectus or other disclosure document under the Corporations Act 2001 (Cth) (“Australian Corporations Act”) and does not purport to include the information required of a disclosure document under the Australian Corporations Act. This document has not been, and will not be, lodged with the Australian Securities and Investments Commission (whether as a disclosure document under the Australian Corporations Act or otherwise). Any offer in Australia of our common shares or the ADSs under this document or otherwise may only be made to persons who are “sophisticated investors” (within the meaning of section 708(8) of the Australian Corporations Act), to “professional investors” (within the meaning of section 708(11) of the Australian Corporations Act) or otherwise pursuant to one or more exemptions under section 708 of the Australian Corporations Act so that it is lawful to offer our common shares and the ADSs in Australia without disclosure to investors under Part 6D.2 of the Australian Corporations Act.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Hong Kong

This prospectus supplement has not been and will not be approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. No person may offer or sell in Hong Kong, by means of any document, any of our common shares or the ADSs other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong). No person may issue or have in its possession for the purposes of issue, in each case whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our common shares or the ADSs which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to our common shares or the ADSs which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

China

This prospectus supplement has not been and will not be circulated or distributed in the People’s Republic of China, and our common shares and the ADSs may not be offered or sold, and will not be offered or sold, to any person for re-offering or resale, directly or indirectly, to any resident of the People’s Republic of China except pursuant to applicable laws and regulations of the People’s Republic of China. For the purpose of this paragraph, People’s Republic of China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

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Japan

Our common shares and the ADSs have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended; the FIEA) and each international underwriter and international placement agent has represented and agreed that it will not offer or sell any of our common shares or the ADSs, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common shares and the ADS may not be circulated or distributed, nor may our common shares and the ADS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our common shares and the ADS are subscribed or purchased under Section 275 of the SFA by a relevant person which is: a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA; where no consideration is or will be given for the transfer; where the transfer is by operation of law; as specified in Section 276(7) of the SFA; or as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined the classification of our common shares and the ADS and series A shares as prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations in Investment Products).

South Korea

Our common shares and the ADSs have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act (the “FSCMA”). Our common shares and the ADSs may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea (the “FETL”)), except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. Our common shares and the ADSs may not be resold to Korean residents unless the purchaser of such securities complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of our common shares and the ADSs.

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Malaysia

This prospectus supplement has not been and will not be registered as a prospectus with the Securities Commission Malaysia (“SC”) under the Malaysian Capital Markets and Services Act 2007 (as amended) (“CMSA”). No prospectus or other offering material or document in connection with the offer and sale of our common shares and the ADSs which complies with the requirements of the CMSA, and the guidelines of the SC has been or will be registered with the SC under the CMSA or with any other regulatory body in Malaysia. Also, no approval or authorization of the SC has been granted for making available, offering for subscription or purchase, or issuing an invitation to subscribe for or purchase our common shares or the ADSs in Malaysia. This prospectus supplement does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the registration of a prospectus with the SC under the CMSA.

Accordingly, this prospectus supplement and any other document or material in connection with the Offering will not be circulated or distributed, nor will our common shares or the ADSs be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the SC; (ii) a holder of a Capital Markets Services Licence; (iii) a person who acquires our common shares or the ADSs, as principal, if the offer is on terms that our common shares or the ADSs may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the SC; provided that, in the each of the preceding categories (i) to (xi), the distribution of our common shares or the ADSs is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities.

Thailand

This prospectus supplement does not, and is not intended to, constitute a public offering in Thailand. Our common shares or the ADSs may not be offered or sold to persons in Thailand, unless such offering is made under the exemptions from approval and filing requirements under applicable laws, or under circumstances which do not constitute an offer for sale of the shares to the public for the purposes of the Securities and Exchange Act of 1992 of Thailand, nor require approval from the Office of the Securities and Exchange Commission of Thailand.

Kuwait

Neither our common shares nor the ADSs have been authorized or licensed by the Capital Markets Authority of the State of Kuwait (the “CMA”) for offering, marketing or sale in the State of Kuwait. Our common shares and the ADSs will not be offered, marketed and/or sold by the Selling Shareholder in the State of Kuwait, except through a licensed person duly authorized to undertake such activity pursuant to Law No. 7 of 2010 Concerning the Establishment of the Capital Markets Authority and the Regulating of Securities Activities and its executive bylaws (each as amended) (the “CML Rules”) and unless all necessary approvals from the CMA pursuant to the CML Rules, together with the various resolutions, regulations, directives and instructions issued pursuant thereto or in connection therewith (regardless of nomenclature or type), or any other applicable law or regulation in the State of Kuwait, have been given in respect of the offering, marketing and/or sale of our common shares and the ADSs. Our common shares and the ADSs may not be offered onshore in the State of Kuwait except to Professional Clients as defined in the CML Rules. This prospectus is not for general circulation to the public in Kuwait nor will our common shares and the ADSs be sold by way of a public offering in Kuwait. Persons into whose possession this prospectus supplement comes are required by the Selling Shareholder and the international underwriters and the international placement agents to inform themselves about and to observe such restrictions. Investors from the State of Kuwait who approach the Selling Shareholder or any of the international underwriters or the international placement agents to obtain copies of this prospectus supplement are required by the Selling Shareholder and the international underwriters and international placement agents to keep such prospectus supplement confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of our common shares and the ADSs.

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Saudi Arabia

No offers or sales of our common shares or the ADSs may be made in Saudi Arabia.

Qatar

No offers or sales of our common shares or the ADSs may be made in Qatar.

United Arab Emirates (excluding the Dubai International Financial Centre and the Abu Dhabi Global Market)

Neither our common shares nor the ADSs have been, nor are being, publicly offered, sold, promoted or advertised in the United Arab Emirates (the “UAE”) other than in compliance with any laws applicable in the UAE governing the issue, offering or sale of securities. Prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market should have regard to the specific notice to prospective investors in the Dubai International Financial Centre and the Abu Dhabi Global Market, as the case may be, set out below. The information contained in this prospectus supplement does not constitute a public offer of our common shares or the ADSs in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. This prospectus supplement is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

Dubai International Financial Centre

Neither our common shares nor the ADSs have been, nor are being, offered to any person in the Dubai International Financial Centre unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the DFSA Conduct of Business (COBS) Module of the DFSA rulebook.

Abu Dhabi Global Market

Neither our common shares nor the ADSs have been, nor are being, offered to any person in the Abu Dhabi Global Market unless such offer is: (1) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Financial Services Regulatory Authority (the “FSRA”) rulebook or otherwise in circumstances which do not require the publication of an “Approved Prospectus” (as defined in section 61(2) of the Financial Services and Markets Regulations 2015, as amended); and (2) made only to persons who meet the Professional Client criteria set out in Rule 2.4 of the FRSA Conduct of Business (COBS) Module of the FSRA rulebook.

Mexico

Our common shares and the ADSs have not been and will not be registered in Mexico with the National Registry of Securities, maintained by the Mexican National Banking and Securities Commission and, as a result, may not be offered or sold publicly in Mexico. The Selling Shareholder and any international underwriter, international placement agent or purchaser may offer and sell our common shares and the ADSs in Mexico to Institutional and Accredited Investors, on a private placement basis, pursuant to Article 8 of the Mexican Securities Market Law. Specific requirements apply in relation to any marketing materials relating to such an offer or sale to Institutional and Accredited Investors, on a private placement basis.

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Chile

Pursuant to Law No. 18,045 of Chile (the securities market law of Chile) and Rule (Norma de Carácter General) No. 336, dated June 27, 2012 (Rule 336), issued by the Superintendency of Securities and Insurance of Chile (Superintendencia de Valores y Seguros de Chile, or “SVS”), our common shares and the ADSs may be privately offered in Chile to certain ‘qualified investors’ identified as such by Rule 336 (which in turn are further described in rule No. 216, dated June 12, 2008, of the SVS).

Rule 336 requires the following information to be provided to prospective investors in Chile:

(i)	Date of commencement of the offer of our common shares and the ADSs in Chile: June 21, 2024.
(ii)	The offer of our common shares and the ADSs is subject to Rule 336.
(iii)	The offering of our common shares and the ADSs is not registered with the Securities Registry (Registro de Valores) of the SVS nor with the foreign securities registry (Registro de Valores Extranjeros) of the SVS and as such:
(a) Our common shares and the ADSs are not subject to the oversight of the SVS; and
(b) The issuer of our common shares and the ADSs is not subject to the obligation to make publicly available information about the common shares and ADSs in Chile.
(iv)	Our common shares and the ADSs may not be subject to public offering in Chile unless and until they are registered with the relevant Securities Registry of the SVS.

Los Valores se ofrecen privadamente en Chile de conformidad con las disposiciones de la Ley No 18.045 de Mercado de Valores, y la Norma de Carácter General No 336 de 27 de junio de 2012 (“NCG 336”) emitida por la Superintendencia de Valores y Seguros de Chile.

En cumplimiento de la NCG 336, la siguiente información se proporciona a los potenciales inversionistas residentes en Chile.

(i)	La oferta de estos valores en Chile comienza el día 21 de junio de 2024.
(ii)	La oferta se encuentra acogida a la NCG 336.
(iii)	La oferta versa sobre valores que no se encuentran inscritos en el Registro de Valores ni en el Registro de Valores Extranjeros que lleva la Superintendencia de Valores y Seguros, por lo que:
(a) Los valores no están sujetos a la fiscalización de esa Superintendencia; y
(b) El emisor de los valores no está sujeto a la obligación de entregar información pública sobre los valores ofrecidos.
(iv)	Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.

Colombia

Our common shares and the ADSs will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores), and, accordingly, our common shares and the ADSs will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law.

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Peru

Our common shares and the ADSs and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the issuer or the sellers of our common shares and the ADSs before or after their acquisition by prospective investors. Our common shares and the ADSs and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved, or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores, or “SMV”) nor have they been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, our common shares and the ADSs cannot be offered or sold within Peruvian territory except to the extent any such offering, or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.

Argentina

Our common shares and the ADSs have not been registered with the Comisión Nacional de Valores and may not be offered publicly in Argentina. Our common shares and the ADSs may not be publicly distributed in Argentina. Neither the Selling Shareholder nor the international underwriters or international placement agents will solicit the public in Argentina in connection with this prospectus supplement. Argentine holders are encouraged to consult a tax advisor as to the particular Argentine tax consequences derived from the holding of, and any transactions relating to our common shares and the ADSs.

Other Relationships

In addition to the Global Offering, the international underwriters, international placement agents and Brazilian underwriters and their respective affiliates have engaged in a variety of commercial and investment banking transactions from time to time with us or the Selling Shareholder for which we or the Selling Shareholder have paid customary fees and expenses, including financing transactions, bank guarantees and foreign exchange and derivative transactions, such as currency and interest swaps, and have provided advisory services for mergers and acquisitions and issuances of debt and equity in the local and international capital markets.

In the ordinary course of their various business activities, the Brazilian underwriters, the international underwriters, the international placement agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and may actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers or affiliates, and such investment and trading activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us and the Selling Shareholder. The Brazilian underwriters, the international placement agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

The addresses of the international underwriters and international placement agents for the international offering are as follows:

International Underwriters

Banco BTG Pactual S.A. – Cayman Branch Harbour Place, 5th floor 103 South Church Street PO Box 1353GT Grand Cayman, Cayman Islands	BofA Securities, Inc. One Bryant Park New York, New York 10036 United States of America

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Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 United States of America	UBS Securities LLC 1285 Avenue of the Americas New York, NY 10019 United States of America

Itau BBA USA Securities, Inc. 540 Madison Avenue, 24th Floor New York, New York 10022 United States of America	Banco Bradesco BBI S.A. Avenida Juscelino Kubitschek, No. 1.309, 10th floor São Paulo, SP, 04543-011 Brazil

Goldman Sachs & Co. LLC	J.P. Morgan Securities LLC
200 West Street New York, New York 10282 United States of America	383 Madison Avenue New York, New York 10179 United States of America
Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 United States of America	Santander US Capital Markets LLC 437 Madison Avenue New York, New York 10022 United States of America

XP Investimentos Corretora de Câmbio, Títulos e Valores Mobiliários S.A. Avenida Presidente Juscelino Kubitschek, No. 1909, Torre Sul, 30th floor São Paulo, SP, 04543-907 Brazil

International Placement Agents (to the extent a different entity than the international underwriter)

BTG Pactual US Capital, LLC	Safra Securities LLC
601 Lexington Avenue, 57th floor New York, New York 10022 United States of America XP Investments US, LLC 55 W 46th Street, 30th floor New York, New York 10036 United States of America	546 Fifth Avenue New York, New York 10036 United States of America Bradesco Securities, Inc. 450 Park Avenue, 32nd floor New York, New York 10022 United States of America

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TAXATION

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of common shares or ADSs as of the date hereof. This discussion applies only to a beneficial owner of common shares or ADSs that is a “U.S. holder.” As used herein, the term “U.S. holder” means a beneficial owner of a common share or ADS that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Department regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds common shares or ADSs, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A U.S. holder that is a partner of a partnership holding common shares or ADSs should consult its tax advisors.

Except where noted, this discussion deals only with common shares or ADSs held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (“Internal Revenue Code”), and does not deal with U.S. holders that may be subject to special U.S. federal income tax rules, such as dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, banks or other financial institutions, tax-exempt organizations, insurance companies, real estate investment trusts, regulated investment companies, persons holding common shares or ADSs as part of a hedging, integrated, conversion or constructive sale transaction or a straddle, persons liable for alternative minimum tax, pass-through entities and investors in a pass-through entity, persons owning 10% or more of our stock, or persons whose “functional currency” is not the U.S. dollar.

This discussion is based upon the provisions of the Internal Revenue Code, and existing and proposed U.S. Treasury Department regulations, administrative pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions as of the date hereof. Such authorities may be repealed, revoked or modified so as to result in U.S. federal income tax consequences different from those discussed below, possibly with retroactive effect. In addition, this discussion is based, in part, upon representations made by the Depositary to us and assumes that the deposit agreement, and all other related agreements, will be performed in accordance with their terms.

Except as specifically described below, this discussion assumes that we are not a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. Please see the discussion under “—Passive Foreign Investment Company Rules” below. Further, this discussion does not address the U.S. federal estate and gift, alternative minimum tax, Medicare tax on net investment income, state, local or non-U.S. tax consequences of acquiring, holding or disposing of common shares or ADSs.

ADSs

In general, for U.S. federal income tax purposes, U.S. holders of ADSs will be treated as the owners of the underlying common shares that are represented by such ADSs. Deposits or withdrawals of common shares by U.S. holders for ADSs will not be subject to U.S. federal income tax. However, the U.S. Treasury Department has expressed concerns that parties involved in transactions wherein depositary shares are pre-released may be taking actions that are inconsistent with the claiming of foreign tax credits by the holders of ADSs. Accordingly, the analysis of the creditability of Brazilian income taxes described herein could be affected by future actions that may be taken by the U.S. Treasury Department.

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Taxation of Dividends

The gross amount of distributions paid to a U.S. holder (including Brazilian taxes that are withheld, if any, and any payments of interest on shareholders’ equity, as described above under “— Material Brazilian Tax Considerations”) will be treated as dividend income to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income generally will be includable in a U.S. holder’s gross income as ordinary income when actually or constructively received by the U.S. holder, in the case of common shares, or when actually or constructively received by the Depositary, in the case of ADSs. Such dividends will not be eligible for the dividends received deduction allowed to corporations under the Internal Revenue Code. To the extent that the amount of any distribution exceeds our current and accumulated earnings and profits for a taxable year, the distribution will first be treated as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in the common shares or ADSs, causing a reduction in such adjusted tax basis (and thereby increasing the amount of gain, or decreasing the amount of loss, to be recognized on a subsequent disposition of our common shares or ADSs), and thereafter as capital gain recognized on a sale or exchange. Because we do not expect to maintain calculations of earnings and profits in accordance with U.S. federal income tax principles, U.S. holders should expect that a distribution will generally be treated as a dividend for U.S. federal income tax purposes. Distributions of additional common shares or ADSs to U.S. holders that are part of a pro rata distribution to all of our shareholders generally will not be subject to U.S. federal income tax.

The amount of any dividend paid in reais will equal the U.S. dollar value of the reais received calculated by reference to the exchange rate in effect on the date the dividend is received by the U.S. holder, in the case of common shares, or by the Depositary, in the case of ADSs, regardless of whether the reais are converted into U.S. dollars. If the reais received as a dividend are not converted into U.S. dollars on the date of receipt, the U.S. holder will have a tax basis in the reais equal to their U.S. dollar value on the date of receipt. Any gain or loss realized on a subsequent conversion or other disposition of the reais will be foreign currency gain or loss that is treated as U.S. source ordinary income or loss. If dividends paid in reais are converted into U.S. dollars at the applicable spot rate on the day they are received by the U.S. holder or the Depositary, as the case may be, U.S. holders generally should not be required to recognize foreign currency gain or loss in respect of the dividend income. U.S. holders should consult their own tax advisors regarding the treatment of any foreign currency gain or loss if any reais received by the U.S. holder or the Depositary or its agent are not converted into U.S. dollars on the date of receipt.

Certain dividends received by certain non-corporate U.S. holders may be eligible for preferential tax rates so long as (1) specified holding period requirements are met, (2) the U.S. holder is not under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) the company paying the dividend is a “qualified foreign corporation” and (4) the company is not a PFIC for U.S. federal income tax purposes in the year of distribution or the prior year. We do not believe that we were classified as a PFIC for our prior taxable year, nor do we expect to be classified as a PFIC for the current taxable year. We generally will be treated as a qualified foreign corporation with respect to our ADSs so long as the ADSs remain listed on the NYSE. Based on existing guidance, however, it is not entirely clear whether dividends received with respect to the common shares (to the extent not represented by ADSs) will be eligible for this treatment, because the common shares are not themselves listed on a U.S. exchange. U.S. holders should consult their own tax advisors about the application of this preferential tax rate to dividends paid directly on common shares.

Subject to certain complex limitations and conditions (including a minimum holding period requirement), Brazilian income taxes withheld on dividends, if any, may be treated as foreign income taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability. Alternatively, if a U.S. holder does not elect to claim a foreign income tax credit for any foreign taxes paid during the taxable year, all foreign income taxes paid may instead be deducted in computing such U.S. holder’s taxable income. For purposes of calculating the foreign tax credit, dividends paid on our common shares or ADSs will be treated as income from sources outside the United States. For the purposes of the U.S. foreign tax credit limitations, the dividends paid by us should generally constitute “passive category income” for most U.S. holders. The rules governing the foreign tax credit are complex and recent changes to the foreign tax credit rules introduced additional requirements and limitations (though the application of some of these changes has been deferred pending further guidance). U.S. holders should consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Taxation of Capital Gains

For U.S. federal income tax purposes, a U.S. holder generally will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a common share or ADS in an amount equal to the difference between the U.S. dollar value of the amount realized for the common share or ADS and the U.S. holder’s adjusted tax basis in the common share or ADS, determined in U.S. dollars. Such gain or loss will generally be capital gain or loss. The capital gain or loss will be long-term capital gain or loss if at the time of sale, exchange or other taxable disposition the U.S. holder has held our common shares or ADSs for more than one year. Capital gains of individuals derived with respect to capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder will generally be treated as U.S. source gain or loss. The rules governing the foreign tax credit are complex and recent changes to the foreign tax credit rules introduced additional requirements and limitations (though the application of some of these changes has been deferred pending further guidance). U.S. holders should consult their tax advisors regarding the availability of foreign tax credits arising from Brazilian income tax imposed, if any, on the disposition of a common share or ADS under their particular circumstances.

Passive Foreign Investment Company Rules

Based upon our current and projected income, assets, activities and business plans, we do not expect the common shares or ADSs to be considered shares of a PFIC for our current fiscal year (although the determination cannot be made until the end of such fiscal year), and we intend to continue our operations in such a manner that we do not expect to be classified as a PFIC in the foreseeable future. However, because the determination of whether the common shares or ADSs constitute shares of a PFIC will be based upon the composition of our income, assets and the nature of our business, as well as the income, assets and business of entities in which we hold at least a 25.0% interest, from time to time, and because there are uncertainties in the application of the relevant rules, there can be no assurance that the common shares or ADSs will not be considered shares of a PFIC for any fiscal year. If the common shares or ADSs were shares of a PFIC for any fiscal year, U.S. holders (including certain indirect U.S. holders) may be subject to adverse tax consequences, including the possible imposition of an interest charge on gains or “excess distributions” allocable to prior years in the U.S. holder’s holding period during which we were determined to be a PFIC. If we are deemed to be a PFIC for a taxable year, dividends on our common shares or ADSs would not be qualified dividend income eligible for preferential rates of U.S. federal income taxation. In addition, a U.S. holder that owns common shares or ADSs during any taxable year that we are treated as a PFIC would generally be required to file IRS form 8621. U.S. holders should consult their own tax advisors regarding the application of the PFIC rules (including any information reporting requirements in connection therewith) to the common shares or ADSs.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends in respect of our common shares or ADSs or the proceeds received on the sale, exchange, or redemption of our common shares or ADSs, in each case to the extent treated as being paid within the United States (and in certain cases, outside of the United States) to a U.S. holder unless a U.S. holder establishes its status as an exempt recipient, and backup withholding may apply to such amounts if the U.S. holder does not establish its status as an exempt recipient or fails to provide a correct taxpayer identification number and certify that such U.S. holder is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a refund or credit against such U.S. holder’s U.S. federal income tax liability provided the U.S. holder timely furnishes the required information to the IRS.

In addition, U.S. holders should be aware that additional reporting requirements apply with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by a financial institution, if the aggregate value of all of such assets exceeds US$ 50,000. U.S. holders should consult their own tax advisors regarding the application of the information reporting rules to our common shares and ADSs and the application of these additional reporting requirements for foreign financial assets to their particular situation.

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Brazilian Tax Considerations

The following discussion is a summary of the material Brazilian tax considerations, including consequences, regarding the acquisition, ownership and disposition of common shares or ADSs by a holder that is not domiciled in Brazil for purposes of Brazilian taxation (a “non-Brazilian holder”). The summary was prepared in accordance with Brazilian laws and regulations as currently in effect, and, therefore, any change in law and regulations may change the consequences described below. Each non-Brazilian holder should request advice of his or her own tax advisor concerning the Brazilian tax consequences of an investment in common shares or ADSs.

A non-Brazilian holder of ADSs may withdraw them in exchange for common shares in Brazil. Pursuant to Brazilian law, the non-Brazilian holder may invest in the common shares under CMN Resolution No. 4,373/2014 or as a foreign direct investment under Law No. 14,286/2021, as regulated by BCB Resolution No. 278.

Taxation of Dividends

Pursuant to Law No. 9,249/1995, dividends based on profits generated after January 1, 1996, including dividends paid in kind, payable by us in respect of common shares or ADSs, are exempt from WHT. Dividends relating to profits generated prior to January 1, 1996, may be subject to WHT at varying rates, depending on the year the profits were generated.

Additionally, currently there are discussions in the Brazilian Congress regarding a potential income tax reform aimed at revoking the aforementioned exemption and imposing income taxation on the payment of dividends. It is not possible to predict if the taxation of dividends will be effectively approved by the Brazilian Congress and how this taxation of dividends would be implemented.

Taxation of Gains

Sale of common shares in Brazil

Pursuant to Law No. 10,833/2003, gains from the disposition of assets located in Brazil by a non-Brazilian resident, whether to another non-Brazilian resident or a Brazilian resident, are subject to taxation in Brazil. This regulation applies regardless of whether the disposition of assets is conducted in Brazil or abroad.

In view of the regulation above, gains realized on disposition of common shares are subject to income tax in Brazil, regardless of whether the disposition is made by a non-Brazilian holder to a non-Brazilian resident or Brazilian resident. This is due to the fact that the common shares are considered assets located in Brazil for purposes of Law No. 10,833/2003.

Thus, for purposes of the law, gains realized in a disposition of common shares carried out on a Brazilian stock exchange (which includes transactions carried out on the organized over-the-counter market):

•	are exempt from income tax when assessed on a non-Brazilian holder that (1) has registered its investment in Brazil with the Central Bank under the rules of CMN Resolution No. 4,373/2014, and (2) is not a resident of or domiciled in a Nil or Low Taxation Jurisdiction; or
•	are subject to income tax at a rate of 15% in the case of gains realized by a non-Brazilian holder that (1) is not a 4,373 Holder, and (2) is not resident or domiciled in a Low or Nil Tax Jurisdiction; and
•	are subject to income tax at a rate of up to 25% in the case of gains realized by a non-Brazilian holder that is (1) not a 4,373 Holder, and (2) is resident or domiciled in a Low or Nil Tax Jurisdiction.

The disposition of common shares carried out on the Brazilian stock exchange is subject to WHT at the rate of 0.005% on the sale value. This WHT can be offset against the eventual income tax due on the capital gain. A 4,373 Holder that is not resident or domiciled in a Low Tax Jurisdiction is not subject to WHT.

Any other gains assessed on the disposition of the common shares that are not carried out on the Brazilian stock exchange are subject to income tax at (i) a flat rate of 15% for a 4,373 holder that is not a resident of or domiciled in a Nil or Low Taxation Jurisdiction, although different interpretations may be raised to sustain the application of the progressive rates that may vary from 15.0% to 22.5% (15.0% for the part of the gain that does not exceed R$5.0 million, 17.5% for the part of the gain that exceeds R$5.0 million but does not exceed R$10.0 million, 20.0% for the part of the gain that exceeds R$10.0 million but does not exceed R$30.0 million and 22.5% for the part of the gain that exceeds R$30.0 million); (ii) a flat rate of 25.0% for a non-Brazilian holder that is a resident of or domiciled in a Nil or Low Taxation Jurisdiction, whether a 4,373 Holder or not, although there are arguments to sustain the application of the progressive rates from 15% to 22.5%, instead of the 25% rate, to the 4,373 Holder; (iii) progressive rates that may vary from 15.0% to 22.5% for non-Brazilian holders that are not 4,373 Holders and are not resident in a Low or Nil Taxation Jurisdiction.

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If these gains are related to transactions conducted on the Brazilian non-organized over-the-counter market with intermediation of a financial institution, or if the capital gains are earned by a holder resident or domiciled in a Low or Nil Taxation Jurisdiction, the WHT of 0.005% on the sale value will also apply and can be used to offset the eventual income tax due on the capital gain.

In the case of redemption of ordinary shares or ADSs or capital reduction by a Brazilian corporation, such as us, the positive difference between the amount effectively received by the non-Brazilian holder and the corresponding acquisition cost is treated, for tax purposes, as capital gain derived from disposition of common shares not carried out on a Brazilian stock exchange and is therefore subject to the tax treatment described above.

Any exercise of preemptive rights relating to the common shares will not be subject to Brazilian income tax. Any gain on the sale or assignment of preemptive rights relating to the common shares by a non-Brazilian holder of common shares will be subject to Brazilian taxation at the same rate applicable to the sale or disposition of common shares.

There is no assurance that the current preferential treatment for non-Brazilian holders of common shares under CMN Resolution No. 4,373/2014 will continue in the future.

Sale of ADSs by non-Brazilian holder to another non-Brazilian holder

Gains realized outside Brazil by a non-Brazilian holder on the disposition of ADSs would not be subject to Brazilian income tax, based on the argument that ADSs would not fall within the definition of assets located in Brazil for the purposes of Law No. 10,833/2003. However, considering the general and unclear scope of it and the lack of definitive judicial court ruling to act as the leading case in respect thereto, we are unable to predict whether such understanding will ultimately prevail in Brazilian courts.

In case the ADSs are considered assets located in Brazil, gains on disposition of ADSs by a non-Brazilian holder to either a resident in Brazil or to a non-Brazilian resident may be subject to income tax in Brazil according to the rules described below for ADSs.

Exchange of ADSs for common shares

Although there is no clear regulatory guidance, the withdrawal of ADSs in exchange for common shares is not subject to Brazilian income tax to the extent that, as described above, ADSs do not fall within the definition of assets located in Brazil for the purposes of Law No. 10,833/2003, and as long as the regulatory rules are duly observed with respect to the registration of the investment before the Central Bank.

Upon receipt of the underlying common shares in exchange for ADSs, non-Brazilian holders may also elect to register with the Central Bank the U.S. dollar amount of such common shares as a foreign portfolio investment under Resolution No. 4,373/2014 or as a foreign direct investment under Law No. 14,286/2021, as regulated by BCB Resolution No. 278.

Exchange of common shares for ADSs

The deposit of common shares in exchange for ADSs may be subject to Brazilian income tax on capital gains, which in this case is the difference between the acquisition cost of the common shares and the market price of the common shares. For more information, see the rates outlined above on “Brazilian Tax Considerations –Taxation of Gains – Sale of common shares in Brazil.”

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Discussion on Low or Nil Taxation Jurisdictions

On June 4, 2010, the Brazilian tax authorities enacted Normative Ruling No. 1,037/2010 listing (1) the countries and jurisdictions considered as Low or Nil Taxation Jurisdictions; and (2) the privileged tax regimes, in which the definition is provided by Law No. 11,727/2008.

A Low or Nil Taxation Jurisdiction is a country or location that (1) does not impose taxation on income, (2) imposes income tax at a maximum rate lower than 17.0% or (3) imposes restrictions on the disclosure of shareholding composition or the ownership of the investment. The list of jurisdictions considered Low or Nil Taxation Jurisdictions by the Brazilian tax authorities is currently provided in Normative Ruling No. 1,037/2010.

Law No. 11,727/2008, which became effective as of January 1, 2009, introduced the concept of a “privileged tax regime” in connection with transactions subject to transfer pricing and thin capitalization rules. In this conception, privileged tax regimes are more comprehensive than tax havens. Under such law, a “privileged tax regime” is considered to be a tax regime that meets any of the following requirements: (i) does not tax income or taxes income at a maximum rate lower than 17%; (ii) grants tax advantages to a non-resident entity or individual (a) without requiring substantial economic activity in the jurisdiction of such non-resident entity or individual or (b) to the extent such non-resident entity or individual does not conduct substantial economic activity in the jurisdiction of such non-resident entity or individual; (iii) does not tax income generated abroad, or imposes tax on income generated abroad at a maximum rate lower than 17%; or (iv) restricts the ownership disclosure of assets and ownership rights or restricts disclosure about economic transactions.

Notwithstanding the fact that the “privileged tax regime” concept was enacted in connection with Brazilian transfer pricing and thin capitalization rules, there is no assurance that Brazilian tax authorities will not attempt to apply the concept of privileged tax regimes to other types of transactions, such as investments in the Brazilian financial and capital markets. We recommend that prospective investors consult their own tax advisors from time to time to verify any possible tax consequences of Law No. 11,727/2008.

Interest Attributed to Shareholders’ Equity

According to Law No. 9,249/1995, as amended, and our bylaws, we may opt to distribute income as interest attributed to shareholders’ equity as an alternative to the payment of dividends and treat such Payments as deductible expenses for Brazilian corporate income tax purposes by the payor, as far as certain limits are observed. Such interest is limited to the daily pro rata variation of the federal government’s long-term interest rate (TJLP), as determined by the Central Bank from time to time, multiplied by the sum of certain Brazilian company’s net equity accounts. The amount of deduction cannot exceed the greater of:

•	50% of net income (after the social contribution on net profits and before the provision for corporate income tax, and the amounts attributable to shareholders as interest on net equity) for the period with respect to which the payment is made; or

•	50% of the sum of retained earnings and earnings reserves as of the date of the beginning of the period with respect to which the payment is made.

Distribution of an interest on shareholders’ equity with respect to common shares or ADSs is subject to WHT at the rate of 15% or 25%, in case of a Nil or Low Taxation Jurisdiction holder.

The amount paid to shareholders as interest on shareholders’ equity, net of any withholding tax, may be included as part of the mandatory dividends distributable amount as prescribed in the Brazilian Corporate Law.

We cannot assure you that the Brazilian government will not try to increase the withholding income tax on interest on shareholders’ equity in the future or extinguish it altogether.

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Tax on foreign exchange transactions (“IOF/Exchange”)

Pursuant to Decree No. 6,306/2007, dated December 14, 2007, as amended, the conversion of Brazilian currency into foreign currency and the conversion of foreign currency into Brazilian currency may be subject to the Tax on Foreign Exchange Transactions or IOF/Exchange. Currently, for most exchange transactions, the rate of IOF/Exchange is 0.38%. However, exchange transactions carried out for the inflow of funds in Brazil for investments in the Brazilian financial and capital market made by a foreign investor (including a non-resident holder, as applicable) under the rules of CMN Resolution No. 4,373/2014 are subject to IOF/Exchange at a 0%. The IOF/Exchange rate will also be 0% for the outflow of funds from Brazil related to these types of investments, including payments of dividends and interest on shareholders’ equity and the repatriation of funds invested in the Brazilian market.

Notwithstanding the IOF/Exchange rates currently in force, the Brazilian government may increase the rate of the IOF/Exchange to a maximum of 25.0% at any time, but such an increase would not apply retroactively.

Tax on transactions involving bonds and securities (“IOF/Bonds”)

In addition to the IOF/Exchange, the IOF may also be imposed on any transactions involving bonds and securities, including those carried out on Brazilian futures and commodities stock exchanges (known as IOF/Bonds). Currently, the rate of this tax for transactions involving common shares or ADSs is zero. The executive branch, by a Presidential Decree, may increase the IOF rate by up to 1.5% per day, but only with respect to future transactions.

Other Brazilian Taxes

Certain Brazilian states impose donation and inheritance taxes on donations or bequests made by individuals or entities not domiciled or residing in Brazil to individuals or entities domiciled or residing within such states. There are no Brazilian stamp, issue, registration or similar taxes or duties payable by holders of our shares or ADS.

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WHERE YOU CAN FIND MORE INFORMATION

Information that we file with or furnish to the SEC after the date of this prospectus supplement, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus supplement. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any documents previously incorporated by reference have been modified or superseded.

Documents incorporated by reference in this prospectus supplement are available without charge. Each person to whom this prospectus supplement and the accompanying prospectus are delivered may obtain documents incorporated by reference herein by requesting them either in writing or orally, by telephone or by e-mail from us at the following address:

Investor Relations Department

Companhia de Saneamento Básico do Estado de São Paulo – SABESP

Rua Costa Carvalho, 300

CEP 05429-900, São Paulo, SP, Brazil

Attn: Investor Relations Department

Telephone: + 55 (11) 3388-8679

E-mail: dri@sabesp.com.br

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, applicable to a foreign private issuer, and accordingly file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Any filings we make electronically will be available to the public over the Internet at the SEC’s web site at http://www.sec.gov. The information on this website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus supplement.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus supplement and the accompanying prospectus.

We are incorporating by reference into this prospectus supplement the following documents that we have filed with the SEC:

1.	Our 2023 Form 20-F filed with the SEC on May 3, 2024;

2.	Sabesp’s Report on Form 6-K furnished to the SEC on June 21, 2024, containing our Unaudited Interim Consolidated Financial Statements, as well as a supplement of certain risk factors and recent developments (“Interim Financials Form 6-K”); and

3.	Any of our future filings on Form 20-F made with the SEC after the date of this prospectus supplement and prior to the completion of the offering of the securities offered by this prospectus supplement, and any of our future reports on forms 6-K furnished to the SEC during that period that are identified in those forms as being incorporated by reference into this prospectus supplement and the accompanying prospectus.

We will provide without charge to any person to whom a copy of this prospectus supplement is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to our Investor Relations Department located at Rua Costa Carvalho, 300, CEP 05429-900, São Paulo, SP, Brazil, Attn: Investor Relations Department (telephone: + 55 (11) 3388-8679; e-mail: dri@sabesp.com.br).

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P R O S P E C T U S

COMPANHIA DE SANEAMENTO BÁSICO DO ESTADO DE SÃO PAULO-SABESP

Common Shares
Common Shares represented by American Depositary Shares

Companhia de Saneamento Básico do Estado de São Paulo – SABESP (“Sabesp”) may from time to time offer common shares of Sabesp (our “common shares”), some of which may be represented by American Depositary Shares (collectively, the “ADSs”), covered by this prospectus. Additionally, any selling shareholders to be named in an applicable supplement to this prospectus (the “selling shareholders”) may from time to time offer common shares of Sabesp, some of which may be represented by ADSs. This prospectus describes some of the general terms that may apply to our common shares and the ADSs and the general manner in which they may be offered.

Sabesp and any selling shareholders, as applicable, will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. To the extent the applicable prospectus supplement is inconsistent with the information contained in this prospectus, the information in this prospectus is superseded by the information in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities. The amount and price of the offered securities will be determined at the time of the offering and will be reflected in the applicable prospectus supplement. The names of any underwriters, dealers or agents involved in the sale of the securities, their compensation and any options to purchase additional securities granted to them will be described in the applicable prospectus supplement.

Our common shares are listed on the São Paulo Stock Exchange (B3 S.A. –Brasil, Bolsa, Balcão) (the “B3”) under the ticker symbol “SBSP3”. ADSs representing our common shares are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “SBS”. The common shares are not listed on any U.S. national securities exchange.

Investing in these securities involves risks. See the “Risk Factors” sections of Sabesp’s Annual Report on Form 20-F for the year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 3, 2024 (the “2023 Form 20-F”) and in our report on Form 6-K to be furnished to the SEC on or around June 21, 2024, containing the interim consolidated financial statements and discussion of recent developments (the “June Form 6-K”) which are incorporated by reference herein, and in the relevant prospectus supplement.

Neither the SEC, the Brazilian Securities Commission (Comissão de Valores Mobiliários or “CVM”), nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 21, 2024.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	2
SABESP	6
USE OF PROCEEDS	8
DESCRIPTION OF SHARE CAPITAL	9
DESCRIPTION OF AMERICAN DEPOSITARY SHARES	17
SELLING SHAREHOLDERS	26
PLAN OF DISTRIBUTION	27
EXPERTS	29
VALIDITY OF SECURITIES	30
SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS IN BRAZIL	31
WHERE YOU CAN FIND MORE INFORMATION	34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	35
PART II INFORMATION NOT REQUIRED IN PROSPECTUS	36

ABOUT THIS PROSPECTUS

In this prospectus, unless the context otherwise requires, references to “Sabesp” mean Companhia de Saneamento Básico do Estado de São Paulo — Sabesp. Terms such as “we”, “us” and “our” generally refer to Companhia de Saneamento Básico do Estado de São Paulo — Sabesp, and its consolidated subsidiaries, joint operations and structured entities taken as a whole, unless the context requires otherwise. All references to “real,” “reais” or “R$” are to the currency of Brazil. All references to “U.S. dollar,” “U.S. dollars” or “US$” are to the currency of the United States of America. We have made rounding adjustments to reach some of the figures included in this prospectus.

This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (which we refer to as the “SEC”) as a “well-known seasoned issuer” (“WKSI”) as defined in Rule 405 under the U.S. Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process.

Under this shelf process, we and the selling shareholders may sell common shares in one or more offerings, some of which may be represented by ADSs.

This prospectus only provides a general description of the securities that we or the selling shareholders may offer. Each time we or the selling shareholders offer securities, we will prepare a prospectus supplement containing specific information about the particular offering. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. We may also add, update or change other information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information we file with the SEC. The registration statement that we filed with the SEC includes exhibits that provide more detail on the matters discussed in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials. Before you invest in any securities offered by this prospectus, you should read this prospectus, any related prospectus supplement and the related exhibits filed with the SEC, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.

We are responsible for the information contained in or incorporated by reference into this prospectus, any prospectus supplement or any free writing prospectus prepared by on or behalf of us. Neither we nor the selling shareholders have authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the selling shareholders are not making an offer to sell the ADSs in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, in the applicable prospectus supplement, free writing prospectus or any documents incorporated by reference is accurate only as of the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since then.

FORWARD-LOOKING STATEMENTS

This prospectus, the registration statement of which it forms a part, each prospectus supplement and the documents incorporated by reference into these documents contain estimates and forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time we or our representatives have made or may make forward-looking statements orally or in writing. Furthermore, such forward-looking statements may be included in various filings that we make with the SEC or press releases or oral statements made by or with the approval of one of our authorized executive officers. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. The forward-looking statements contained in this prospectus, which address our expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “potential” and similar expressions.

These estimates and forward-looking statements are based mainly on our current expectations and estimates of future events and trends that affect or may affect our business, financial condition, results of operations, cash flow, liquidity, prospects and the trading price of our securities. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to many significant risks, uncertainties and assumptions and are made in light of information currently available to us. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied in the forward-looking statements due to various factors, including, but not limited to, those identified under the section entitled “Risk Factors” in this prospectus and the 2023 Form 20-F.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. There is no assurance that the expected events, trends or results will actually occur.

We have made forward-looking statements that address, among other things:

• general economic, political, demographical, health and other conditions in Brazil and in other countries, including the military conflict between Russia and Ukraine, as well as the conflict between Israel and Hamas, the imposition of sanctions and trade embargos and its impacts on the global economy;
• fluctuations in inflation, interest rates and exchange rates in Brazil;
• the outcome of our proposed privatization, authorized by the State Law No. 17,853/2023 (the “Proposed Privatization”), as proposed by the State of São Paulo, our controlling shareholder (“State of São Paulo”) and any related legislative, regulatory or political developments;
• any judicial or other challenges to our Proposed Privatization;
• the potential impacts of the new tariff structure to be implemented, its uncertainties, as well as unpredictability about the revenues we expect to earn with the new structure;
• the interests of our controlling shareholder;
• any increase in delinquencies by our customers;
• the regulations issued by the Public Services Regulatory Agency of the State of São Paulo (Agência Reguladora de Serviços Públicos do Estado de São Paulo – “ARSESP”) regarding several aspects of our business, including resetting and adjusting our tariffs;
• changes in applicable laws and regulations, as well as the enactment of new laws and regulations, including those relating to environmental, tax and employment matters in Brazil;
• existing and future governmental regulation for sanitation services, competition in our concession area, and other matters;

• risks relating to our material properties, including difficulties in obtaining or renewing existing licenses, authorizations, approvals and permits to build, expand and/or operate our business facilities and challenges to our ownership and possession of our material properties;
• the impacts on our business of probable increases in the frequency of extreme weather conditions, including droughts and intensive rain and other climatic events, such as the State of Rio Grande do Sul floods in March 2024;
• our ability to continue to use certain reservoirs under current terms and conditions;
• availability of our water supply, springs and storage systems;
• the impact on our business of lower water consumption practices adopted by our customers during the water crisis which resulted in water savings and have not returned to their prior standards despite us maintaining a continuous supply of water to the São Paulo metropolitan region;
• the size and growth of our customer base and its consumption habits;
• any measures that we may be required to take to ensure the provision of water to our customers;
• the potential impacts on our business caused by the enactment of Law No. 14,026/2020 (the “New Legal Framework for Basic Sanitation”), which introduced several changes that directly affect our operations, including the requirement to participate in new public bids in case the entity is not part of the administration of the government authority responsible for the services, and the prohibition on entering into program contracts, agreements, partnership agreements and other unstable instruments for the provision of public sanitation services;
• the potential impact of the enactment of national reference standards that should be taken into account by subnational sanitation regulatory agencies (municipal, intermunicipal, district and state) in their regulatory performance, since the New Legal Framework for Basic Sanitation determined that the National Water and Sanitation Agency (Agência Nacional de Águas e Saneamento Básico – ANA) is the regulatory authority of the sanitation sector at national level;
• our ability to comply with the requirements regarding water and sewage service levels included in our agreements with municipalities, especially as a result of the changes brought by the New Legal Framework for Basic Sanitation, which established that the goal of providing drinking water to 99% of the population and sewage collection and treatment to 90% of the population must be met by 2033, which was brought forward to 2029 for us pursuant to State Law No. 17,853/2023;
• the municipalities’ ability to terminate our existing concession agreements prior to their expiration date and our ability to renew such agreements;
• our ability to collect amounts owed to us by our controlling shareholder, states, the federal government and municipalities;
• our capital expenditure program and other liquidity and capital resources requirements;
•	the effects of the program contract for provision of water and sewage services in the city of São Paulo, which stipulates an obligation to allocate 7.5% of our revenue from the city of São Paulo to the Municipal Fund for Environmental Sanitation and Infrastructure (Fundo Municipal de Saneamento Ambiental e Infraestrutura), as ARSESP has limited the pass-through of the amount of the tariff transferred to municipal infrastructure funds to 4%;
•	our management’s expectations and estimates relating to our future financial performance;
•	our level of debt and limitations on our ability to incur additional debt;

•	our ability to access financing with favorable terms in the future;
•	the costs we incur in complying with environmental laws and any penalties for failure to comply with these laws;
•	the outcome of our pending or future legal proceedings;
•	the impact of widespread health developments, such as COVID-19, and its effects on our operating revenues and financial condition;
•	the delay or postponement in investment in our sewage system;
•	the possibility to be subject to other regulatory agencies other than ARSESP; and
•	power shortages, rationing of energy supply or significant changes in energy tariffs.

For additional information on factors that could cause our actual results to differ from expectations reflected in forward-looking statements, please see “Risk Factors” as set forth in our most recent annual report on 2023 Form 20-F, which is incorporated by reference herein, or any updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC in the future or by information in the applicable prospectus supplement.

All forward-looking statements attributed to us or a person acting on our behalf are qualified in their entirety by this cautionary statement, and you should not place undue reliance on any forward-looking statement included in this prospectus. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events or for any other reason.

RISK FACTORS

Any investment in the common shares or ADSs involves a high degree of risk. Before purchasing any securities described in this prospectus, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any applicable prospectus supplement, including the risk factors incorporated by reference from the 2023 Form 20-F, the June Form 6-K, or any further updates in our current reports on Form 6-K, which may be amended, supplemented or superseded, from time to time, by other reports that we file with the SEC (available at www.sec.gov/edgar) in the future or by information in the applicable prospectus supplement. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of the common shares or ADSs.

We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of the securities to decline, perhaps significantly, and investors may lose part or all of their investment. You should not purchase the securities described in this prospectus unless you understand and know you can bear all of the investment risks involved.

In general, investing in the securities of issuers with operations in emerging market countries such as Brazil involves risks that are different from the risks associated with investing in the securities of U.S. companies and companies located in other countries with more developed capital markets.

SABESP

We were incorporated on September 6, 1973, under the laws of the Federative Republic of Brazil, as a mixed capital company (sociedade de economia mista) with limited liability and for indefinite duration.

We are one of the largest water and sewage service providers in the world, according to the ranking published in 2023 by Global Water Intelligence, which considered our calculated revenues for the year ended December 31, 2022. We provide water and sewage services in the State of São Paulo directly to a large number of residential, commercial and industrial consumers, as well as to a variety of public entities water services. According to the State Data Analysis System Foundation (Fundação Sistema Estadual de Análise de Dados – SEADE), the State of São Paulo had an estimated total population of 45.5 million as of December 31, 2023. In the most recent data collected by the Brazilian Institute of Geography and Statistics (Instituto Brasileiro de Geografia e Estatística – IBGE), the gross domestic product, which is the standard measure of the value added created through the production of goods and services during a certain period of time (the “GDP”) of the State of São Paulo was approximately R$3.2 trillion, representing approximately 30% of Brazil’s total GDP, and making it the largest economy of any state in Brazil based on GDP.

As of March 31, 2024 we served directly 376 of the 645 municipalities in the State of São Paulo. On June 3, 2024 our services with respect to the Igarapava municipality were interrupted and we were substituted by another concessionaire. The net book value of the assets related to this municipality was R$ 11.4 million. As of December 31, 2023, we provided water services through 10.3 million water connections to approximately 28.1 million people, representing approximately 62% of the total population of the State of São Paulo. In addition, with what we believe is our vast network, we calculated an effective water coverage ratio of 98% in respect of all regions in which we operate. We also provided sewage services through 8.8 million sewage connections to approximately 24.9 million people, achieving an effective sewage service ratio of 93% in respect of all regions in which we operate. As of December 31, 2023, we operated using 93,163 kilometers of water pipes and water transmission lines and 63,635 kilometers of sewer lines. Our significant size and scale have required us to operate in complex urban settings such as urban areas occupied by low-income populations in irregular areas (favelas) and environments without urban planning.

As of the date hereof, our corporate structure includes Sabesp and our wholly-owned subsidiary Sabesp Olímpia S.A. We also provide water and/or sewage services on a wholesale basis and through a minority participation in other four special purpose companies, as more fully described in the 2023 Form 20-F. In addition, we also acquired shares in two other companies, in which we participate as a minority shareholder: Aquapolo Ambiental S.A., which produces recycled water, and Attend Ambiental S.A, which operates a pretreatment plant for non-domestic effluent.

Further, in 2015, we incorporated Paulista Geradora de Energia S.A., which focuses on the implementation of a water treatment plant. In 2022, we incorporated (i) Cantareira SP Energia S.A., in partnership with Pacto SP Energia I Ltda., which will produce and sell electricity through four photovoltaic power generation plants on floating structures in our reservoirs in the region of Bragança Paulista; and (ii) SPE Infranext Soluções em Pavimentação S/A, which will produce and commercialize cold asphalt. Still in 2022, we acquired 20% of Foxx URE–BA S.A pursuant to the concession agreement entered into with the municipality of Barueri for the construction of a power generation plant from urban solid waste, which will be the first power generation plant operating from the incineration of urban solid waste in Brazil.

Our revenues from wholesale water services in the year ended December 31, 2023 were R$103.4 million. With respect to wholesale sewage services, our revenues in the year ended December 31, 2023 were R$37.7 million. For the year ended December 31, 2023, we generated net operating revenue of R$25,572.1 million, an increase of 15.9% compared to 2022. Our total assets amounted to R$61,471.0 million and our total shareholders’ equity amounted to R$29,857.4 million as of December 31, 2023.

Currently, we are subject to a privatization plan. On February 28, 2023, the State Privatization Program’s Board (Conselho Diretor do Programa Estadual de Desestatização or “CDPED”), which has authority over corporate reorganization plans involving privatizations of state-owned companies, such as us, agreed to proceed with the hiring of consultancy services to assist with the analysis of our Proposed Privatization, as proposed by State of São Paulo. In April 2023, the State of São Paulo government hired the International Finance Corporation (the “IFC”), an agency of the World Bank, as an advisor for this process. On December 8, 2023, the State of São Paulo enacted State Law No. 17,853/2023, providing the authorization for our Proposed Privatization and its general guidelines. Accordingly, upon completion of the offering of securities pursuant to this prospectus, the State of São Paulo may reduce or dilute its controlling interest in us through a sale of its common shares through an auction or secondary offering on the relevant stock exchanges within and outside of Brazil or via a primary public offering of our common shares within and outside of Brazil.

State Law No. 17,853/2023 also provides that, if our Proposed Privatization is consummated, our bylaws will be amended to provide for a special class of preferred share, owned exclusively by the State of São Paulo (referred to as a “golden share”), which will grant the State of São Paulo veto power over proposed changes to: (i) our name and headquarters; (ii) our corporate purpose of providing water and sewage services; and (iii) any provisions in our bylaws regarding limits on the exercise of voting rights attributed to shareholders or groups of shareholders. For more information, see “Risk Factors— If our Proposed Privatization is consummated, we will no longer have a controlling shareholder that holds more than 50% of our capital stock, which may make us susceptible to shareholder alliances, shareholder conflicts and other events arising from the absence of a controlling shareholder or a controlling group” in our June Form 6-K.

The CDPED approved, among others, the recommendation for the structure of our Proposed Privatization on April 17, 2024, pursuant to State Law No. 17,853/2023, which will be sent to the Governor of the State of São Paulo for approval. On May 27, 2024, we had an extraordinary shareholders’ meeting which approved changes to our bylaws conditional upon the consummation of our Proposed Privatization. The proposed changes to our bylaws include, inter alia, the golden share terms and conditions and a provision that will have the effect of avoiding the concentration of more than 30% of our common voting shares in the hands of one or a small group of shareholders and poison pill provisions. On June 3, 2024, the CDPED approved the final structure of our Proposed Privatization and authorized us to proceed with the Proposed Privatization through a public offering of shares (“Public Offering”), according to article 5, I, items “b” and “i” of State Law No. 9,361/1996 and article 21, I, of State Decree No. 67,759/2023, including, among others, the following conditions:

•	Partial sale of shares held directly and indirectly by the State of São Paulo, by means of a public offering to be carried out and registered with the CVM, in accordance with the rules and procedures of CVM Resolution No. 160/2022;

•	The State of São Paulo shall maintain at least 18% of our share capital, which may be further reduced depending on market conditions of the Public Offering;

•	As part of the Public Offering a reference investor will be selected subject to the bookbuilding process to act as our “reference investor” after the Proposed Privatization is consummated, through the priority allocation of common shares, representing 15% of our share capital to the reference investor selected in the Public Offering;
•
•	Common shares of the offering representing 10% of our share capital shall be allocated on a priority basis to employees, as set forth on article 42 of State Law No 9.361/1996; and

•	Certain terms and conditions shall be included in the investment agreement, lock-up and other agreements to be entered into by the State of São Paulo and the reference investor selected in the Public Offering.

CDPED also ratified that the State of São Paulo must maintain at least 10% of our share capital to maintain the special class preferred share (golden share), as provided for in our new bylaws.

Our principal executive office is located at located at Rua Costa Carvalho, 300, 05429-900 São Paulo, SP, Brazil. Our telephone number is +55 11 3388-8000 and website is www.sabesp.com.br. Our legal name is Companhia de Saneamento Básico do Estado de São Paulo – SABESP and our commercial name is Sabesp. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Unless otherwise disclosed in connection with a particular offering of securities, we intend to use the net proceeds from the sale of any securities as provided in the applicable prospectus supplement.

In the case of a secondary offering of securities, we will not receive any proceeds from the sale of our common shares by such selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following is a brief summary of certain significant provisions of our bylaws, the Brazilian corporate law, and the rules and regulations of the CVM and of the Novo Mercado segment of B3. This discussion does not purport to be complete and is qualified by reference to our bylaws and of those laws, rules and regulations. For a summary of certain of your rights as our shareholder, see “—Rights Attaching to Our Shares” below.

General

We are a mixed capital company, of unlimited duration, incorporated on September 6, 1973, with limited liability, duly organized and operating under Law No. 6,404, of December 15, 1976 (the “Brazilian Corporate Law”). We were authorized and constituted in accordance with São Paulo State Law No. 119 of June 29, 1973. We are registered with the Brazilian tax authorities under CNPJ No. 43.776.517/0001-80.

In 1994, we were registered with the CVM as a publicly held company and are therefore subject to the CVM’s rules, including those relating to the periodic disclosure of material facts and relevant events. Our common shares have been listed on the B3 under the ticker “SBSP3” since June 4, 1997.

In 2002, we joined the Novo Mercado segment of the B3, which is the listing segment in Brazil with the highest corporate governance requirements. In the same year, we registered our common shares with the SEC and started trading our shares in the form of ADR – level III on the NYSE under the ticker “SBS.”

Corporate Purpose

Our bylaws provide that our corporate purpose is to render basic sanitation services, aimed at the universalization of basic sanitation in the State of São Paulo and achieving financial sustainability in the long-term. Our activities comprise water supply, sanitary sewage services, urban rainwater management and drainage services, urban cleaning services, solid waste management services and related activities, including the planning, operation, maintenance and commercialization of energy (for us or third parties), and the commercialization of services, products, benefits and rights that directly or indirectly arise from our assets, operations and activities. We are allowed to act, in a subsidiary form, in other Brazilian locations and abroad.

Capital Stock

Our share capital consists of 683,509,869 common shares, all nominative and without par value. If our Proposed Privatization is consummated, the provisions of our new bylaws approved by our shareholders on May 27, 2024 will come into effect. This version of the bylaws provides for a golden share (which is a special class of preferred share), exclusively held by the State of São Paulo, which confers certain veto rights to the State of São Paulo, as described below.

Treasury Shares

We hold no treasury shares and we do not have a program for repurchasing our shares.

Authorized Capital

As approved by our shareholders in the meeting held on May 27, 2024, our Board of Directors is allowed to increase our share capital up to the limit of 1,187,144,787 common shares, all nominative and without par value, regardless of statutory reform; and to exclude the shareholders’ preemptive rights in the subscription of shares issued through public offerings, pursuant to article 172, caput and item I, of Brazilian Corporate Law.

Rights Attaching to Our Shares

Common Shares

Each of our common shares entitles its holder to one vote on matters to be voted at the annual or extraordinary shareholders’ general meeting. In addition, upon our liquidation, holders of our shares are entitled to share in all of our remaining capital, after paying our creditors in accordance with their respective ownership interest in us. Holders of our common shares are entitled to participate in all future capital increases carried out by us.

Preferred Shares

If our Proposed Privatization is consummated, the State of São Paulo will hold a golden share (which will be a special class preferred share), granting veto power over proposed changes to:

(i)	our name and headquarters;

(ii)	our corporate purpose of providing water and sewage services; and
(iii)	any provisions in our bylaws regarding limits on the exercise of voting rights attributed to shareholders or groups of shareholders.

Transfer of Our Shares

Our shares are not subject to any share transfer restrictions. Whenever a transfer of ownership of shares occurs, the finance company with which such shares are deposited may collect from the transferring shareholder the cost of any services in connection with the Brazilian transfer thereof, subject to maximum rates established by the CVM.

Pre-emption Rights

Each of our shareholders has a general preemptive right to subscribe for shares or securities convertible into shares in any capital increase, in proportion to his or her ownership interest in us, except in the event of the grant and exercise of any option to acquire shares of our capital stock. The preemptive rights are valid for a 30-day period from the publication of the announcement of the capital increase. Shareholders are also entitled to sell this preemptive right to third parties. Under Brazilian Corporate Law, we may amend our bylaws to eliminate preemptive rights or to reduce the exercise period in connection with a public offering of shares or an exchange offer made to acquire another company.

In the event of a capital increase by means of the issuance of new shares, holders of common shares, would, except under circumstances described above, have preemptive rights to subscribe for any class of our newly issued shares. Accordingly, preemptive rights may or may not be delivered to or otherwise extended to ADSs holders, as agreed between us and the Depositary, in each instance. In any case, an ADS holder would not be able to exercise the preemptive rights relating to the common shares underlying his or her ADSs unless a registration statement under the Securities Act, is effective with respect to those rights or an exemption from the registration requirements of the Securities Act is available. For more information, see “Item 3.D. Risk Factors—Risks Relating to Our Common Shares and ADSs—A holder of our common shares and ADSs might be unable to exercise preemptive rights and tag-along rights with respect to the common shares” of our 2023 Form 20-F, incorporated by reference herein.

Any exercise of preemptive rights relating to the common shares will not be subject to Brazilian income tax. Any gain on the sale or assignment of preemptive rights relating to the common shares by a non-Brazilian holder of common shares will be subject to Brazilian taxation at the same rate applicable to the sale or disposition of common shares.

Redemption

Brazilian Corporate Law provides that, under limited circumstances, a shareholder has the right to withdraw his or her equity interest from the company and to receive payment for the portion of shareholder’s equity attributable to his or her equity interest. This right of withdrawal may be exercised by dissenting shareholders in the event that at least half of all voting shares outstanding authorize us:

•	to reduce the mandatory distribution of dividends;
•	to merge into another company or to consolidate with another company, subject to the conditions set forth in Brazilian Corporate Law;
•	to participate in a centralized group of companies, as defined under and subject to Brazilian Corporate Law;
•	to change our corporate purpose;
•	to split up, subject to Brazilian Corporate Law;
•	to change the preferences, advantages and conditions for redemption or amortization of one or more classes of preferred shares, or create a new class of shares;
•	to transform into another type of company;
•	to transfer all of our shares to another company or to receive shares of another company in order to make the company whose shares are transferred a wholly owned subsidiary of such company, known as incorporação de ações; or
•	to acquire control of another company at a price which exceeds the limits set forth in Brazilian Corporate Law.

The right of withdrawal lapses 30 days after publication of the minutes of the shareholders’ meeting that approved a corporate action described above. We would be entitled to reconsider any action giving rise to withdrawal rights within 10 days following the expiration of such rights if the withdrawal of shares of dissenting shareholders would jeopardize our financial condition. Brazilian Corporate Law allows companies to redeem their shares at their economic value, subject to the provisions of their bylaws and certain other requirements. Our bylaws currently do not provide that our capital stock will be redeemable at its economic value and, consequently, any redemption pursuant to Brazilian Corporate Law would be made based on the book value per share, determined on the basis of the most recent balance sheet approved by the shareholders. However, if a shareholders’ meeting giving rise to redemption rights occurred more than 60 days after the date of the most recent balance sheet approved, a shareholder would be entitled to demand that his or her shares be valued on the basis of a new balance sheet dated within 60 days of such shareholders’ meeting. In this case, the company will immediately pay 80% of the reimbursement amount calculated based on the most recent balance sheet and, once the next balance sheet is finalized, will pay the balance within 120 days from the date of the general shareholders’ meeting.

In addition, shareholders are precluded from exercising withdrawal rights resulting from a (i) merger into or consolidation with another company, subject to the conditions set forth in Brazilian Corporate Law, or (ii) participation in a centralized group of companies, as defined under and subject to Brazilian Corporate Law if their shares meet the following criteria: (a) they are considered liquid, defined as being part of the Bovespa index (Índice Bovespa) or another stock exchange index (as defined by the CVM); and (b) share ownership is dispersed, such that the controlling shareholder or companies it controls hold less than 50% of our shares. Our common shares are listed on the Bovespa index.

We may cancel the right of withdrawal if the payment amount has a material adverse effect on our finances.

Registration

Our shares are held in book-entry form with Banco Bradesco S.A., which will act as the custodian agent for our shares (“Banco Bradesco” or the “Custodian”). Transfer of our shares will be carried out by means of book entry by Banco Bradesco in its accounting system, debiting the share account of the seller and crediting the share account of the buyer, upon a written order of the transferor or a judicial authorization or order to affect such transfers.

Notification of Interests in Our Shares

Any shareholder who acquires or disposes of 5%, 10%, 15% and so on of our share capital of any class is obliged to notify us immediately upon completion of the transaction. Such obligation also applies to the holders of ADSs, convertible debentures and stock options. After the receipt of such notification, we will disclose such transaction by means of a notice to be uploaded on the CVM website and duly update its corporate information in our Reference Form (Formulário de Referência) within seven business days of the transaction occurrence.

If our Proposed Privatization is consummated, our bylaws will include poison pills provisions in order to avoid any shareholder or group of shareholders to hold, directly or indirectly, more than 30% of our voting shares.

Shareholders’ General Meetings

The Brazilian Corporate Law does not allow shareholders to approve matters by written consent obtained in response to a consent solicitation procedure. All matters subject to shareholders approval must be approved at a duly convened general meeting. There are two types of shareholders’ meetings: ordinary and extraordinary. Ordinary meetings occur once a year, within 120 days of our fiscal year end, and extraordinary meetings can be called whenever necessary.

Shareholders’ meetings are called by our Board of Directors. Notice of such meetings is posted to shareholders and, in addition, notices are placed in a newspaper of general circulation in our principal place of business and on our website at least 21 days before the meeting.

Shareholders’ meetings are held at our principal executive office in São Paulo and can also be conducted online, which, since 2020, has become a common practice adopted by us and other publicly held companies. Shareholders may be represented at a shareholders’ meeting by attorneys-in-fact who are: (i) shareholders of the company; (ii) a Brazilian lawyer; (iii) a member of our management; or (iv) a financial institution.

At duly convened meetings, our shareholders are able to take any action regarding our business. The following actions can only be taken by our shareholders in general meeting:

•	election and dismissal of the members of our Board of Directors and our Fiscal Council, if the shareholders have requested the setup of the latter;

•	approval of the aggregate compensation of the members of our Board of Directors and Board of Executive Officers, as well as the compensation of the members of the Fiscal Council;
•	amendment of our bylaws;
•	approval of our merger, consolidation or spin-off;
•	approval of our dissolution or liquidation, as well as the election and dismissal of liquidators and the approval of their accounts;
•	granting stock awards and approval of stock splits or reverse stock splits;
•	approval of stock option plans for our management and employees, as well as for the management and employees of other companies directly or indirectly controlled by us;
•	approval, in accordance with the proposal submitted by our Board of Directors, of the distribution of our net income and payment of dividends;
•	authorization to delist from the Novo Mercado and to become a private company, except if the cancellation is due to a breach of the Novo Mercado Listing Regulation;
•	regulations by management, and to retain a specialized firm to prepare a valuation report with respect to the value of our shares, in any such events;
•	approval of our management accounts and our consolidated financial statements;
•	approval of any primary public offering of our shares or securities convertible into our shares; and
•	deliberate upon any matter submitted by the Board of Directors.

Board of Directors, Board of Executive Officers, Fiscal Council and Committees

As of the date of this registration statement, our main management and governance bodies formally constituted and with regular operation, are: (i) Board of Directors; (ii) Board of Executive Officers; (iii) Fiscal Council; (iv) Audit Committee; and (v) Eligibility Committee. If our Proposed Privatization is consummated, we will have the following main management and governance bodies: (i) Board of Directors; (ii) Board of Executive Officers; (iii) Fiscal Council; (iv) Audit Committee; (v) Eligibility and Compensation Committee; (vi) Sustainability and Corporate Accountability Committee; and (vii) Related Party Transactions Committee.

Our management, pursuant to our bylaws and the governing legislation, is the responsibility of the Board of Directors and the Board of Executive Officers. The members of the Board of Directors and those of the Board of Executive Officers may be shareholders or not, and in both cases, the management guarantee provided for in the Brazilian Corporate Law may be required.

The management bodies also have the support of advisory bodies and support secretariats.

Qualifications

The Brazilian Corporate Law and CVM regulations also provide that certain individual may not be appointed to a position by our management, including those who: are disqualified by the CVM, have been declared bankrupt or have been convicted of certain offenses such as bribery and crimes against the economy.

The Law No. 13,303/2016 introduced several provisions, including establishing minimum requirements for the election of members of the boards, such as: (i) (a) to have a minimum professional experience of ten years in the public or private segment related to the intended state-owned company, or in other related segments regarding the superior managing position that he or she was appointed to; or (b) to have a minimum professional experience of four years in one of such positions: (1) superior manager position in similar companies considering the size or the business of the intended state-owned company; (2) to have occupied positions or functions of trust equal to DAS-4 (manager) or superior in the public segment; (3) have been a teacher or a researcher in subjects related to the intended state-owned company business; (c) to have a minimum self-employed professional experience of four years in activities directly or indirectly related to the intended state-owned company business; (ii) to have an academic degree in areas related to the intended state-owned company business; (iii) do not fall under the non-admission hypothesis and are not declared ineligible regarding the Complementary Law No. 64 of 1990. Once the Privatization Process is concluded, these provisions will no longer be applicable to us.

The minutes of the shareholders’ or directors’ meeting that appoints a member of the Board of Directors or the Board of Executive Officers, respectively, must detail the qualifications of such person and specify the period of their mandate.

Appointment and Composition

The members of our Board of Directors are elected at the general shareholders meeting to serve a two-year term. The Board of Directors is currently composed of 11 members, with six members considered independent, all appointed in accordance with our bylaws. If our Proposed Privatization is consummated, our bylaws will provide for nine sitting Directors and the State of São Paulo will have the ability to elect up to three members of our Board of Directors not considering the nomination of the independent members. See “Item 6.A. Directors and Senior Management—Board of Directors” of our 2023 Form 20-F, incorporated by reference herein, for additional information.

Pursuant to article 140 of the Brazilian Corporate Law, the members of the board of directors will be elected by means of shareholders meetings and may be replaced at any time. There are no prescribed age limits for retirement of members of our Board of Directors.

Under article 141, paragraphs 4 and 5 of Brazilian Corporate Law, minority shareholders may appoint a member of the board of directors, as follows:

(i)	holders of common shares representing at least 15% of the total common shares with voting rights may appoint one member to the board of directors and its respective alternate;
(ii)	holders of preferred shares representing at least 10% of the total capital stock of a company may appoint one member to the board of directors and its respective alternate; and
(iii)	if the percentages set forth in items (i) and (ii) are not met by the holders of common shares and preferred shares, holders of common shares and holders of preferred shares representing together more than 10% of the total capital of a company may jointly appoint one member to the board of directors and its respective alternate.

Those rights may only be exercised by shareholders that prove their continuous share ownership during the last three months prior to our shareholders’ meeting.

In addition, article 141 of the Brazilian Corporate Law and CVM regulations determine that shareholders holding more than 10% of the voting capital are entitled to request cumulative voting rights (voto múltiplo) so as to increase their chances of electing at least one member to the board of directors, equivalent rights to (i), (ii) and (iii) above as well as cumulative voting rights are not available to ADSs holders. Under the cumulative voting process, each voting share is entitled to a number of votes equal to the number of board seats being filled at the relevant shareholders’ meeting, such votes which can be cast to a single or more candidates. As a result of the cumulative voting, controlling shareholders may be prevented from controlling all seats of the board, while minority shareholders may be allowed to appoint at least one member of that body. Shares participating in the cumulative voting process will not be counted for the purposes of appointing board members in the circumstances described in (i) through (iii) above (and vice versa).

In order to ensure that the majority of board members is elected by the controlling shareholder, Brazilian Corporate Law provides that whenever the election of board members uses cumulative voting and holders of common or preferred shares elect board members in separate elections, the controlling shareholders will always have the right to elect such board members in a number equal to the number elected by the other shareholders plus one member, even if that results in the board having more members than the number set forth by the company’s bylaws (article 141, paragraph 7, of the Brazilian Corporate Law).

Brazilian Corporate Law also provides that, whenever cumulative voting is adopted and the general shareholders meeting removes any member from office, all members will be automatically removed from office and a new election will take place. In other situations of vacancy, if no substitute members are elected along with effective members, the next shareholders’ meeting will elect all members of the board.

If our Proposed Privatization is consummated, our bylaws will no longer confer the right set forth in article 141, paragraph 7, of the Brazilian Corporate Law to the State of São Paulo, as it will be limited to vote on 30% of our voting shares. Additionally, if our Proposed Privatization is consummated, with the exception of the provisions of article 141 of the Brazilian Corporate Law, the election of the members of the Board of Directors shall take place by the slate system, observing, in any event, the applicable rules on eligibility provided for in the legislation and regulations in force, in our bylaws and in our nomination policy.

Our Board of Executive Officers consists of up to seven executive officers appointed by our Board of Directors for a two-year term. Our CEO shall not simultaneously hold the position of Chairman of the Board of Directors.

Upon the election of a new governor for the State of São Paulo and any resulting change in the administration of the State of São Paulo, all or some of the members of our Board of Directors, including our chairwoman, have historically been replaced by designees of the new administration. The State of São Paulo appointed nine members of the Board of Directors, one member was appointed by the minority shareholders, and another was elected as employee’s representative.

Our Fiscal Council, which is established on a permanent basis, consists of a minimum of three and a maximum of five sitting members and the same number of alternates. Our Fiscal Council currently consists of five sitting members and five alternates, elected at shareholders’ meetings with a term of one year. It is guaranteed the participation, in the Fiscal Council, of a representative of the minority shareholders. If our Proposed Privatization is consummated, our bylaws will no longer have requirements about the participation of a representative of the minority shareholders in the Fiscal Council.

Meetings and Duties

Our Board of Directors ordinarily meets once a month or, when necessary for the interests of our company, when called by its chairman or by the majority of its members. Among other duties, our Board of Directors is responsible for: (i) approving our strategic plan; (ii) approving the business plan for the following financial year, annual and multi-annual programs, indicating the respective projects; (iii) the appointment and dismissal of the executive officers and members of the Audit Committee, (iv) deliberating on the increase of our share capital within the limit authorized by our bylaws; and (v) expressing its opinion on any proposal by the Board of Executive Officers or any matter to be submitted to the General Shareholders’ Meeting. Directors cannot participate in discussions or vote on matters in which they are interested. As a result, our Board of Directors does not have the power to vote on compensation for itself. Only our shareholders may approve such matters.

The Board of Executive Officers’ ordinarily meets at least twice a month or, extraordinary, whenever called by the CEO or by two officers. Our Board of Executive Officers determines our general business policy, is responsible for all matters related to our day-to-day management and operations and is the highest controlling body with regards to the execution of our guidelines. Members of our Board of Executive Officers cannot participate in discussions or vote in relation to matters in which they are otherwise interested. Its responsibilities are determined by bylaws and our internal regulations, as well as by the applicable laws. See “Item 6.A. Directors and Senior Management— Board of Executive Officers” of our 2023 Form 20-F, incorporated by reference herein, for additional information.

Our Fiscal Council generally meets, ordinarily, once a month and, extraordinarily, whenever called by any of its members of by the Board of Executive Officers. The primary responsibility of the Fiscal Council, which is independent from management and from the external auditors appointed by our Board of Directors, is to oversee the actions of our managers and ensure compliance with their legal and statutory duties, pursuant to article 163 of the Brazilian Corporate Law, and to review our consolidated financial statements and report on them to our shareholders.

Committees

Our management has also two permanent committees. If our Proposed Privatization is consummated, our management will have four permanent committees, formed by members of the board itself and by independent external members. The committees’ basic function is to advise the Board of Directors in fulfilling its responsibilities for establishing fundamental guidelines and our superior control, with specific attributions of analysis, monitoring, and recommendation on specific issues in each area.

Audit Committee

We have a permanent Audit Committee, as provided for in our bylaws, which is composed of three members of the Board of Directors who, cumulatively, will comply with the requirements of (i) independence (in accordance with the Regulamento do Novo Mercado); (ii) technical expertise; and (iii) time availability. The current members were elected at the annual shareholders’ meeting held on April 25, 2024. Pursuant to our bylaws, the members of our Audit Committee may be appointed simultaneously with their election to the Board of Directors or by a subsequent resolution at a Board of Director’s meeting. The members of the Audit Committee may only rejoin this committee three years after the end of their term of office.

The Audit Committee is mainly responsible for assisting and advising the Board of Directors in its responsibilities to ensure the quality, transparency and integrity of our published consolidated financial information and consolidated financial statements. The Audit Committee is also responsible for supervising all matters relating to the code of conduct and integrity, accounting, internal controls, the internal and independent audit functions, compliance, risk management and internal policies, such as the related party’s transaction policy. The Audit Committee and its members have no decision-making powers or executive functions.

If our Proposed Privatization is consummated, the committee will no longer be governed by the provisions of Law No. 13,303/2016 and will follow the guidelines of CVM Resolution No. 23, dated February 25, 2021.

Eligibility Committee

In accordance with Federal Law No. 13,303/2016, and pursuant to our bylaws, we have an Eligibility Committee responsible for supervising the process for the appointment and evaluation of members of our Board of Directors, Board of Executive Officers and Fiscal Council. Currently, this Committee is not responsible for supervising the process of compensation of members of the Company’s statutory bodies.

This committee consists of up to three members, elected by the General Shareholders’ Meeting, without a fixed term of office. Members must have at least three years’ professional experience in public administration, or three years’ experience in the private sector in an area in which, or related to which, we operate.

If our Proposed Privatization is consummated, pursuant to our new bylaws, an Eligibility and Compensation Committee responsible for supervising the process for the appointment, evaluation and compensation of members of the Company’s statutory and non-statutory bodies will be created. It will be composed of at least three and up to five members, elected by our Board of Directors, all with compatible academic backgrounds or relevant professional experience in the matters falling within their competence, with at least one of them being an independent member, who will act as the committee’s coordinator. Its purpose is to verify the process for appointing and evaluating officers, directors and members of the Fiscal Council, Statutory and Non-Statutory departments and to dealing with matters related to the compensation and benefits of directors, officers and members of Statutory and Non-Statutory departments.

Sustainability and Corporate Accountability Committee

If our Proposed Privatization is consummated, pursuant to our new bylaws, a Sustainability and Corporate Accountability Committee will be created. It will be composed of at least three and up to five members, being four members elected by our Board of Directors and one member by our employees in a direct election, which may count on our administrative support, if requested. Through the Sustainability and Corporate Accountability Committee, we intend to integrate the environmental, social and corporate governance practices into the business strategy, as well as encourage the adoption of the highest socio-environmental and governance standards in our corporate policies and operations. The Sustainability and Corporate Accountability Committee will (i) monitor the implementation of the sustainability and climate change policy and the sustainable management of natural resources, adequacy of working conditions and positive involvement with communities, including monitoring our goals for water efficiency, conservation of natural resources and social impact; and (ii) verify the performance of the Social and Environmental Management System, for an integrated assessment of social and environmental risks and impacts, when applicable, in our locations and operations areas, among others.

Related Party Transactions Committee

If our Proposed Privatization is consummated, pursuant to our new bylaws, a Related Party Transactions Committee will be created. It will be composed of at least three and up to five members, elected by our Board of Directors. The Related Party Transactions Committee will be dedicated to handling of related party transactions and situations involving potential conflicts of interest, in order to preserve the Company’s interests and ensure full independence and absolute transparency and shall report to the Audit Committee as appropriate. The Related Party Transactions Committee will: (i) ensure compliance with the criteria established in the institutional policy on transactions with related parties approved by the Board of Directors; (ii) analyze and express an opinion on any operations that characterize a transaction with a related party and the impact of their conclusion; and (iii) provide an opinion, by means of a reasoned statement, on situations involving a potential conflict of interest in a transaction with a related party, when a director, shareholder or other governance agent is not independent in relation to the matter under discussion and may influence or make decisions motivated by particular interests or interests different from those of the company, even if they converge with the company’s interests.

Proposed Privatization

On December 8, 2023, the State of São Paulo enacted State Law No. 17,853/2023, providing the authorization for our Proposed Privatization and its general guidelines. State Law No. 17,853/2023 also provides that, if our Proposed Privatization is consummated, our bylaws will be amended to provide for a golden share, owned exclusively by the State of São Paulo, which will grant the State of São Paulo veto power over proposed changes to: (i) our name and headquarters; (ii) our corporate purpose of providing water and sewage services; and (iii) any provisions in our bylaws regarding limits on the exercise of voting rights attributed to shareholders or groups of shareholders. On May 27, 2024, we held an extraordinary shareholders’ meeting, which approved changes to our bylaws conditional upon the consummation of our Proposed Privatization, such as, inter alia, an authorized capital provision, the golden share terms and conditions, a provision that will have the effect of avoiding the concentration of more than 30% of our common voting shares in the hands of one or a small group of shareholders and poison pill provisions. See our 2023 Form 20-F for further information about our Proposed Privatization and the amendment to our bylaws.

Reference Investor

As part of our Proposed Privatization, the State of São Paulo will offer common shares to a reference investor (the “Reference Investor”) through a public competitive process consisting of the submission of pricing and volume proposals (the “Bidding Process”).

In accordance with the rules governing our Proposed Privatization and the Bidding Process, a priority offering in Brazil will allocate certain of our shares to the Reference Investor. This Bidding Process follows a structured procedure to ensure compliance with relevant regulations and transparency. Potential investors must thoroughly review relevant documents, particularly those detailing risk factors, as well as our 2023 Form 20-F and the June Form 6-K.

The two proposals with the best terms will be publicly announced. Each proposal will be part of a bookbuilding process that will determine the winning Reference Investor. The Reference Investor will enter into a certain investment agreement (the “Investment Agreement”) with the State of São Paulo, which will govern its corporate governance rights.

The consummation of our Proposed Privatization is conditioned upon our price per share being equal to or higher than a minimum price recommended by our board of directors of and as approved by the governor of the State of São Paulo (the “Minimum Price Condition”). If the Minimum Price Condition is not met by the completion date of the bookbuilding procedure, our Proposed Privatization will not be consummated.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

We have listed on the NYSE ADSs representing our common shares. The Bank of New York Mellon has agreed to act as the depositary bank with respect to our ADSs (“BNYM” or “Depositary”). BNYM’s depositary offices are located at 240 Greenwich Street, New York, New York 10286. The ADSs represent ownership interests in securities that are on deposit with the Depositary and may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The Depositary typically appoints a custodian to safekeep the securities on deposit. In our case, the custodian is Banco Bradesco, located at Departamento de Ações e Custódia, Núcleo Cidade de Deus, no number, Prédio Amarelo, 1st floor, Vila Yara, Osasco, São Paulo, Brazil, CEP 06029-900.

The ADSs are issued pursuant to a deposit agreement. The deposit agreement will be amended and restated upon and subject to the consummation of the Proposed Privatization. A form of the proposed amended and restated deposit agreement is on file with the SEC under cover of Post-Effective Amendment No. 1 to the Registration Statement on Form F-6 (Reg. No. 333-185993). You may obtain a copy of the proposed deposit agreement from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 and from the SEC’s website (www.sec.gov).

We are providing you with a summary description of the material terms of the ADSs and of your material rights as an ADS holder. Please remember that summaries by their nature lack the precision of the information summarized and that the rights and obligations of an ADS holder will be determined by reference to the terms of the deposit agreement and not by this summary. We urge you to review the deposit agreement in its entirety. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs but that may not be contained in the deposit agreement.

Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, one common share on deposit with the Depositary or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the Depositary or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs. The deposited common shares and any other securities or other property the Depositary is holding under the Deposit Agreement are referred to collectively as the “Deposited Securities”. We and the Depositary may agree to change the ADS-to-common share ratio by amending the deposit agreement.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Brazilian law governs shareholder rights. The depositary will be the holder of the shares underlying your ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

As an ADS holder or beneficial owner of ADSs, applicable laws and regulations may require you to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. You are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the Depositary, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on your behalf to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.

Dividends and Distributions

As a holder of ADSs, you generally have the right to receive the distributions we make on the securities deposited with the custodian. Your receipt of these distributions may be limited, however, by practical considerations and legal limitations. ADSs holders will receive such distributions under the terms of the deposit agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.

Distributions of Cash

Upon receipt of confirmation of the receipt of any cash dividend or other cash distribution on any Deposited Securities, the Depositary will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders as of the record date. The conversion into U.S. dollars will take place only if lawful and reasonable practicable and if the U.S. dollars are transferable to the United States.

The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by ADS holders under the terms of the deposit agreement. In the event that we or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes, the amount distributed to ADS holders shall be reduced accordingly. We or our agent will remit to the appropriate governmental agency in Brazil all amounts withheld and owing to such agency. The Depositary will forward to us or our agent such information from its records as we may reasonably request to enable us or our agent to file necessary reports with governmental agencies, and the Depositary or us or our agent may file any such reports necessary to obtain benefits under the applicable tax treaties for ADS holders.

Distributions of Shares

Whenever we intend to make a free distribution that consist of a dividend in, or free distribution of, common shares for the securities on deposit with the custodian, the Depositary may, and shall if we shall so request, distribute to holders of outstanding ADSs additional ADSs representing the common shares received as such dividend or free distribution. Fractional entitlements will be sold and the proceeds of such sale will be distributed. If additional ADSs are not so distributed, each ADS shall also represent the additional common shares distributed upon the Deposited Securities represented thereby.

The distribution of new ADSs upon a distribution of common shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes or governmental charges, the Depositary may sell all or a portion of the new common shares so distributed.

No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the Depositary does not distribute new ADSs as described above, it may sell the common shares received upon the terms described in the deposit agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.

Distributions of Rights

Whenever we intend to distribute rights to subscribe for additional common shares or any rights of any other nature, we will assist the Depositary in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to ADS holders.

The Depositary may, following consultation with us, establish procedures to distribute rights to subscribe for additional ADSs to ADS holders or dispose such rights on behalf of any ADS holders and make the net proceeds available to such holders if it is lawful and reasonably practicable to make the rights available to ADS holders of ADSs, and if we provide all of the documentation contemplated in the deposit agreement (such as opinions to address the lawfulness of the transaction), or it may allow rights to lapse. You may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of your rights. The Depositary is not obligated to establish procedures to facilitate the distribution and disposal by holders of rights to subscribe for new common shares other than common shares represented by ADSs.

In circumstances in which rights would otherwise not be distributed, if an ADS holder requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs, the Depositary will make such rights available to such holder upon written notice from us to the Depositary that (i) we have elected in our sole discretion to permit such rights to be exercised; and (ii) such holder has executed such documents as we have determined in our sole discretion are reasonably required under applicable law. If the Depositary has distributed warrants or other instruments for rights to all or certain holders, then upon instruction from such a holder to exercise such rights and payment to the Depositary for an amount equal to the purchase price of the common shares to be received upon the exercise of the rights and the fees and expenses of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such holder, exercise the rights and purchase the common shares. The Depositary will deposit the common shares and deliver ADSs to such ADS holder. Such ADS may be legended in accordance with applicable U.S. laws and shall be subject to the appropriate restrictions on sale, deposit, cancellation, and transfer under such laws.

The Depositary will not distribute the rights to you if, for any reason, the Depositary determines that it is not lawful and feasible to make such rights available to all or certain holders.

The Depositary will not offer rights to holders unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act with respect to a distribution to holders or are registered under the provisions of such Securities Act; provided that nothing in the deposit agreement shall create, or shall be construed to create, any obligation on our part to file such a registration statement or to endeavor to have such a registration statement declared effective. If an ADS holder requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under the Securities Act, the Depositary shall not effect such distribution unless it has received an opinion from our counsel in the United States that such distribution is exempt from such registration, or if we notify the Depositary in writing that the issuance of common shares is either as a bonus, share split or similar event.

Distribution of Additional Shares, Rights, etc.

Whenever we intend to distribute to holders of our common shares (i) additional common shares, (ii) rights to subscribe for common shares, (iii) securities convertible into common shares, or (iv) rights to subscribe for such securities (each a “Distribution”), we will indicate whether we wish the distribution to be made available to you. In such case, we will assist the Depositary in determining whether such distribution is lawful and reasonably practicable and we will furnish to the Depositary a written opinion from our United States counsel stating whether or not the Distribution requires a Registration Statement under the Securities Act to be in effect prior to making such Distribution. In case it is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a Registration Statement in effect which will cover such Distribution.

The Depositary will make the distribution available to you only if it is lawful and reasonably practicable and if we have provided all of the documentation contemplated in the deposit agreement. In such case, the Depositary will establish procedures to enable you to elect to receive either cash or additional ADSs, in each case as described in the deposit agreement.

If the election distribution is not made available to you, you will receive either cash or additional ADSs, depending on what a shareholder in the Federative Republic of Brazil would receive upon failing to make an election, as more fully described in the deposit agreement.

Distributions Other Than Cash, Shares or Rights

Whenever we intend to distribute property other than cash, common shares or rights to subscribe for additional common shares, we will notify the Depositary in advance and will assist the Depositary in determining whether such distribution to ADS holders is lawful and reasonably practicable.

If it is lawful and reasonably practicable to distribute such property to you and if we provide to the Depositary all of the documentation contemplated in the deposit agreement, the Depositary will distribute the property to the holders in a manner it deems practicable.

The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the deposit agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.

If in the opinion of the Depositary such distribution cannot be made proportionately among the holders, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may reasonably deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale to the holders as in the case of a distribution received in cash; provided that any unsold balance shall be distributed to the holders, if such distribution is feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act; provided, further, that no distribution shall be unreasonably delayed by any action of the Depositary. To the extent such property, or the net proceeds, is not effectively distributed to holders, the same shall constitute Deposited Securities and each ADS shall thereafter also represent its proportionate interest in such property or net proceeds.

Changes Affecting Deposited Securities

The Deposited Securities may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of our common shares or a recapitalization, reorganization, merger, consolidation or sale of our assets.

If any such change were to occur, the new securities received by the Depositary would, to the extent permitted by law and the deposit agreement, be treated as new Deposited Securities, and ADSs would thenceforth represent, the new Deposited Securities so received. In the event of a change in the Deposited Securities, the Depositary may call for the surrender of outstanding ADRs to be exchanged for new ADRs specifically describing such new Deposited Securities.

Issuance of ADSs upon Deposit of Common Shares

Upon completion of the offering, the common shares being offered pursuant to the prospectus will be deposited by us with the Custodian. Upon receipt of confirmation of such deposit, the Depositary will deliver ADSs to the underwriters named in the prospectus.

After the closing of the offering, the Depositary may create ADSs on your behalf if you or your broker deposit common shares with the Custodian. The Depositary will deliver these ADSs to the person you indicate only after you pay any applicable issuance fees and any charges and taxes payable for the transfer of the common shares to the Custodian. Your ability to deposit common shares and receive ADSs may be limited by U.S. and the Federative Republic of Brazil legal considerations applicable at the time of deposit.

The issuance of ADSs may be delayed until the Depositary or the Custodian receives confirmation that all required approvals have been given and that the common shares have been duly transferred to the Custodian. The Depositary will only deliver ADSs in whole numbers.

When you make a deposit of common shares, you will be responsible for transferring good and valid title to the Depositary. As such, you will be deemed to represent and warrant that:

•	The common shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.
•	All preemptive (and similar) rights, if any, with respect to such common shares have been validly waived or exercised.
•	You are duly authorized to deposit the common shares.
•	The deposit of such common shares and the sale of ADRs evidencing ADSs representing such common shares are not restricted under the Securities Act.

Such representations and warranties shall survive the deposit of common shares and delivery of ADSs. If any of the representations or warranties are incorrect in any way, we and the Depositary may, at your cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.

Transfers, Split-Ups, and Combinations of ADRs

As an ADS holder, you will be entitled to transfer your ADSs and to combine or split up ADRs evidencing your ADSs. To register a transfer of ADSs, you will have to surrender any ADRs evidencing those ADSs to the Depositary and also must:

•	ensure that any surrendered ADR is properly endorsed or otherwise in proper form for transfer or accompanied by instruments of transfer or you must present a proper instruction for transfer of uncertificated ADSs;
•	provide proof of identity and genuineness of any signatures, if required;
•	comply with regulations that the Depositary may establish consistent for such purpose;
•	provide any transfer stamps required by the State of New York or the United States; and

The delivery or registration of transfer of ADSs may be suspended, or the transfer of ADSs in particular instances may be refused, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or us at any time. The Depositary shall not knowingly accept for deposit any common shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such common shares.

Surrender of ADS and Withdrawal of Deposited Securities

As a holder, you will be entitled to present your ADSs to the Depositary for cancellation and then receive the corresponding number of underlying common shares at the custodian’s offices. Your ability to withdraw the common shares held in respect of the ADSs may be limited by U.S. and the Federative Republic of Brazil law considerations applicable at the time of withdrawal. In order to withdraw the common shares represented by your ADSs, you will be required to pay to the Depositary the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the common shares. You assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the deposit agreement.

Delivery of such Deposited Securities may be made by the delivery of (i) Deposited Securities in your name or as ordered by you or by certificates properly endorsed or accompanied by proper instruments of transfer to you or as ordered by you; and (ii) any other securities, property and cash to which you are entitled in respect surrendered ADSs to you or as ordered by you. Such delivery shall be at your risk and expense.

If you hold ADSs registered in your name, the Depositary may ask you to provide proof of identity and genuineness of any signature and such other documents as the Depositary may deem appropriate before it cancels your ADSs. The withdrawal of the common shares represented by your ADSs may be delayed until the Depositary receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the Depositary will only accept ADSs for cancellation that represent a whole number of securities on deposit.

You will have the right to withdraw the Deposited Securities at any time except for:

•	Temporary delays that may arise because (i) ours or the Depositary’s transfer books are closed, or (ii) common shares are immobilized on account of a shareholders’ meeting or a payment of dividends.
•	Obligations to pay fees, taxes and similar charges.
•	Restrictions imposed because of compliance with any United States or foreign laws or governmental regulations applicable to ADSs, our estatuto social (By-laws) or the withdrawal of the Deposited Securities.

The deposit agreement may not be modified to impair your right to withdraw the securities represented by your ADSs except to comply with mandatory provisions of law.

Voting Rights

As a holder, you generally have the right under the deposit agreement to instruct the Depositary to exercise the voting rights for the common shares represented by your ADSs.

Pursuant to our bylaws, the holders of common shares may be subject to certain restrictions on their ability to exercise their voting rights, regardless of the amount of a holder’s shares as well as remove or restrict the voting rights where the voting rights of the owners of such shares exceed the limits imposed by applicable Brazilian law and/or our bylaws. If our Proposed Privatization is consummated, our bylaws will limit our shareholders, including you as a holder of our ADSs, from exercising votes in excess of 30% of the number of shares into which our voting capital is divided. For further information about the voting rights of holders of common shares see “Exhibit 2.1. Description of Securities registered under Section 12 of the Exchange Act” incorporated by reference to the 2023 Form 20-F, which is incorporated by reference herein.

At our request, the Depositary will distribute to you any notice of shareholders’ meeting received from us together with a statement that you will be entitled to the exercise of the voting rights and a statement with information explaining how to instruct the Depositary to exercise the voting rights of the deposited securities represented by ADSs. In lieu of distributing such materials, the Depositary may distribute to holders of ADSs instructions on how to retrieve such materials upon request.

If the Depositary timely receives voting instructions from an ADS holder, it will endeavor to vote the deposited securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions.

In case no voting instructions for Deposited Securities have been received, the Depositary shall deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by us with respect to such Deposited Securities, and the Depositary shall give a discretionary proxy to a person designated by us to vote such Deposited Securities, provided, that no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter as to which we inform the Depositary that (i) we do not wish such proxy given, (ii) substantial opposition exists, or (iii) such matter materially and adversely affects the rights of holders of common shares.

Please note that the ability of the Depositary to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure you that you will receive voting materials in time to enable you to return voting instructions to the Depositary in a timely manner.

In addition, the Depositary and we may require you to certify us that (i) you do not own, directly or indirectly, shares and/or do not and will not exercise voting rights in excess of the limits imposed by applicable Brazilian law or our bylaws; and (ii) you have not entered into any agreement with the intent to exceed the limits on ownership of shares and/or voting rights imposed by applicable Brazilian law and/or our bylaws. The failure to provide such certification (if required by us and the Depositary) may invalidate your voting instructions.

Fees and Charges

As an ADS holder, you will be required to pay the following fees under the terms of the deposit agreement:

Service	Fees
• Delivery of ADSs and surrender of ADSs	Up to U.S. $5.00 (or less) per 100 ADSs (or portion thereof)
• Cash distribution	Up to US$0.05 (or less) per ADS (or portion thereof)
• Distribution of securities distributed to holders of deposited securities which are distributed by the Depositary to ADS holders	A fee equivalent to an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities, but which securities are instead distributed to you
• Depositary services	Up to US$0.05 (or less) per ADS (or portion thereof) per calendar year (in addition to any cash distribution fee that the Depositary has collected during the year)

As an ADS holder, under the terms of the deposit agreement, you will also be responsible to pay certain charges such as:

•	taxes and other governmental charges;
•	the registration or transfer fees as may from time to time be in effect for the registration of transfers of common shares on the common share register to or from the name of the Depositary or its agent upon the making of deposits and withdrawals of common shares;
•	cable, telex and facsimile transmission expenses;
•	the expenses and charges incurred by the Depositary in the conversion of foreign currency; and
•	any charges incurred by the Depositary or its agents for servicing the Deposited Securities.

All ADS fees and charges may, at any time and from time to time, be changed by agreement between us and the Depositary but, in the case of ADS fees and charges payable by the ADS holders, only in the manner contemplated in the deposit agreement.

ADS fees and charges payable upon (i) the issuance of ADSs, and (ii) the cancellation of ADSs are charged to the person to whom the ADSs are issued (in the case of ADS issuances) and to the person whose ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs.

The obligations of the ADS holders and beneficial owners to pay ADS fees and charges shall survive the termination of the deposit agreement and, in case of resignation or removal of the Depositary, the right to collect ADS fees and charges shall extend for those ADS fees and charges incurred prior to the effectiveness of such event.

Amendments and Termination

We may agree with the Depositary to modify the deposit agreement at any time without your consent. We undertake to give holders 30 days’ prior notice of any amendment or supplement that imposes or increases any fees or charges (other than charges in connection with governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery and other such expenses), or which shall otherwise materially prejudice any substantial existing right of the ADS holder. We may not be able to provide you with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of a new law and, in that case, the 30 day prior notice requirement for effectiveness of the amendment would not apply.

You will consent, agree and be bound by the modifications to the deposit agreement if you continue to hold your ADSs after the modifications to the deposit agreement become effective. The deposit agreement cannot be amended to prevent you from surrendering ADS for the purpose of withdrawal of Deposited Securities (except in order to comply with mandatory provisions of applicable law).

We have the right to direct the Depositary to terminate the deposit agreement by giving notice of such termination to the holders of all ADRs then outstanding at least 90 days prior to the date of the notice. Similarly, the Depositary may on its own initiative terminate the deposit agreement by giving notice of such termination 30 days prior to the date such termination is to take effect to us and the holders of all ADRs then outstanding, if at any time 90 days shall have expired after the Depositary shall have delivered to us a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment. Until termination, your rights under the deposit agreement will be unaffected.

If any ADSs remain outstanding after the date of termination, the Depositary shall discontinue the registration of transfers of ADSs, suspend the distribution of dividends to the holders, shall not accept deposits of common shares (and shall instruct the Custodian to act accordingly), and shall not give any further notices or perform any further acts under the deposit agreement, except that the Depositary, will continue to collect dividends and distributions received (but will not distribute any such property until you request the cancellation of your ADSs), may sell the securities held on deposit and will continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for ADRs surrendered to the Depositary. At any time after the expiration of four months from the date of termination, the Depositary may sell, by public or private sale, the Deposited Securities then held and may thereafter hold the proceeds from such sale and any other funds then held for the pro rata benefit of the holders of ADSs in a non-interest bearing account. At that point, the Depositary will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).

Books of Depositary

The Depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the deposit agreement.

The Depositary will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.

Limitations on Obligations and Liabilities

The deposit agreement limits our obligations and the Depositary ’s obligations to you. Please note the following:

•	We and the Depositary are obligated only to take the actions specifically stated in the deposit agreement without negligence or bad faith.
•	The Depositary disclaims any liability with respect to the validity or worth of the Deposited Securities.
•	We and the Depositary will not be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the ADSs, which in its reasonable opinion may involve it in expense or liability.
•	The Depositary disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith.
•	We and the Depositary disclaim any liability if we or the Depositary are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our bylaws, or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

•	We and the Depositary disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our bylaws or in any provisions of or governing the securities on deposit.
•	We and the Depositary further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting common shares for deposit, any holder of ADRs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.
•	We and the Depositary also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the deposit agreement, made available to you.
•	We and the Depositary may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.
•	We and the Depositary also disclaim liability for any consequential or punitive damages for any breach of the terms of the deposit agreement.
•	No disclaimer of any Securities Act liability is intended by any provision of the deposit agreement.
•	We and the Depositary disclaim any liability for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of Deposited Securities or otherwise.

As the above limitations relate to our obligations and the depositary’s obligations to you under the deposit agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred under the deposit agreement before the cancellation of the ADSs and the withdrawal of the common shares, and such limitations would most likely not apply to ADS holders who withdraw the common shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the common shares and not under the deposit agreement.

In any event, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, you cannot waive our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes

You will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the Depositary and the Custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. You will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.

The Depositary may refuse to deliver ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The Depositary and the Custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on your behalf. However, you may be required to provide to the Depositary and to the Custodian proof of taxpayer status and residence and such other information as the Depositary and the Custodian may require to fulfill legal obligations. You are required to indemnify us, the Depositary and the Custodian for any claims with respect to taxes based on any tax benefit obtained for you.

Foreign Currency Conversion

The Depositary will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the deposit agreement. You may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.

If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the Depositary may take the following actions in its discretion:

•	Make such conversion and distribution in U.S. dollars to the ADS holders for whom such conversion, transfer and distribution is lawful and reasonably practicable.
•	Distribute the foreign currency to holders for whom the distribution is lawful and reasonably practical.
•	Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial

The deposit agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of common shares (including common shares represented by ADSs) are governed by the laws of the Federative Republic of Brazil.

AS A PARTY TO THE DEPOSIT AGREEMENT, YOU IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, YOUR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.

If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, you will not be deemed, by agreeing to the terms of the deposit agreement, to have waived our or the depositary’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

SELLING SHAREHOLDERS

We may register for the sale of our common shares by the selling shareholders by filing a prospectus supplement with the SEC. We may register these securities to permit the selling shareholders to resell their common shares, when they deem appropriate. Except as may be set forth in any prospectus supplement, the selling shareholders will pay all of the expenses in connection with the registration and the sale of the common shares, including selling commissions and certain fees and expenses of counsel and other advisors to the selling shareholders.

In the event of a secondary offering, we will not receive any proceeds from the sale of common shares by the selling shareholders.

Information concerning the selling shareholders may change from time to time, and any changed information will be set forth if and when required in the applicable prospectus supplement. To the extent that this prospectus is used by the selling shareholders to offer or sell any common shares, information with respect to the selling shareholders and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act. The registration of these securities does not mean that the selling shareholders will sell or otherwise dispose of all or any of those securities.

We cannot provide an estimate as to the number of common shares that will be held by the selling shareholders upon consummation of any offering or offerings covered by this prospectus because such selling shareholders may offer some, all or none of such shareholder’s common shares in any such offering or offerings. Furthermore, the selling shareholders may have sold, transferred or disposed of the common shares covered hereby in transactions exempt from the registration requirements of the Securities Act since the date on which we filed this prospectus.

We will provide to the selling shareholders copies of this prospectus and any applicable prospectus supplement and will take certain other actions as are required to permit unrestricted sales of the common shares to be sold by such selling shareholders.

PLAN OF DISTRIBUTION

At the time of offering any securities, we will supplement the following summary of the plan of distribution with a description of the offering, including the particular terms and conditions thereof, set forth in a prospectus supplement relating to those securities. Each prospectus supplement with respect to our securities will set forth the terms of the offering of those securities, including the name or names of any selling shareholders, the name or names of any underwriters or agents, the price of such securities and the net proceeds to us or any selling shareholders from such sale, any underwriting discounts, commissions or other items constituting underwriters’ or agents’ compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which those securities may be listed.

We and any selling shareholders may sell the securities from time to time in their offering as follows:

•	through agents;
•	to dealers or underwriters for resale;
•	directly to purchasers; or
•	through a combination of any of these methods of sale.

We may solicit offers to purchase securities directly from the public from time to time. We and any selling shareholders, as applicable, may sell securities to one or more underwriters or dealers acting as principals, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

If we and/or the selling shareholders sell securities to underwriters, we and/or such selling shareholders may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholder in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we or any selling shareholders pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us any selling shareholders or any other selling shareholders, to indemnification by us and such selling shareholders, as applicable, against certain liabilities, including liabilities under the Securities Act.

Unless otherwise indicated in the prospectus supplement for a particular offering of securities, each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may or may not list any particular series of securities on a securities exchange or quotation system. No assurance can be given as to the liquidity or trading market for any of the securities.

We or any selling shareholders may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or any selling shareholders or borrowed from us, any selling shareholders or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). We or any selling shareholders may also sell common shares or ADSs short using this prospectus and deliver common shares or ADSs covered by this prospectus to close out such short positions, or loan or pledge common shares or ADSs to financial institutions that in turn may sell the common shares or ADSs using this prospectus. We or any selling shareholders may pledge or grant a security interest in some or all of the securities covered by this prospectus to support a derivative or hedging position or other obligation and, if we or any selling shareholders default in the performance of our/their obligations, the pledgees or secured parties may offer and sell the securities from time to time pursuant to this prospectus.

Agreements that we or any selling shareholders have entered into or may enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended. The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the 2023 Form 20-F for the year ended December 31, 2023 have been so incorporated in reliance on the report of BDO RCS Auditores Independentes S.S. Ltda., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited condensed consolidated interim financial statements as of March 31, 2024 for the three-month period ended March 31, 2024, incorporated by reference herein, BDO RCS Auditores Independentes S.S. Ltda., reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, BDO RCS Auditores Independentes S.S. Ltda.’s separate report dated June 21, 2024, appearing therein, states that they did not audit and they do not express an opinion on that unaudited condensed consolidated interim financial statements. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. BDO RCS Auditores Independentes S.S. Ltda. are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited condensed consolidated interim financial statements because that report is not a “report” or a “part” of the registration statement prepared or certified by BDO RCS Auditores Independentes S.S. Ltda. within the meaning of Sections 7 and 11 of the Act.

BDO RCS Auditores Independentes S.S. Ltda. is a member of the Brazilian Institute of Independent Accountants (Instituto dos Auditores Independentes do Brasil), or Ibracon, and the Brazilian Federal Accounting Council (Conselho Federal de Contabilidade), or the CFC.

The consolidated financial statements for each of the two years in the period ended December 31, 2022, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Auditores Independentes Ltda., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

VALIDITY OF SECURITIES

The validity of the common shares will be passed upon for us by Lefosse Advogados or any other law firm named in the applicable prospectus supplement as to certain matters of Brazilian law. Certain U.S. legal matters will be passed upon for us by Clifford Chance US LLP or any other law firm named in the applicable prospectus supplement.

SERVICE OF PROCESS AND ENFORCEMENT OF JUDGMENTS IN BRAZIL

We are a corporation organized under the laws of Brazil. All of our directors and executive officers and certain advisors named herein reside in Brazil or elsewhere outside the United States, and all or a significant portion of the assets of such persons may be, and substantially all of our assets are, located outside the United States. As a result, it will be necessary for you to comply with Brazilian law in order to obtain an enforceable judgment against these foreign resident persons or our assets. It may not be possible for investors to effect service of process within the United States or other jurisdictions outside Brazil upon such persons or to enforce against them or against us any judgments obtained in such courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or the laws of such other jurisdictions outside Brazil. We will appoint Corporation Service Company as our agent for service of process in the State of New York.

We have been advised by our internal and external counsel that judgments of non-Brazilian courts for civil liabilities predicated upon the securities laws of such countries, including the securities laws of the United States or the United Kingdom, subject to certain requirements described below, may be enforced in Brazil. A judgment against either us or any other person described above obtained outside Brazil would be enforceable in Brazil against us or any such person without reconsideration of the merits, upon recognition of that judgment by the Brazilian Superior Court of Justice (Superior Tribunal de Justiça, or the STJ). Pursuant to Law No. 13,105/15 (the “Brazilian Code of Civil Procedure”), such recognition, generally, will occur if the foreign judgment:

•	fulfills all formalities required for its enforceability and is effective under the laws of the country where the foreign judgment is granted;
•	is issued by a competent court and/or authority in the jurisdiction where it was awarded, after proper service of process is made in accordance with the foreign applicable law or with Brazilian law if made in Brazil, or, in case of service by publication, after sufficient evidence of the parties’ absence has been given, as required by applicable law;
•	is final and not subject to appeal in the jurisdiction where it was rendered (res judicata);
•	does not violate a final and unappealable decision issued by a Brazilian court on the same subject concerning the same parties, cause of action and claims;
•	is duly authenticated by a Brazilian consulate or diplomatic office in the country where the foreign judgment was issued or is duly apostilled in accordance with the Convention Abolishing the Requirement of Legalization for Foreign Public Documents, or as otherwise provided by an international treaty to which Brazil is a signatory;
•	is accompanied by a sworn translation into Portuguese
•	is not contrary to Brazilian national sovereignty, human dignity, public policy or good morals (as set forth in Brazilian law); and
•	does not violate the exclusive jurisdiction of the Brazilian courts in accordance with Brazilian law, pursuant to the provisions of art. 23 of the Brazilian Code of Civil Procedure.

Notwithstanding the foregoing, no assurance can be given that the process described above can be conducted in a timely manner or that a Brazilian court would enforce a monetary judgment for violation of the securities laws of countries other than Brazil. In addition, in case of a claim filed before the courts of Brazil, the application of a foreign body of law by Brazilian courts may be difficult, as Brazilian courts consistently base their decisions on domestic law, or refrain from applying a foreign body of law for a number of reasons. Although remote, there is a risk that Brazilian courts, considering a relevant case-by-case rationale, may dismiss a petition to apply a foreign body of law and may adopt Brazilian laws to adjudicate the case. In any case, we cannot assure that Brazilian courts will confirm their jurisdiction to rule on such matter, which will depend on the connection of the case to Brazil and, therefore, must be analyzed on a case-by-case basis. The ability of a creditor to satisfy a judgment by attaching certain assets of the defendant is limited by provisions of Brazilian law. In this regard, we understand that if any of our assets are deemed assets dedicated to providing an essential public service, they will not be available for liquidation and will not be subject to attachment to secure a judgment. Additionally, enforcement of a foreign-obtained judgment may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, liquidation, judicial or out-of-court reorganization, and other legal provisions relating to or providing for the rights of creditors (for example, claims for salaries, wages, social security and taxes, among others, will have preference over any claims).A plaintiff, whether Brazilian or non-Brazilian, who resides outside Brazil or is outside Brazil during the course of litigation in Brazil, and who does not own real estate property in Brazil, must post a bond in court to guarantee the payment of the defendant’s legal fees and court expenses, including fees awarded to the winning counsel. This bond must have a value sufficient to satisfy the payment of an amount to be determined by the Brazilian judge, which, in turn, is based on the amount under dispute. This requirement does not apply in the case of (i) exemptions from an international agreement or treaty to which Brazil is signatory; (ii) an action for enforcement of an extrajudicial instrument (título executivo extrajudicial), which may be enforced in Brazilian courts without review on the merits; (iii) enforcement of a judgment, including foreign judgments and arbitral awards that have been duly recognized by the Brazilian Superior Court of Justice; and (iv) counterclaims, as established by article 83 of the Brazilian Code of Civil Procedure.

If proceedings are brought before the Brazilian courts seeking to enforce obligations against us, payment shall be made in reais. Any judgment rendered in Brazilian courts in respect of any payment obligations would be expressed in reais.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), applicable to a foreign private issuer and, accordingly, file or furnish reports, including annual reports on Form 20-F, reports on Form 6-K, and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov and at our website at https://ri.sabesp.com.br. (Reference to this URL is made as an inactive textual reference for informational purposes only. Information contained at this website is not incorporated by reference in this prospectus or any accompanying prospectus supplement.)

As a foreign private issuer, these reports and other information (including consolidated financial information) may be prepared in accordance with the disclosure requirements of Brazil, which differ from those in the United States. We are a “foreign private issuer” as defined under Rule 405 of the Securities Act. As a result, although we are subject to the informational requirements of the Exchange Act as a foreign private issuer, we are exempt from certain informational requirements of the Exchange Act which domestic issuers are subject to, including the proxy rules under Section 14 of the Exchange Act, the insider reporting and short-swing profit recovery provisions under Section 16 of the Exchange Act and the requirement to file current reports on Form 8-K upon the occurrence of certain material events.

As a foreign private issuer, we are also exempt from the requirements of Regulation FD (Fair Disclosure) which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required by other U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount and at the same time as information is received from, or provided by, other U.S. domestic reporting companies. We are liable for violations of the rules and regulations of the SEC which do apply to us as a foreign private issuer.

We have filed with the SEC a registration statement on Form F-3 under the U.S. Securities Act of 1933, as amended, or the Securities Act, including amendments and relevant exhibits and schedules, covering the underlying securities offered hereby. This prospectus is part of a registration statement on Form F-3 we filed with the SEC. This prospectus does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are filed as an exhibit to the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website at http://www.sec.gov and at our website at https://ri.sabesp.com.br. (Reference to this URL is made as an inactive textual reference for informational purposes only. Information contained at this website is not incorporated by reference in this prospectus or any accompanying prospectus supplement.)

We are also subject to the informational requirements of the B3 and the CVM. Our public filings with the B3 are electronically available from the B3’s website at www.b3.com.br. The information contained on, or accessible through, such website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and certain later information that we file with the SEC will automatically update and supersede earlier information filed with the SEC or included in this prospectus or a prospectus supplement.

We are incorporating by reference into this prospectus the following documents that we have filed with the SEC:

1.	Sabesp’s 2023 Form 20-F as of and for the year ended December 31, 2023 filed with the SEC on May 3, 2024.
2.	Sabesp’s Report on Form 6-K furnished to the SEC on June 20, 2024, relating to our new bylaws (effectiveness conditional on the privatization);
3.	Sabesp’s Report on June Form 6-K, including, among others, (i) the unaudited condensed consolidated interim financial statements as of March 31, 2024 and for the three months ended March 31, 2024 and March 31, 2023 and the related notes thereto of the Company; and (ii) certain additional information regarding our business and results of operations; and
4.	Any future filings of Sabesp on Form 20-F made with the SEC after the date of this prospectus, and any future reports of Sabesp on Form 6-K (File No. 1-31317) furnished to the SEC after the date of this prospectus that are identified in those forms as being incorporated by reference into this prospectus.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to our Investor Relations Department located at Rua Costa Carvalho, 300, CEP 05429-900, São Paulo, SP, Brazil, Attn: Investor Relations Department (telephone: + 55 (11) 3388-8679; e-mail: dri@sabesp.com.br).

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Our bylaws requires us to defend our senior management in administrative and legal proceedings and maintain insurance coverage to protect senior management from liability arising from the performance of the senior manager’s functions. We maintain an insurance policy since February 26, 2024 covering losses and expenses arising from management actions taken by the directors and officers of Sabesp and its subsidiaries in their capacity as such. For more information, see “Item 3.B. Business Overview—Insurance—” of our 2023 Form 20-F, incorporated by reference herein.

Item 9. Exhibits.

Exhibit Number	Document Description
1.1	Form of International Underwriting and Placement Facilitation Agreement.†
4.1	Form of Amended and Restated Deposit Agreement, to be effective as of the date of consummation of the Proposed Privatization, by and among Sabesp, The Bank of New York Mellon, as Depositary, and the holders from time to time of the ADSs issued thereunder and representing the common shares of Sabesp (including the form of American Depositary Receipt), filed as Exhibit 1 to the Post-Effective Amendment No. 1 to the Registration Statement on Form F-6, Reg. No. 333-185993. †
5.1	Opinion of Lefosse Advogados, Brazilian legal counsel of the Registrant as to matters of Brazilian law relating to the common shares (qualified).
23.1	Consent of Grant Thornton Auditores Independentes Ltda.
23.2	Consent of BDO RCS Auditores Independentes S.S. Ltda.
23.3	Consent of Lefosse Advogados (included in Exhibit 5.1).
107	Filing Fees.

†	To be filed by amendment or incorporated by reference. We will file as an Exhibit to a report on Form 6-K that is incorporated by reference into this registration statement any related form utilized in the future and not previously filed by means of an amendment or incorporated by reference.

Item 10. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.	To include any prospectus required by Section 10(a)(3) of the Securities Act;
ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;
(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section (10)(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(6)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, such registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the undersigned registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.